Exhibit 10.1

535 MISSION STREET

OFFICE LEASE

This Office Lease (the “Lease”), dated as of the date set forth in Section 1 of the Summary of Basic Lease Information (the “Summary”), below, is made by and between BXP MISSION 535 LLC, a Delaware limited liability company (“Landlord”), and TRULIA, INC., a Delaware corporation (“Tenant”).

SUMMARY OF BASIC LEASE INFORMATION

TERMS OF LEASE	DESCRIPTION

1. Date:	March 10, 2014

2. Premises (Article 1).

2.1 Building:	535 Mission Street

2.2 Premises:

A total of 79,277 rentable square feet of space (“RSF”), consisting of the “Phase I Premises” and the “Phase II Premises” (as such terms are defined below), as further set forth in Exhibit A to the Lease.

The “Phase I Premises” contains 52,595 RSF, comprised of: (i) 13,007 RSF located on the third (3rd) floor of the Building, (ii) 13,131 RSF located on the fourth (4th) floor of the Building, (iii) 13,211 RSF located on the fifth (5th) floor of the Building, and (iv) 13,246 RSF located on the sixth (6th) floor of the Building.

The “Phase II Premises” contains 26,682 RSF, comprised of (A) 13,347 RSF located on the seventh (7th) floor of the Building, and (B) 13,335 RSF located on the eighth (8th) floor of the Building. The Phase I Premises and the Phase II Premises shall collectively be referred to herein as the “Premises”.

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[TRULIA, INC.]

3. Lease Term (Article 2).

3.1 Lease Term:	The period commencing on the Phase I Lease Commencement Date (defined in Section 3.3 of the Summary), and expiring on the “Lease Expiration Date”, as that term is defined in Section 3.3 of this Summary, below (anticipated to be approximately one hundred seven (107) months).

3.2 Option Terms:	Two (2) five (5)-year options to renew, as more particularly set forth in Section 2.2 of the Lease.

3.3 Lease Commencement Date:	Phase I Lease Commencement Date: The date upon which the Premises are “Ready for Occupancy” (as defined in Section 5.1 of the Tenant Work Letter attached as Exhibit B to the Lease) (the “Phase I Lease Commencement Date”), which Phase I Lease Commencement Date is anticipated to be November 1, 2014.

Phase II Lease Commencement Date: The earlier to occur of (i) the date upon which Tenant first commences to conduct business in the Premises, and (ii) October 1, 2015 (the “Phase II Lease Commencement Date” and, together with the Phase I Lease Commencement Date, the “Lease Commencement Date”).

3.4 Lease Expiration Date:	September 30, 2023.

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4. Base Rent (Article 3):

Period During Lease Term	Annual Base Rent**		Monthly Installment of Base Rent	Annual Base Rental Rate Per Rentable Square Foot

Phase I Lease Commencement Date – September 30, 2015	$2,182,692.50	*	$181,891.04	$41.50

October 1, 2015 – September 30, 2016	$3,388,695.37		$282,391.28	$42.75

October 1, 2016 – September 30, 2017	$3,490,356.23		$290,863.02	$44.03

October 1, 2017 – September 30, 2018	$3,595,066.91		$299,588.91	$45.35

October 1, 2018 – September 30, 2019	$3,702,918.92		$308,576.58	$46.71

October 1, 2019 – September 30, 2020	$3,814,006.49		$317,833.87	$48.11

October 1, 2020 – September 30, 2021	$3,928,426.68		$327,368.89	$49.55

October 1, 2021 – September 30, 2022	$4,046,279.48		$337,189.96	$51.04

October 1, 2022 – September 30, 2023	$4,167,667.87		$347,305.66	$52.57

*	The amount of Annual Base Rent and Monthly Installments of Base Rent payable by Tenant during the period commencing on the Phase I Lease Commencement Date and expiring on September 30, 2015, is calculated by multiplying $41.50 by 52,595 RSF (i.e., the Phase I Premises only). Commencing on October 1, 2015 (regardless of the actual date of the Phase II Lease Commencement Date), the amount of Annual Base Rent and Monthly Installments of Base Rent is calculated based upon the rentable square footage of the entire Premises (i.e., 79,277 RSF), and reflects an annual increase of three percent (3%).

5. Parking Passes (Section 29.18):	Four (4) unreserved parking passes.

6. Tenant’s Share (Article 4):	25.8034% (i.e., 17.1188% with respect to the Phase I Premises and 8.6846% with respect to the Phase II Premises).

7. Permitted Use (Article 5):	General office and related uses consistent with a first-class office building.

8. Letter of Credit (Article 21):	$3,852,267.62, subject to the terms of Article 21 of the Lease.

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9. Address of Tenant (Article 28):

Prior to Lease Commencement Date

Trulia, Inc.

116 New Montgomery, Suite 300

San Francisco, CA 94105

Attention: General Counsel

With a copy to:

Alan Gennis

Coblentz Patch Duffy & Bass LLP

One Ferry Building, Suite 200

San Francisco, CA 94111

After Lease Commencement Date

Trulia, Inc.

535 Mission Street

San Francisco, CA 94105

Attention: General Counsel

With a copy to:

Alan Gennis

Coblentz Patch Duffy & Bass LLP

One Ferry Building, Suite 200

San Francisco, CA 94111

10. Address of Landlord (Article 28):	See Article 28 of the Lease.

11. Broker(s) (Section 29.24):	CBRE (Timothy Kazul & Luke Ogelsby), representing Tenant. CBRE (Angus Scott, John Cecconi & Amanda Emmerson), representing Landlord.

12. Tenant Improvement Allowance (Exhibit B):	$65.00 per RSF (i.e., $5,153,005.00 based upon 79,277 RSF).

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ARTICLE 1

PREMISES, BUILDING, PROJECT, AND COMMON AREAS

1.1 Premises, Building, Project and Common Areas.

1.1.1 The Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in Section 2.2 of the Summary (the “Premises”). The outline of the Premises is set forth in Exhibit A attached hereto and each floor or floors of the Premises has the number of rentable square feet as set forth in Section 2.2 of the Summary. The parties hereto agree that the lease of the Premises is upon and subject to the terms, covenants and conditions herein set forth, and Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of such terms, covenants and conditions by it to be kept and performed and that this Lease is made upon the condition of such performance. The parties hereto hereby acknowledge that the purpose of Exhibit A is to show the approximate location of the Premises in the “Building,” as that term is defined in Section 1.1.2, below, only, and such Exhibit is not meant to constitute an agreement, representation or warranty as to the construction of the Premises, the precise area thereof or the specific location of the “Common Areas,” as that term is defined in Section 1.1.3, below, or the elements thereof or of the accessways to the Premises or the “Project,” as that term is defined in Section 1.1.2, below. Except as specifically set forth in this Lease and in the Tenant Work Letter attached hereto as Exhibit B (the “Tenant Work Letter”), Tenant shall accept the Premises in its presently existing “as-is” condition and Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises. Tenant also acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Premises, the Building or the Project or with respect to the suitability of any of the foregoing for the conduct of Tenant’s business, except as specifically set forth in this Lease and the Tenant Work Letter. The commencement of business operations from the Premises by Tenant shall presumptively establish that the Premises and the Building were at such time in good and sanitary order, condition and repair, except for (i) minor “punchlist” matters related to the Premises or Building which are brought to Landlord’s attention within ten (10) days after Tenant commences business operations from the Premises; (ii) latent defects in the construction of the “Tenant Improvements”, as that term is defined in Section 2.1 of the Tenant Work Letter attached hereto, which are brought to Landlord’s attention on or before the first (1st) anniversary of the Phase I Lease Commencement Date or the Phase II Lease Commencement Date, as applicable; and (iii) Landlord’s obligations set forth in Section 5.4 and Articles 7 and 24 of this Lease.

1.1.2 The Building and The Project. The Premises are a part of the building set forth in Section 2.1 of the Summary (the “Building”). The term “Project,” as used in this Lease, shall mean (i) the Building and the Common Areas, (ii) the land (which is improved with landscaping, subterranean parking facilities and other improvements) upon which the Building and the Common Areas are located, and (iii) at Landlord’s discretion, any additional real property, areas, land, buildings or other improvements added thereto outside of the Project.

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1.1.3 Common Areas. Tenant shall have the non-exclusive right to use in common with other tenants in the Project, and subject to the rules and regulations referred to in Article 5 of this Lease, those portions of the Project which are provided, from time to time, for use in common by Landlord, Tenant and any other tenants of the Project (such areas, together with such other portions of the Project designated by Landlord, in its reasonable discretion, including certain areas designated for the exclusive use of certain tenants, or to be shared by Landlord and certain tenants, are collectively referred to herein as the “Common Areas”). The Common Areas shall consist of the “Project Common Areas” and the “Building Common Areas.” The term “Project Common Areas,” as used in this Lease, shall mean the portion of the Project designated as such by Landlord, which Project Common Areas may include, from time to time, in Landlord’s sole discretion, a conference center and other amenities. The term “Building Common Areas,” as used in this Lease, shall mean the portions of the Common Areas located within the Building designated as such by Landlord. The manner in which the Common Areas are maintained and operated shall be at the reasonable discretion of Landlord (but shall at least be consistent with the manner in which the common areas of “Comparable Buildings,” as that term is defined in Section 2.2.2 of this Lease, are maintained and operated), and the use thereof shall be subject to such rules, regulations and restrictions as Landlord may make from time to time, provided that, except as required by “Applicable Laws”, as that term is defined in Article 24 of this Lease, Tenant shall only be required to abide by and observe such rules, regulations and restrictions to the extent the same do not (a) unreasonably interfere with or prevent Tenant from using the Premises for the Permitted Use, or (b) materially diminish the rights or materially increase the obligations of Tenant under this Lease. Landlord reserves the right to close temporarily, make alterations or additions to, or change the location of elements of the Project and the Common Areas, provided that no changes shall be permitted which materially diminish Tenant’s rights or access to the Premises under this Lease, or materially interfere with or prevent Tenant from using the Premises for the Permitted Use. Except when and where Tenant’s right of access is specifically excluded in this Lease, and except in the event of an emergency, Tenant shall have the right of access to the Premises, the Building, and the Project parking facility twenty-four (24) hours per day, seven (7) days per week during the “Lease Term”, as that term is defined in Section 2.1 below.

1.1.4 Occurrence of Phase I Lease Commencement Date. Landlord shall use commercially reasonable efforts to cause the Phase I Lease Commencement Date to occur by October 15, 2014. If, despite such efforts, the Phase I Lease Commencement Date does not occur on or before October 15, 2014 (the “Holdover Date”), then, for each day after the Holdover Date that the Phase I Lease Commencement Date has not occurred, Landlord shall reimburse Tenant, in the form of a credit against Base Rent first coming due under this Lease, for the incremental increased “holdover” rent that Tenant is required to and actually pays (the “Holdover Rent Credit”) under its existing leases at 116 New Montgomery and 706 Mission Street, San Francisco, California (the “Existing Leases”). Such Holdover Rent Credit shall be equal to the actual amount by which rent payable by Tenant under its Existing Leases is increased, solely as the result of Tenant’s holdover in its premises under the Existing Leases, over the rent payable by Tenant thereunder during the period immediately prior to the Holdover Date. In no event shall the Holdover Rent Credit exceed $50,000.00 per month. Tenant shall provide reasonable evidence to Landlord of its payment of such holdover rent as a condition to Landlord’s obligation to provide the Holdover Rent Credit. Notwithstanding the foregoing, if the Phase I Lease Commencement Date does not occur on or before July 1, 2015 (the “Outside

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Completion Date”), Tenant shall have the right to terminate this Lease by delivering written notice (the “Termination Notice”) to Landlord of such election prior to the Outside Completion Date, in which event this Lease shall automatically terminate on the date that is thirty (30) days after Landlord’s receipt of the Termination Notice (the “Termination Date”), unless the Phase I Lease Commencement Date occurs prior to the Termination Date. If Tenant elects to terminate this Lease pursuant to the immediately preceding sentence, Landlord shall (i) refund to Tenant all monies previously paid by Tenant to Landlord, and (ii) pay to Tenant the amount of the Holdover Rent Credit that accrued between the Holdover Date through and including the Termination Date. For purposes of calculating the Holdover Rent Credit, the Holdover Date and the Holdover Credit Date shall be extended by the number of days that the substantial completion of the Tenant Improvements in the Premises are delayed by “Force Majeure”, as defined in Section 29.16, below, or by “Tenant Delay”, as defined in Section 5.2 of the Tenant Work Letter.

1.2 Rentable Square Feet of Premises and Building. Landlord and Tenant hereby stipulate and agree that the rentable area of the initial Premises is as set forth in Section 2.2 of the Summary. For purposes of the Hold Space, or any Expansion Space or First Offer Space leased by Tenant under this Lease, “rentable square feet” in the Premises and the Building, as the case may be, shall be calculated pursuant to Office Building: Standard Methods of Measurement and Calculating Rentable Area (ANSI/BOMA Z65.1 – 2010) (Method B), and its accompanying guidelines.

1.3 Hold Space. The originally named Tenant herein (the “Original Tenant”) and any “Non-Transferee Assignee” (as that term is defined in Section 14.8, below) shall have the right, by written notice (the “Hold Space Notice”) to Landlord delivered on or before July 1, 2014, to elect to lease the entire ninth (9th) floor of the Building (the “Hold Space”), which space is located contiguous to the initial Premises, during the Lease Term. In the event that Tenant timely delivers the Hold Space Notice to Landlord pursuant to this Section 1.3, then (i) commencing as of the Phase II Lease Commencement Date, the Hold Space shall become part of the Premises and, except as otherwise provided in this Section 1.3, shall be subject to every term and condition of this Lease, (ii) the Base Rent and Additional Rent payable by Tenant to Landlord for the Hold Space shall be at the same Annual Base Rental Rate per rentable square foot, including all applicable adjustments and escalations, as the then “Base Rent” and “Additional Rent,” as those terms are defined in Article 3 and Section 4.1 of this Lease, respectively, payable by Tenant for the initial Premises, (iii) for purposes of calculating Tenant’s obligations under Article 4 of this Lease, “Tenant’s Share” of the annual “Building Direct Expenses,” as those terms are defined in Sections 4.2.6 and 4.2.1 of this Lease, respectively, shall be increased by an amount equal to the rentable square footage of the Hold Space divided by the rentable square footage of the Building, and (iv) the L-C Amount shall be increased pursuant to the terms of Section 21.7 of this Lease. The Hold Space shall be improved pursuant to the terms of the Tenant Work Letter, and the Tenant Improvement Allowance shall be increased by an amount equal to $65.00 multiplied by the rentable square footage of the Hold Space. All other terms of this Lease shall apply to the Hold Space as though the Hold Space were originally part of the Premises.

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1.4 Expansion Space. Landlord hereby grants to the Original Tenant and any Non-Transferee Assignee the right to lease additional space in the Building upon the terms and conditions set forth in this Section 1.4 and this Lease.

1.4.1 Right to Lease Expansion Space. Tenant shall have the right to lease the “Expansion Space” (as that term is defined in Section 1.4.2, below), at the times set forth in Section 1.4.2, and in the manner as set forth in this Section 1.4.

1.4.2 Expansion Space; Lease Commencement Date. As used herein, the term “Expansion Space” shall refer, individually or collectively, as the content may require, to the “First Expansion Space” and the “Second Expansion Space”, as those terms are defined below. The expansion right granted to Tenant pursuant to this Section 1.4 shall be with respect to the entire applicable Expansion Space, and Tenant shall not have any right to lease only a portion of either Expansion Space.

Expansion Space	Delivery

A. Either (i) the entire ninth (9th) floor of the Building, in the event that Tenant did not timely elect to lease the Hold Space pursuant to Section 1.3, above, or (ii) the entire tenth (10th) floor of the Building, in the event that Tenant timely elected to lease the Hold Space (the “First Expansion Space”).	The First Expansion Space shall be delivered to Tenant by Landlord on or before January 1, 2017. If Landlord fails to deliver the First Expansion Space on or before April 1, 2017, and such failure is not cured within thirty (30) days after Landlord’s receipt of written notice of such failure from Tenant (the “First Expansion Space Delivery Notice”), then Tenant’s sole remedy for such failure shall be a two (2) day extension of the “Expansion Space Commencement Date”, as that term is defined in Section 1.4.6 of this Lease, for the First Expansion Space for every day that Landlord fails to deliver the First Expansion Space after its receipt of the First Expansion Space Delivery Notice.

B. At Landlord’s sole option and subject to Tenant’s rights with respect to the Hold Space and the First Expansion Space pursuant to Sections 1.3 and 1.4.2.1, respectively, above, either (i) the entire tenth (10th) floor of the Building, or (ii) the entire eleventh (11th) floor of the Building (the “Second Expansion Space”).	A minimum of seven thousand (7,000) rentable square feet of the Second Expansion Space shall be delivered to Tenant by Landlord on or before January 1, 2019, with the balance of the Second Expansion Space to be delivered to Tenant by Landlord on or before June 1, 2020. If Landlord fails to deliver either portion of the Second Expansion Space within ninety (90) days after the respective dates set forth in the immediately preceding sentence, and such failure is not cured within thirty (30) days after Landlord’s receipt of written notice of such failure from Tenant (each, a “Second

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Expansion Space Delivery Notice”), then Tenant’s sole remedy for such failure shall be a two (2) day extension of the Expansion Space Commencement Date for the Second Expansion Space for every day that Landlord fails to deliver the applicable portion of the Second Expansion Space after its receipt of a Second Expansion Space Delivery Notice.

In the event any of the Expansion Space is not able to be delivered as required by the terms of this Section 1.4, above, then in addition to Tenant’s other rights hereunder, Landlord agrees that Landlord shall use commercially reasonable efforts, in cooperation with Tenant and Landlord’s parent company and affiliated companies with commercial real estate holdings in San Francisco, California, to provide temporary space to Tenant for Tenant’s use while such Expansion Space remains undelivered.

1.4.3 Method of Exercise. If Tenant desires to lease either Expansion Space as set forth in this Section 1.4, Tenant shall deliver written notice to Landlord (an “Expansion Exercise Notice”) on or before (i) July 1, 2016, with respect to the First Expansion Space, and (ii) July 1, 2018, with respect to the Second Expansion Space. If Tenant fails to timely deliver an Expansion Exercise Notice with respect to either Expansion Space, Tenant shall have no further right to lease any further Expansion Space in accordance with the terms of this Section 1.4.

1.4.4 Expansion Rent. The annual “Rent”, as that term is defined in Section 4.1 of this Lease, payable by Tenant for any Expansion Space (the “Expansion Rent”) shall be equal to the “Fair Market Rent Rate”, as that term is defined in Section 2.2.2 of this Lease, for such Expansion Space as of the applicable Expansion Space Commencement Date. In the event Tenant timely and appropriately exercises its expansion right with respect to any Expansion Space pursuant to Section 1.4.3, above, the Expansion Rent shall be determined by arbitration pursuant to the terms of Section 2.2.3, below. Any “Expansion Space Improvement Allowance” (as that term is defined in Section 1.4.5, below) shall be a factor in determining the Expansion Rent.

1.4.5 Construction of Expansion Space. The Expansion Space shall be improved pursuant to the terms of the Tenant Work Letter, and Landlord shall provide Tenant an improvement allowance (an “Expansion Space Improvement Allowance”) equal to the product of (i) $65.00 per rentable square foot of space contained in the Expansion Space, and (ii) a percentage, which may be expressed as a fraction, which fraction shall have as its numerator the number of monthly Base Rent payments to be paid by Tenant to Landlord with respect to the Expansion Space during the initial Lease Term, and which fraction shall have ninety-six (96) as its denominator. The Expansion Space Improvement Allowance shall be distributed by Landlord in a manner consistent with the distribution of the Tenant Improvement Allowance with respect to the initial Premises. Notwithstanding the foregoing, or anything to the contrary set forth in the Lease, Landlord shall have the right to deliver the Second Expansion Space to Tenant, or any portion thereof, with interior improvements of a quality equal to or greater than the quality of the “Standard Improvement Package” (as that term is defined in Section 2.3 of the Tenant Work

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Letter) constructed therein (the “Improved Space”), in which event, so long as the Improved Space is built-out with an open plan, open ceiling design, Tenant shall accept the Second Expansion Space in its then-existing, “as-is” condition, and Landlord shall not be obligated to provide, and Tenant shall have no right to receive, an Expansion Space Improvement Allowance in connection with the portion of the Second Expansion Space that is Improved Space.

1.4.6 Amendment to Lease. If Tenant timely exercises Tenant’s right to lease Expansion Space as set forth in this Section 1.4, then, promptly thereafter, Landlord and Tenant shall execute an amendment adding such Expansion Space to this Lease upon the same terms and conditions as the initial Premises, except as otherwise set forth in this Section 1.4, provided that the parties’ failure to execute an amendment shall not affect each party’s respective rights and obligations with respect to the exercised expansion option. For purposes of calculating Tenant’s obligations under Article 4 of this Lease, Tenant’s Share of Building Direct Expenses shall be increased by an amount equal to the rentable square footage of such Expansion Space leased by Tenant pursuant to this Section 1.4 divided by the total rentable square footage of the Building. Except to the extent inconsistent with the determination of Expansion Rent, all provisions of the Lease which vary based upon the rentable square footage of the Premises shall be adjusted to reflect the addition of such Expansion Space to the Premises; provided, however, the L-C Amount shall be increased pursuant to the terms of Section 21.7 of this Lease. Tenant shall commence payment of Expansion Rent with respect to the Expansion Space to Landlord, and the term of the Expansion Space shall commence upon that date (the “Expansion Space Commencement Date”) which is the earlier to occur of (i) the date upon which Tenant first commences to conduct business in the Expansion Space, and (ii) the date that the Expansion Space is Ready for Occupancy as determined in accordance with the terms of the Tenant Work Letter. In connection with the foregoing, Tenant hereby agrees that Tenant shall (i) complete and deliver the Final Space Plan for tenant improvements in any Expansion Space within sixty (60) days after its delivery of the applicable Expansion Exercise Notice; (ii) deliver Final Working Drawings for such Expansion Space within ninety (90) days after its delivery of the applicable Expansion Exercise Notice; and (iii) deliver Permits in connection with the commencement and completion of the Tenant Improvements in such Expansion Space within thirty (30) days after the Final Working Drawings are approved by Landlord. The lease term of the Expansion Space shall expire on the Lease Expiration Date, as the same may be extended.

1.4.7 Termination of Expansion Right. The rights contained in this Section 1.4 shall be personal to the Original Tenant, and may only be exercised by the Original Tenant or any Non-Transferee Assignee (and not by any other assignee, sublessee or “Transferee”, as that term is defined in Section 14.1 of this Lease) if the Lease then remains in full force and effect and the Original Tenant or its Permitted Transferee then occupies the entire Premises; provided, however, that Tenant shall be deemed to be in compliance with the foregoing occupancy requirement so long as Tenant or its Permitted Transferee has not subleased more than a total of twenty-seven thousand (27,000) RSF of the Premises pursuant to subleases that do not extend beyond the fifth (5th) Lease Year (including options). Tenant shall not have the right to lease Expansion Space as provided in this Section 1.4 if, as of the date of the Expansion Exercise Notice or the applicable Expansion Space Commencement Date, Tenant is in economic or material non-economic default under this Lease beyond any applicable notice and cure periods expressly set forth in this Lease.

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1.5 Right of First Offer. Landlord hereby grants to the Original Tenant and any Non-Transferee Assignee an on-going right of first offer with respect to the floors located in the low rise bank of the Building (i.e., floors three (3) through twelve (12)) (the “First Offer Space”). Notwithstanding the foregoing, such first offer right of Tenant shall commence only following the expiration or earlier termination of initial, third-party leases (including any renewal, extension, expansion, first offer, first negotiation and other similar rights, regardless of whether such rights are executed strictly in accordance with their respective terms or pursuant to lease amendments or new leases) of the First Offer Space, and such right of first offer shall be subordinate to all rights of tenants under such leases of the First Offer Space (all such tenants under initial, third-party leases of the First Offer Space, collectively, the “Superior Right Holders”). In the event that Tenant chooses not to exercise, or fails to timely exercise, its rights with respect to Expansion Space pursuant to Section 1.4 of this Lease, then the tenant under any interim lease (an “Interim Lease”) shall become a Superior Right Holder and Tenant’s right of first offer set forth in this Section 1.5 shall be subordinate to all rights of such Interim Lease tenant or tenants with respect to such space. Tenant’s right of first offer shall be on the terms and conditions set forth in this Section 1.5.

1.5.1 Procedure for Offer. Landlord shall notify Tenant (a “First Offer Notice”) from time to time when the First Offer Space or any portion thereof becomes available for lease to third parties, provided that no Superior Right Holder wishes to lease such space. Pursuant to such First Offer Notice, Landlord shall offer to lease to Tenant the then-available First Offer Space. A First Offer Notice shall describe the space so offered to Tenant and shall set forth Landlord’s determination of the annual Rent payable by Tenant for the First Offer Space (the “First Offer Rent”), and the other economic terms upon which Landlord is willing to lease such space to Tenant.

1.5.2 Procedure for Acceptance. If Tenant wishes to exercise Tenant’s right of first offer with respect to the space described in a First Offer Notice, then within ten (10) business days of delivery of such First Offer Notice to Tenant, Tenant shall deliver written notice to Landlord (the “First Offer Exercise Notice”) of Tenant’s intention either (a) to exercise its right of first offer with respect to the entire space described in such First Offer Notice on the terms contained therein, or (b) to exercise its right of first offer with respect to the entire space described in such First Offer Notice, subject to Tenant’s objection to the First Offer Rent set forth in the First Offer Notice, in which event the First Offer Rent shall be determined by arbitration in accordance with the terms of Section 2.2.3 of this Lease, below. If Tenant does not so timely deliver the First Offer Exercise Notice, then Landlord shall be free to lease the space described in the First Offer Notice to anyone to whom Landlord desires on any terms Landlord desires, and Tenant’s right of first offer set forth in this Section 1.5 shall terminate as to all of the First Offer Space described in the First Offer Notice until it again becomes available (i.e., until such time as Landlord enters into an Interim Lease with respect to such First Offer Space), in which event the tenant under such Interim Lease shall become a Superior Right Holder and Tenant’s right of first offer set forth in this Section 1.5 shall be subordinate to all rights of such tenant with respect to such First Offer Space. Notwithstanding anything to the contrary contained herein, if the space offered to Tenant in any First Offer Notice is comprised of more than one (1) full floor of the Building, then Tenant may exercise its right of first offer with respect to less than all of the space offered in such First Offer Notice, provided that in such event Tenant must exercise its right of first offer in full-floor increments.

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1.5.3 Construction In First Offer Space. Tenant shall accept the First Offer Space in its then-existing “as-is” condition, subject to any improvement allowance granted as a component of the First Offer Rent. The construction of improvements in the First Offer Space shall comply with the terms of Article 8 of this Lease.

1.5.4 Amendment to Lease. If Tenant timely exercises Tenant’s right to lease First Offer Space as set forth in this Section 1.5, then, within fifteen (15) days thereafter, Landlord and Tenant shall execute an amendment adding such First Offer Space to this Lease upon the same terms and conditions as the initial Premises, except as otherwise set forth in this Section 1.5, provided that the parties’ failure to execute an amendment shall not affect each party’s respective rights and obligations with respect to the exercised right of first offer. In the event that Landlord and Tenant arbitrate the First Offer Rent pursuant to the terms of Section 2.2.3 of this Lease and, pursuant to such arbitration, the First Offer Rent is determined to be the First Offer Rent submitted by Tenant, Landlord and Tenant shall, within fifteen (15) days following the date upon which Landlord and Tenant receive the final determination of the arbitrators, execute an amendment to this Lease setting forth the applicable First Offer Rent (Landlord and Tenant hereby acknowledging that, pursuant to the terms of Section 2.2.3.7 of this Lease, below, Tenant shall be required to pay, and the amendment to the Lease shall be based upon, the First Offer Rent submitted to arbitration by Landlord until such final determination is made by the arbitrators). For purposes of calculating Tenant’s obligations under Article 4 of this Lease, Tenant’s Share of Building Direct Expenses shall be increased by an amount equal to the rentable square footage of such First Offer Space leased by Tenant pursuant to this Section 1.5 divided by the total rentable square footage of the Building. Except to the extent inconsistent with the determination of First Offer Rent, all provisions of the Lease which vary based upon the rentable square footage of the Premises shall be adjusted to reflect the addition of such First Offer Space to the Premises; provided, however, the L-C Amount shall be increased pursuant to the terms of Section 21.7 of this Lease, below. Subject to any contrary terms in the First Offer Notice, Tenant shall commence payment of First Offer Rent with respect to the First Offer Space to Landlord, and the term of the First Offer Space shall commence upon that date (the “First Offer Commencement Date”) which is the earlier to occur of (i) the date upon which Tenant first commences to conduct business in the First Offer Space, and (ii) the date occurring that number of days after Landlord delivers the First Offer Space to Tenant as shall be granted to Tenant for construction of improvements in the First Offer Space (the “ROFO Construction Period”), which shall be considered as a factor in determining the First Offer Rent as shall, notwithstanding the provisions of Section 2.2.2 below, the time period of rental abatement, if any, granted to tenants in comparable transactions in connection with the design, permitting and construction of tenant improvements in such comparable spaces. The ROFO Construction Period shall reflect a reasonable amount of time to permit Tenant to design and construct improvements in the First Offer Space consistent with the quality of the improvements in the initial Premises. The lease term of the First Offer Space shall expire on the Lease Expiration Date, as the same may be extended.

1.5.5 Termination of Right of First Offer. The rights contained in this Section 1.5 shall be personal to the Original Tenant, and may only be exercised by the Original Tenant or any Non-Transferee Assignee (and not by any other assignee, sublessee or Transferee) if the Lease then remains in full force and effect and the Original Tenant or any Permitted Transferee then occupies at least fifty-two thousand (52,000) rentable square feet in the Building.

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Tenant shall not have the right to lease First Offer Space, as provided in this Section 1.5 if, as of the date of the First Offer Exercise Notice, or as of the First Offer Commencement Date, Tenant is in economic or material non-economic default under this Lease beyond any applicable notice and cure periods expressly set forth in this Lease, or Tenant has previously been in economic or material non-economic default under this Lease beyond any applicable notice and cure periods expressly set forth in this Lease more than two (2) times during the immediately preceding twelve (12)-month period.

ARTICLE 2

LEASE TERM

2.1 Initial Lease Term. The terms and provisions of this Lease shall be effective as of the date of this Lease. The term of this Lease (the “Lease Term”) shall commence on the “Lease Commencement Date,” as that term is set forth in Section 3.2 of the Summary, and shall terminate on the “Lease Expiration Date,” as that term is set forth in Section 3.3 of the Summary, unless this Lease is sooner terminated as hereinafter provided. For purposes of this Lease, the term “Lease Year” shall mean each consecutive twelve (12) month period during the Lease Term. At any time during the Lease Term, Landlord may deliver to Tenant a notice in the form as set forth in Exhibit C, attached hereto, as a confirmation only of the information set forth therein, which Tenant shall execute and return to Landlord within ten (10) business days of receipt thereof; provided that if such notice is not factually correct, then Tenant shall make such changes as are necessary to make such notice factually correct and shall thereafter return such notice to Landlord within said ten (10) business day period. Tenant’s failure to execute and return such notice to Landlord within such time shall be conclusive upon Tenant that the information set forth in such notice is as specified therein. Notwithstanding the foregoing or anything to the contrary set forth in this Lease, Tenant shall have the right to occupy the Phase II Premises and/or the Hold Space (in the event that Tenant properly exercises its rights set forth in Section 1.3, above) (individually or collectively, as the content may require, the “Beneficial Occupancy Space”), for the conduct of Tenant’s business prior to the Phase II Lease Commencement Date, provided that (i) Tenant shall give Landlord at least five (5) days’ prior notice of any such occupancy of the Beneficial Occupancy Space, (ii) a certificate of occupancy, temporary certificate of occupancy, or its legal equivalent shall have been issued by the appropriate governmental authorities for the Beneficial Occupancy Space, as may be required by such governmental authorities in order for Tenant to legally occupy the Beneficial Occupancy Space, and (iii) all of the terms and conditions of this Lease shall apply (other than Tenant’s obligation to pay Base Rent), including Tenant’s obligation to pay Tenant’s Share of Building Direct Expenses attributable to the Beneficial Occupancy Space, as though the Phase II Lease Commencement Date had occurred (although the Phase II Lease Commencement Date shall not actually occur until the occurrence of the same pursuant to Section 3.2 of the Summary, above) upon such occupancy of the Beneficial Occupancy Space by Tenant.

2.2 Option Terms.

2.2.1 Option Right. Landlord hereby grants to the Original Tenant and any Non-Transferee Assignee two (2) option(s) to extend the Lease Term each for a period of five (5) years (each an “Option Term” and, together, the “Option Terms”). Such options shall be

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irrevocably exercised only by written notice (an “Option Notice”) delivered by Tenant to Landlord no earlier than fifteen (15) months and no later than twelve (12) months prior to the expiration of the Lease Term, provided that the following conditions (the “Option Conditions”) are satisfied: (i) as of the date of delivery of such notice, Tenant is not in economic or material non-economic default under this Lease beyond any applicable notice and cure periods expressly set forth in this Lease; (ii) as of the end of the Lease Term, Tenant is not in economic or material non-economic default under this Lease beyond any applicable notice and cure periods expressly set forth in this Lease; (iii) Tenant has not previously been in economic or material non-economic default under this Lease beyond any applicable notice and cure periods expressly set forth in this Lease more than two (2) times during the immediately preceding twelve (12) month period; and (iv) the Lease then remains in full force and effect and the Original Tenant or any Permitted Transferee occupies at least fifty-two thousand (52,000) rentable square feet in the Building at the time the option to extend is exercised and as of the commencement of the Option Term. Landlord may, at Landlord’s option, exercised in Landlord’s sole and absolute discretion, waive any of the Option Conditions in which case the option, if otherwise properly exercised by Tenant, shall remain in full force and effect. Upon the proper exercise of each such option to extend, and provided that Tenant satisfies all of the Option Conditions (except those, if any, which are waived by Landlord), the Lease Term, as it applies to the Premises, shall be extended for a period of five (5) years. The rights contained in this Section 2.2 shall be personal to Original Tenant and any Non-Transferee Assignee and may be exercised by Original Tenant or any Non-Transferee Assignee only (and not by any other assignee, sublessee or Transferee of Tenant’s interest in this Lease).

2.2.2 Option Rent. The annual Rent payable by Tenant during each Option Term (the “Option Rent”) shall be equal to the “Fair Market Rent Rate,” as that term is defined below, for the Premises as of the commencement date of such Option Term. The “Fair Market Rent Rate,” as used in this Lease, shall be determined by calculating the net rent, which net rent shall then be adjusted on an effective basis, which net effective rent shall then be present valued and reduced by all upfront concessions and, thereafter, shall be future valued into an average annual constant rental rate figure (collectively, the “Constant Rate Equivalent Approach”). The Fair Market Rent Rate shall take into consideration any “base year” or “expense stop” applicable thereto), including all escalations, at which tenants (pursuant to leases consummated within the twelve (12) month period preceding the first day of the Option Term), are leasing non-sublease, non-encumbered, non-equity space comparable in size, location and quality to the Premises, for a term of five (5) years, in an arm’s length transaction, which comparable space is located in “Comparable Buildings,” as that term is defined in this Section 2.2.2, below (transactions satisfying the foregoing criteria shall be known as the “Comparable Transactions”), with Comparable Transactions in the Building being given the most weight, and taking into consideration differences in the age and quality of such buildings, the differences in the historical rental rates ascribed to such buildings, the floor height of, and the views from, the comparable space vis-à-vis the subject space, and making adjustments for the following concessions (the “Concessions”): (a) rental abatement concessions, if any, being granted such tenants in connection with such comparable space; (b) tenant improvements or allowances provided or to be provided for such comparable space, and taking into account the value, if any, of the existing improvements in the subject space, such value to be based upon the age, condition, design, quality of finishes and layout of the improvements; and (c) other reasonable monetary concessions being granted such tenants in connection with such comparable space;

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provided, however, that in calculating the Fair Market Rent Rate, no consideration shall be given to any period of rental abatement, if any, granted to tenants in comparable transactions in connection with the design, permitting and construction of tenant improvements in such comparable spaces. If, upon request by Tenant, Landlord provides a tenant improvement allowance as set forth below, the Fair Market Rent Rate shall additionally include a separate determination (which shall not affect the rental amount that is determined to be the Option Rent) as to whether, and if so to what extent, Tenant must provide Landlord with a letter of credit (or an increase in the L-C Amount required pursuant to the terms of Article 27 of this Lease, below), for Tenant’s Rent obligations in connection with Tenant’s lease of the Premises during the Option Term (or Tenant’s lease of First Offer Space, as applicable). Such determination shall be made by reviewing the extent of financial security then generally being imposed in Comparable Transactions with comparable tenant improvement allowances with respect to tenants of comparable financial condition and credit history to the then existing financial condition and credit history of Tenant (with appropriate adjustments to account for differences in the then-existing financial condition of Tenant and such other tenants). The Concessions (A) shall be reflected in the effective rental rate (which effective rental rate shall take into consideration the total dollar value of such Concessions as amortized on a straight-line basis over the applicable term of the Comparable Transaction (in which case such Concessions evidenced in the effective rental rate shall not be granted to Tenant in kind)) payable by Tenant, or (B) at Tenant’s request, subject to Landlord’s approval, all such Concessions shall be granted to Tenant in kind; provided, however, if Tenant requests all or a portion of such Concessions to be granted to Tenant in kind and Landlord does not approve such request by Tenant, then Landlord shall provide Tenant with an improvement allowance in an amount reasonably sufficient to allow Tenant to re-carpet and re-paint the Premises (and any remaining Concessions, including any additional improvement allowance owed to Tenant, shall be reflected in the effective rental rate pursuant to item (A), above). For purposes of this Lease, the term “Comparable Buildings” shall mean first-class multi-tenant occupancy office buildings which are comparable to the Building in terms of age (based upon the date of completion of construction or major renovation), quality of construction, level of services and amenities (including, but not limited to, the type (e.g., surface, covered, subterranean) and amount of parking), views, size and appearance, and are located in the “Comparable Area,” which is the area bound by the Embarcadero to the North side of Harrison Street, the East side of Third Street and the South side of Market Street (the “South Financial District”). In addition, in determining the Fair Market Rent Rate, the difference between the Building and the Comparable Buildings in terms of level LEED certification, raised floor base building systems, and proximity to mass transit, shall be taken into account and the Fair Market Rent Rate shall be appropriately adjusted (to the extent such factors normally affect the rent received by the landlord of the Comparable Buildings) to reflect the existence or non-existence of such factors. In the event the Neutral Arbitrator determines that there are not enough Comparable Transactions in the Comparable Area in order to accurately determine the Fair Market Rent Rate, then the Comparable Area shall be expanded to include the area which is bound by the Embarcadero to the North side of Market Street, the South side of Washington Street, and the East side of Kearny Street (the “North Financial District”); provided, however, the rental rates in any Comparable Transaction located in the North Financial District shall be adjusted to account for the historical differences in rental rates typically achieved in the South Financial District as compared to the historical differences in rental rates typically achieved in the North Financial District.

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2.2.3 Determination of Option Rent. In the event Tenant timely and appropriately exercises (i) an option to extend the Lease Term pursuant to Section 2.2.1, above, (ii) Tenant’s right to lease Expansion Space pursuant to Section 1.4, above, or (iii) Tenant’s right of first offer pursuant to Section 1.5, above, then Landlord shall deliver written notice (the “Landlord Response Notice”) to Tenant on or before the date which is thirty (30) days after Landlord’s receipt of the Exercise Notice (or Expansion Exercise Notice or First Offer Exercise Notice, as applicable) of Landlord’s determination of the Option Rent (or Expansion Rent or First Offer Rent, as applicable). All references to “Option Rent” in this Section 2.2.3 shall be deemed to refer to Option Rent, Expansion Rent or First Offer Rent, as applicable. Within ten (10) days following its receipt of the Landlord Response Notice, Tenant shall notify Landlord in writing whether it accepts or objects to the Option Rent set forth in Landlord’s Response Notice. In the event that Tenant in good faith objects to Landlord’s determination of the Option Rent, then Landlord and Tenant shall meet and attempt to agree upon the Option Rent using their best good-faith efforts. If Landlord and Tenant fail to reach agreement on or before the date that is ninety (90) days (A) prior to the expiration of the initial Lease Term (B) prior to the applicable Expansion Space Commencement Date, or (C) following Tenant’s objection to the First Offer Rent set forth in a First Offer Notice, as applicable (each, an “Outside Agreement Date”), then the Option Rent shall be determined by arbitration pursuant to the terms of this Section 2.2.3. Each party shall make a separate determination of the Option Rent, within five (5) days following the Outside Agreement Date, and such determinations shall be submitted to arbitration in accordance with Section 2.2.3.1 through Section 2.2.3.4, below. The determination of the arbitrators shall be made by taking into consideration all Comparable Transactions as calculated under the Constant Rate Equivalent Approach.

2.2.3.1 Landlord and Tenant shall each appoint one arbitrator who shall by profession be a MAI appraiser, real estate broker, or real estate lawyer who shall have been active over the five (5) year period ending on the date of such appointment in the appraising and/or leasing of institutionally-owned properties in the vicinity of the Building. The determination of the arbitrators shall be limited solely to the issue area of whether Landlord’s or Tenant’s submitted Option Rent is the closest to the actual Option Rent as determined by the arbitrators, taking into account the requirements of Section 2.2.2, above. Each such arbitrator shall be appointed within fifteen (15) days after the Outside Agreement Date. Landlord and Tenant may consult with their selected arbitrators prior to appointment and may select an arbitrator who is favorable to their respective positions (including an arbitrator who has previously represented Landlord and/or Tenant, as applicable). The arbitrators so selected by Landlord and Tenant shall be deemed “Advocate Arbitrators.”

2.2.3.2 The two Advocate Arbitrators so appointed shall be specifically required pursuant to an engagement letter within ten (10) days of the appointment of the last appointed Advocate Arbitrator to agree upon and appoint a third arbitrator (“Neutral Arbitrator”) who shall be an appraiser (as opposed to a real estate broker or an attorney) qualified under the same criteria set forth hereinabove for qualification of the two Advocate Arbitrators except that (i) neither the Landlord or Tenant or either parties’ Advocate Arbitrator may, directly, or indirectly, consult with the Neutral Arbitrator prior or subsequent to his or her appearance, and (ii) the Neutral Arbitrator cannot be someone who has represented Landlord and/or Tenant during the five (5) year period prior to such appointment. The Neutral Arbitrator shall be retained via an engagement letter jointly prepared by Landlord’s counsel and Tenant’s counsel.

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2.2.3.3 If either Landlord or Tenant fail to appoint an Advocate Arbitrator within fifteen (15) days after the applicable Outside Agreement Date, either party may petition the presiding judge of the Superior Court of the City and County of San Francisco to appoint such Advocate Arbitrator subject to the criteria set forth in Section 2.2.3.1 of this Lease, or if he or she refuses to act, either party may petition any judge having jurisdiction over the parties to appoint such Advocate Arbitrator.

2.2.3.4 If the two Advocate Arbitrators fail to agree upon and appoint the Neutral Arbitrator, then either party may petition the presiding judge of the Superior Court of the City and County of San Francisco to appoint the Neutral Arbitrator, subject to criteria in Section 2.2.3.1 of this Lease, or if he or she refuses to act, either party may petition any judge having jurisdiction over the parties to appoint such arbitrator.

2.2.3.5 The costs of the Neutral Arbitrator shall be split equally by Landlord and Tenant. The costs of the Advocate Arbitrator representing Tenant shall be borne by Tenant. The costs of the Advocate Arbitrator representing Landlord shall be borne by Landlord. The costs of petitioning any judge under Section 2.2.3.3, above, shall be borne by the party failing to timely appoint the Advocate Arbitrator. The costs of petitioning any judge under Section 2.2.3.4 shall be split equally by Landlord and Tenant.

2.2.3.6 Within ten (10) days following the appointment of the Arbitrator, Landlord and Tenant shall enter into an arbitration agreement (the “Arbitration Agreement”) which shall set forth the following:

2.2.3.6.1 Each of Landlord’s and Tenant’s best and final and binding determination of the Option Rent exchanged by the parties pursuant to Section 2.2.3, above;

2.2.3.6.2 An agreement to be signed by the Neutral Arbitrator, the form of which agreement shall be attached as an exhibit to the Arbitration Agreement, whereby the Neutral Arbitrator shall agree to undertake the arbitration and render a decision in accordance with the terms of this Lease, as modified by the Arbitration Agreement, and shall require the Neutral Arbitrator to demonstrate to the reasonable satisfaction of the parties that the Neutral Arbitrator has no conflicts of interest with either Landlord or Tenant;

2.2.3.6.3 Instructions to be followed by the Neutral Arbitrator when conducting such arbitration, which instructions shall be mutually and reasonably prepared by Landlord and Tenant and consistent with the terms and conditions of this Lease;

2.2.3.6.4 That Landlord and Tenant shall each have the right to submit to the Neutral Arbitrator (with a copy to the other party), on or before the date that occurs fifteen (15) days following the appointment of the Neutral Arbitrator, an advocate statement (and any other information such party deems relevant) prepared by or on behalf of Landlord or Tenant, as the case may be, in support of Landlord’s or Tenant’s respective determination of the Fair Market Rent Rate (the “Briefs”);

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2.2.3.6.5 That within five (5) business days following the exchange of Briefs, Landlord and Tenant shall each have the right to provide the Neutral Arbitrator (with a copy to the other party) with a written rebuttal to the other party’s Brief (the “First Rebuttals”); provided, however, such First Rebuttals shall be limited to the facts and arguments raised in the other party’s Brief and shall identify clearly which argument or fact of the other party’s Brief is intended to be rebutted;

2.2.3.6.6 That within three (3) business days following Landlord’s and/or Tenant’s receipt of the other party’s First Rebuttal, Landlord and Tenant, as applicable, shall have the right to provide the Neutral Arbitrator (with a copy to the other party) with a written rebuttal to the other party’s First Rebuttal (the “Second Rebuttals”); provided, however, such Second Rebuttals shall be limited to the facts and arguments raised in the other party’s First Rebuttal and shall identify clearly which argument or fact of the other party’s First Rebuttal is intended to be rebutted;

2.2.3.6.7 The date, time and location of the arbitration, which shall be mutually and reasonably agreed upon by Landlord and Tenant, taking into consideration the schedules of the Neutral Arbitrator, the Advocate Arbitrators, Landlord and Tenant, and each party’s applicable consultants, which date shall in any event be within forty-five (45) days following the appointment of the Neutral Arbitrator;

2.2.3.6.8 That no discovery shall take place in connection with the arbitration, other than to verify the factual information that is presented by Landlord or Tenant;

2.2.3.6.9 That the Neutral Arbitrator shall not be allowed to undertake an independent investigation or consider any factual information other than presented by Landlord or Tenant or their respective Advocate Arbitrators, except that the Neutral Arbitrator shall be permitted, with representatives of each of Landlord and Tenant present, to visit the Project and the buildings containing the Comparable Transactions;

2.2.3.6.10 The specific persons that shall be allowed to attend the arbitration;

2.2.3.6.11 Tenant shall have the right to present oral arguments to the Neutral Arbitrator at the arbitration for a period of time not to exceed two (2) hours (“Tenant’s Initial Statement”);

2.2.3.6.12 Following Tenant’s Initial Statement, Landlord shall have the right to present oral arguments to the Neutral Arbitrator at the arbitration for a period of time not to exceed two (2) hours (“Landlord’s Initial Statement”);

2.2.3.6.13 Following Landlord’s Initial Statement, Tenant shall have one (1) additional hour to present additional arguments and/or to rebut the arguments of Landlord (“Tenant’s Rebuttal Statement”);

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2.2.3.6.14 Following Tenant’s Rebuttal Statement, Landlord shall have one (1) additional hour to present additional arguments and/or to rebut the arguments of Tenant;

2.2.3.6.15 That, not later than ten (10) days after the date of the arbitration, the Neutral Arbitrator shall render a decision (the “Ruling”) indicating whether Landlord’s or Tenant’s submitted Option Rent is closer to the Option Rent as determined by the Neutral Arbitrator;

2.2.3.6.16 That following notification of the Ruling, Landlord’s or Tenant’s submitted Option Rent determination, whichever is selected by the Neutral Arbitrator as being closer to the Option Rent shall become the then applicable Option Rent;

2.2.3.6.17 That the decision of the Neutral Arbitrator shall be binding on Landlord and Tenant; and

2.2.3.6.18 If a date by which an event described in Section 2.2.3.3, above, is to occur falls on a weekend or a holiday, the date shall be deemed to be the next business day.

2.2.3.7 In the event that the Option Rent shall not have been determined pursuant to the terms hereof prior to the commencement of the Option Term (or prior to the Expansion Space Commencement Date or First Offer Commencement Date, as applicable), Tenant shall be required to pay the Option Rent, initially provided by Landlord to Tenant, and upon the final determination of the Option Rent, the payments made by Tenant shall be reconciled with the actual amounts of Option Rent due, and the appropriate party shall make any corresponding payment to the other party within thirty (30) days following the final determination of the Option Rent by the arbitrators. Any references to Option Rent in this Section 2.2.5 shall be deemed to refer to Option Rent, Expansion Rent, or First Offer Rent, as applicable.

2.2.4 Tenant’s Right to Reduce the Premises. Concurrently with Tenant’s delivery to Landlord of an Option Notice, and provided that, during the applicable Option Term, Tenant will occupy at least four (4) full contiguous floors of the Building after the reduction, Tenant shall have the right to deliver to Landlord a written notice (the “Reduction Notice”) which states that Tenant elects to reduce the size of the Premises pursuant to the terms and conditions of this Section 2.2.4 (the “Reduction Right”), and describes the area of the Premises which Tenant elects to no longer lease (the “Downsized Space”). The following conditions shall apply to Tenant’s exercise of the Reduction Right: the Downsized Space shall (i) be the highest or the lowest four (4) full contiguous floors of the Premises, and (ii) either include all of the Premises located on a floor of the Building or no space on any such floor. In the event that Tenant’s election to reduce the size of the Premises pursuant to this Section 2.2.4 necessitates the closing off of any stairwells connecting the Downsized Space to the Premises, then Tenant shall perform such work in a manner which is reasonably approved by Landlord and otherwise in accordance with the terms of this Lease, and at Tenant’s sole cost and expense. If Tenant timely exercises the Reduction Right as set forth herein, Landlord shall deliver to Tenant an amendment setting forth the new rentable square footage of the Premises, and proportionately adjusting the

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Base Rent and Tenant’s Share of Building Direct Expenses, effective as of the first (1st) day of the applicable Option Term, and Tenant shall execute such amendment within fifteen (15) business days after receipt thereof, provided that the parties’ failure to execute an amendment shall not affect each party’s respective rights and obligations with respect to the Reduction Right. If Tenant elects to exercise the Reduction Right pursuant to the terms of this Section 2.2.4, then Landlord and Tenant shall be relieved of their respective obligations under this Lease with respect to the applicable Downsized Space as of the first (1st) day of the applicable Option Term, except for those obligations set forth in this Lease which specifically survive the expiration or earlier termination of this Lease, including, without limitation, the payment by Tenant of all amounts owed by Tenant under this Lease, up to the first (1st) day of the applicable Option Term, with respect to the Downsized Space. In the event that Tenant fails to vacate, and surrender and deliver to Landlord exclusive possession of the Downsized Space, free of all subleases, prior to the first (1st) day of the applicable Option Term in the condition required by this Lease, then the provisions of Article 16 of this Lease shall apply. If Tenant fails to timely exercise the Reduction Right pursuant to the terms of this Section 2.2.4 concurrently with Tenant’s deliver of the first Option Notice, then such right shall terminate and be of no further force or effect until Tenant’s delivery of the second Option Notice, if applicable, at which time Tenant shall again be entitled to exercise its Reduction Right set forth in this Section 2.2.4.

ARTICLE 3

BASE RENT

Commencing on the applicable Lease Commencement Date, Tenant shall pay, without prior notice or demand, to Boston Properties, LP – Property 10, P.O. Box 742841, Los Angeles, California 90074-2841, or, at Landlord’s option, to such other party or at such other place as Landlord may from time to time designate in writing, by notice to Tenant in accordance with the provisions of Article 28 of this Lease, by a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent (“Base Rent”) as set forth in Section 4 of the Summary, payable in equal monthly installments as set forth in Section 4 of the Summary in advance on or before the first day of each and every calendar month during the Lease Term, without any setoff or deduction whatsoever, except as expressly provided in this Lease. The Base Rent for the first full month of the Lease Term shall be paid at the time of Tenant’s execution of this Lease. If any Rent payment date (including the Lease Commencement Date) falls on a day of the month other than the first day of such month or if any payment of Rent is for a period which is shorter than one month, the Rent for any fractional month shall accrue on a daily basis for the period from the date such payment is due to the end of such calendar month or to the end of the Lease Term at a rate per day which is equal to 1/365 of the applicable annual Rent. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis.

ARTICLE 4

ADDITIONAL RENT

4.1 General Terms. In addition to paying the Base Rent specified in Article 3 of this Lease, Tenant shall pay (i) “Tenant’s Share” of the annual “Building Direct Expenses”, as those

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terms are defined in Sections 4.2.6 and 4.2.1 of this Lease, respectively, and (ii) Tenant’s Share of “Capital Expenses,” as that term is defined in Section 4.2.5, below, pursuant to Section 4.6 of this Lease. Such payments by Tenant, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease, are hereinafter collectively referred to as the “Additional Rent,” and the Base Rent and the Additional Rent are herein collectively referred to as “Rent.” All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner as the Base Rent. Without limitation on other obligations of Tenant which survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent and of Landlord to refund any over-payment of Additional Rent, as provided for in this Article 4, shall survive the expiration of the Lease Term. Landlord shall make necessary adjustments for differences between actual and estimated Additional Rent in accordance with Section 4.4, below.

4.2 Definitions of Key Terms Relating to Additional Rent. As used in this Article 4, the following terms shall have the meanings hereinafter set forth:

4.2.1 “Building Direct Expenses” shall mean “Operating Expenses” and “Tax Expenses”, as those terms are defined in Sections 4.2.3 and 4.2.4.1, below, respectively.

4.2.2 “Expense Year” shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires, provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive month period, and, in the event of any such change, Tenant’s Share of Building Direct Expenses and Capital Expenses shall be equitably adjusted for any Expense Year involved in any such change.

4.2.3 “Operating Expenses” shall be calculated in accordance with sound real estate management and accounting principles, consistently applied from year to year, and shall mean all expenses, costs and amounts of every kind and nature which Landlord pays or accrues in accordance with sound real estate management and accounting principles, consistently applied from year to year, during any Expense Year because of or in connection with the management, maintenance, security, repair, replacement or operation of the Project, or any portion thereof, subject to the exclusions and limitations set forth in this Lease. Without limiting the generality of the foregoing, Operating Expenses shall specifically include any and all of the following: (i) the cost of supplying all utilities, the cost of operating, maintaining, repairing, replacing, renovating and managing the utility systems, mechanical systems, sanitary, storm drainage systems, communication systems and escalator and elevator systems, and the cost of supplies, tools, and equipment and maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections and the reasonable cost of contesting any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with any governmentally-mandated transportation system management program or similar program; (iii) the cost of all insurance carried by Landlord in connection with the Project as reasonably determined by Landlord (including, without limitation, commercial general liability insurance, physical damage insurance covering damage or other loss caused by fire, earthquake, flood and other water damage, explosion, vandalism and malicious mischief, theft or other casualty, rental interruption insurance and such insurance as may be required by any lessor under any present or future ground or underlying lease of the Building or Project or any holder of

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a mortgage, trust deed or other encumbrance now or hereafter in force against the Building or Project or any portion thereof); (iv) the cost of landscaping, decorative lighting, and relamping, the cost of maintaining fountains, sculptures, bridges and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Project, or any portion thereof; (v) the cost of parking area repair, restoration, and maintenance, including, without limitation, resurfacing, repainting, restriping and cleaning; (vi) fees, charges and other costs, including management fees or amounts in lieu thereof (not to exceed three percent (3%) of all gross receipts for the Project (as fully grossed up for a 100% occupancy level)), consulting fees (including, without limitation, any consulting fees incurred in connection with the procurement of insurance), legal fees and accounting fees, of all contractors, engineers, consultants and all other persons engaged by Landlord or otherwise incurred by or charged by Landlord in connection with the management, operation, administration, maintenance and repair of the Building and the Project; (vii) payments under any equipment rental agreements or management agreements (including the cost of any actual or charged management fee and the actual or charged rental of any management office space); (viii) wages, salaries and other compensation and benefits, including taxes levied thereon, of all persons engaged in the operation, maintenance and security of the Project; (ix) costs under any instrument pertaining to the sharing of costs by the Project; (x) operation, repair, maintenance and replacement of all systems and equipment and components thereof of the Project; (xi) the cost of janitorial, alarm, security and other services, replacement of wall and floor coverings, ceiling tiles and fixtures in common areas, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing; (xii) amortization (including interest on the unamortized cost at an annual interest rate reasonably determined by Landlord) of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project, or any portion thereof; (xiii) costs, fees, charges or assessments imposed by, or resulting from any mandate imposed on Landlord by, any federal, state or local government for fire and police protection, trash removal, community services, or other services which do not constitute “Tax Expenses” as that term is defined in Section 4.2.8, below; (xiv) advertising, marketing and promotional expenditures incurred in connection with the Project, including, without limitation, costs of signs in, on or about the Project identifying or promoting the Project; (xv) payments under any easement, license, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs by the Project or related to the use or operation of the Project; and (xvi) all commercially reasonable costs of applying and reporting for the Project or any part thereof to seek or maintain certification under the U.S. EPA’s Energy Star® rating system, the U.S. Green Building Council’s Leadership in Energy and Environmental Design (LEED) rating system or a similar system or standard. Notwithstanding anything to the contrary in this Lease, the following items shall be excluded from Operating Expenses:

(a) Landlord’s and Landlord’s managing agent’s general corporate or partnership overhead and general administrative expenses, and all costs associated with the operation of the business of the ownership or entity which constitutes “Landlord,” as distinguished from the costs of Building operations, management, maintenance or repair, including, but not limited to, costs of entity accounting and legal matters, costs of any disputes with any ground lessor or mortgagee, costs of acquiring, selling syndicating, financing, mortgaging or hypothecating any of the Landlord’s interest in all or any part of the Project and/or Common Areas;

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(b) costs (including permit, license and inspection fees) incurred in renovating or otherwise improving or decorating, painting or redecorating space for tenants or other occupants or in renovating or redecorating vacant space, including the cost of alterations or improvements to the Premises or to the premises of any other tenant or occupant of the Project and any cash or other consideration paid by Landlord on account of, with respect to, or in lieu of the improvement or alteration work described herein;

(c) costs in connection with the correction of defects in the design or original construction of the Project and related facilities;

(d) any items included in Capital Expenses or Tax Expenses;

(e) costs for which the Landlord is entitled to be reimbursed by any tenant (other than as a reimbursement of operating expenses) or occupant of the Project or by insurance by its carrier or any tenant’s carrier or by anyone else including, without limitation, the cost of providing any janitorial services to any other tenant’s space (or occupiable space) in the Project;

(f) costs of all items and services for which Tenant reimburses Landlord or pays to third parties or which Landlord provides selectively to one or more tenants or occupants of the Building (other than Tenant) without reimbursement;

(g) depreciation and amortization except as permitted pursuant to item (xii), above;

(h) costs incurred due to violation by Landlord or its managing agent or any tenant of the terms and conditions of any lease;

(i) payments to subsidiaries or affiliates of Landlord, for management or other services in or to the Project, or for supplies or other materials to the extent that the costs of such services, supplies, or materials exceed the costs that would have been paid had the services, supplies or materials been provided by parties unaffiliated with the Landlord on a competitive basis;

(j) except as permitted pursuant to item (xii), above, interest, principal, points and fees on debt or amortization payment on any mortgages, deeds of trust or other debt instruments;

(k) marketing, advertising and promotional costs and cost of signs in or on the Building identifying the owner of the Building or other tenants’ signs;

(l) cost of repairs or other work incurred by reason of fire, windstorm or other casualty or by the exercise of the right of eminent domain to the extent Landlord is entitled to be compensated through proceeds or insurance or condemnation awards, or would have been so reimbursed if Landlord had in force all of the insurance required to be carried by Landlord under this Lease;

(m) leasing commissions, attorneys fees, costs and disbursements and other expenses incurred in connection with negotiations or disputes with tenants or other occupants or

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prospective tenant or other occupants, or associated with the enforcement of any leases or the defense of Landlord’s title to or interest in the Project or any part thereof or Common Areas or any part thereof;

(n) costs of repair or replacement for any item covered by a warranty to the extent covered by the warranty;

(o) costs for which Landlord is entitled to be reimbursed by its insurance carrier or by any tenant’s insurance carrier or by any other entity;

(p) fines, costs, penalties or interest resulting from the negligence or fault of other tenants or of Landlord Parties;

(q) rental payments and costs related to any ground lease of land underlying all or any portion of the Project and Common Areas;

(r) contributions to charitable or political organizations in excess of the greater of (1) the amounts typically spent for such contributions in Class A office buildings of comparable quality in the San Francisco financial district area, and (2) $50,000.00 in the aggregate in any single Expense Year;

(s) bad debt loss, rent loss, or reserves for bad debt or rent loss;

(t) the cost of acquiring sculptures, paintings or other objects of fine art in the Building or the Project in excess of amounts typically spent for such items in Class A office buildings of comparable quality in the San Francisco financial district area;

(u) the cost incurred to comply with laws relating to the containment, treatment, remediation or removal of “Hazardous Substance,” as that term is defined in Section 5.2, below, which was in existence in the Building or on the Project prior to the Commencement Date (it being understood and agreed that Tenant shall nonetheless be responsible under Section 5.2 of this Lease for all costs of remediation and removal of Hazardous Substance to the extent caused by “Tenant Parties”, as that term is defined in Section 10.13, below);

(v) the wages and benefits of any employee who does not devote substantially all of his or her employed time to the Project unless such wages and benefits are prorated on a reasonable basis to reflect time spent on the operation and management of the Project vis-à-vis time spent on matters unrelated to the operation and management of the Project;

(w) the cost of any electric power used by any tenant in the Building for which such tenant directly contracts with the local public service company or of which any tenant is separately metered or submetered and pays Landlord directly; provided, however, that if any tenant in the Building contracts directly for electric power service or is separately metered or submetered during any portion of the relevant period, the total electric power costs for the Building shall be “grossed up” to reflect what those costs would have been had each tenant in the Building used the Building-standard amount of electric power;

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(x) expense reserves;

(y) services and utilities provided to, and costs incurred in connection with, the operation of the retail space in the Project;

(z) the cost of electricity used in other tenant-occupied spaces in the Building to the extent the use by such tenant-occupied spaces exceeds the amount of electricity provided by Landlord to the Premises pursuant to Section 6.1.2 of this Lease, below;

(aa) any compensation and benefits paid to personnel working in or managing a food service or health club or other commercial concession operated by Landlord or Landlord’s managing agent;

(bb) costs of replacements, alterations or improvements necessary to remedy any non-compliance of the Building or the Project with Applicable Laws in effect and applicable to the Building and/or the Project prior to the date of this Lease, except to the extent the need for such replacements, alterations or improvements is caused by Tenant Parties (in which case Tenant shall nonetheless be responsible for such costs in accordance with Article 24 of this Lease), provided, however, that the provisions of this sub-item (bb) shall not preclude the inclusion of costs of compliance with Applicable Laws enacted prior to the date of this Lease if such compliance is required for the first time by reason of any amendment, modification or reinterpretation of an Applicable Law which is imposed after the date of this Lease;

(cc) costs incurred by Landlord for use of any portion of the Project to accommodate private events which are not for the general benefit of all tenants at the Project, including, but not limited to, private events, parties or ceremonies and filming or photography at the Project, to the extent such costs exceed the normal costs otherwise attributable to providing Building services, such as lighting and HVAC to such portions of the Project, during Building Hours;

(dd) the cost of any “above-standard” janitorial services for which Landlord enters into a contract with a third party separate and apart from Landlord’s standard janitorial contract(s) for the Project, including, but not limited to, construction clean-up and special janitorial services associated with private parties or events or specific tenant requirements in excess of janitorial services provided by Landlord to Tenant, without a separate charge; and

(ee) “takeover” or “moving” or other tenant inducement expenses incurred with respect to space located in another building, or in securing tenant’s relocation, of any kind or nature in connection with the leasing of space in the Project.

If Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant. If the Project is not at least one hundred percent (100%) occupied during all or a portion of any Expense Year, Landlord may elect to make an appropriate adjustment to the components of Operating Expenses

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for such year to determine the amount of Operating Expenses that would have been incurred had the Project been one hundred percent (100%) occupied; and the amount so determined shall be deemed to have been the amount of Operating Expenses for such year. Landlord shall not (1) make a profit by charging items to Operating Expenses that are otherwise also charged separately to tenants of the Project (including Tenant), and (2) subject to Landlord’s right to adjust the components of Operating Expenses as set forth above in this paragraph, collect Operating Expenses from tenants in the Project in an amount in excess of those costs actually incurred by Landlord for the items included in Operating Expenses.

4.2.4 Taxes.

4.2.4.1 “Tax Expenses” shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary (including, without limitation, real estate taxes, general and special assessments, transit taxes, business taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Project, or any portion thereof), which shall be paid or accrued during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing and operation of the Project, or any portion thereof.

4.2.4.2 Tax Expenses shall include, without limitation: (i) Any tax on the rent, right to rent or other income from the Project, or any portion thereof, or as against the business of leasing the Project, or any portion thereof; (ii) Any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election (“Proposition 13”) and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants, and, in further recognition of the decrease in the level and quality of governmental services and amenities as a result of Proposition 13, Tax Expenses shall also include any governmental or private assessments or the Project’s contribution towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies; (iii) Any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises, the tenant improvements in the Premises, or the Rent payable hereunder, including, without limitation, any business or gross income tax or excise tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; (iv) Any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises; and (v) All of the real estate taxes and assessments imposed upon or with respect to the Building and all of the real estate taxes and assessments imposed on the land and improvements comprising the Project. All assessments which can be paid by Landlord in installments, shall be paid by

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Landlord in the maximum number of installments permitted by law (except to the extent inconsistent with the general practice of landlords of the Comparable Buildings) and shall be included as Tax Expenses in the year in which the installment is actually paid.

4.2.4.3 If Tax Expenses for any period during the Lease Term or any extension thereof are increased after payment thereof for any reason, including, without limitation, error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord, within thirty (30) days after demand, Tenant’s Share of any such increased Tax Expenses. Similarly, if Tax Expenses for any period during the Lease Term or any extension thereof are decreased after payment thereof for any reason (including a refund under Proposition 8), Landlord shall refund Tenant’s Share of such refund or overpayment to Tenant within thirty (30) days after receipt of same. Notwithstanding anything to the contrary contained in this Section 4.2.8 (except as set forth in Section 4.2.8.1, above), there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord’s general or net income (as opposed to rents, receipts or income attributable to operations at the Project), (ii) any items included as Operating Expenses, (iii) any items paid by Tenant under Section 4.5 of this Lease or paid by other tenants of the Project under similar provisions in their respective leases, and (iv) tax penalties incurred as a result of Landlord’s failure to make payments and/or to file any tax or informational returns when due (except to the extent such penalty is caused by a corresponding late payment by Tenant, in which event Tenant shall be responsible for the full amount of such penalty).

4.2.4.4 Intentionally Omitted.

4.2.5 “Capital Expenses” shall mean all cost of capital repair, improvements or expenditures incurred by Landlord in connection with the Project (A) which are intended to effect economies in the operation, cleaning or maintenance of the Project, or any portion thereof (“Cost-Saving Expenditures”), (B) that are required to comply with present or anticipated conservation programs, (C) which are replacements or modifications of nonstructural items located in the Common Areas required to keep the Common Areas in good order or condition, or (D) that are required under any governmental law or regulation first enacted after the Lease Commencement Date. In no event shall Capital Expenses include any costs incurred by Landlord prior to October 1, 2018.

4.2.6 “Tenant’s Share” shall mean the percentage set forth in Section 6 of the Summary. Tenant’s Share was calculated by multiplying the number of rentable square feet of the Premises, as set forth in Section 2.2 of the Summary, by 100, and dividing the product by the total number of rentable square feet in the office area of the Building.

4.3 Cost Pools. Landlord shall have the right, from time to time, to equitably allocate some or all of the Building Direct Expenses for the Project among different portions or occupants of the Project (the “Cost Pools”), in Landlord’s reasonable discretion. Such Cost Pools may include, but shall not be limited to, the office space tenants of a building of the Project or of the Project, and the retail space tenants of the Building or the Project. The Building Direct Expenses allocable to each such Cost Pool shall be allocated to such Cost Pool and charged to the tenants within such Cost Pool in an equitable manner.

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4.4 Calculation and Payment of Building Direct Expenses. Each Expense Year ending or commencing within the Lease Term, Tenant shall pay Tenant’s Share of Building Direct Expenses for such Expense Year, in the manner set forth in Section 4.4.1, below.

4.4.1 Statement of Actual Building Direct Expenses and Payment by Tenant. Landlord shall give to Tenant within one hundred eighty (180) days following the end of each Expense Year, a statement (the “Statement”), prepared on a line-item by line-item basis as to general categories, which shall state the Building Direct Expenses incurred or accrued for such preceding Expense Year, and which shall indicate the amount of Tenant’s Share of Building Direct Expenses. Upon receipt of the Statement for each Expense Year commencing or ending during the Lease Term, Tenant shall pay, within thirty (30) days, the full amount of Tenant’s Share of Building Direct Expenses for such Expense Year, less the amounts, if any, paid during such Expense Year as “Estimated Building Direct Expenses,” as that term is defined in Section 4.4.2, below. If the amounts paid by Tenant during an Expense Year as Estimated Building Direct Expenses exceed Tenant’s Share of Building Direct Expenses for such Expense Year, then such difference shall be reimbursed by Landlord to Tenant, provided that any such reimbursement, at Landlord’s option, may be credited against the Rent next coming due under this Lease unless the Lease Term has expired, in which event Landlord shall promptly refund the appropriate amount to Tenant. Except as set forth in the last sentence of this Section 4.4.1, the failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord or Tenant from enforcing its rights under this Article 4. Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant’s Share of Building Direct Expenses for the Expense Year in which this Lease terminates, if Tenant’s Share of Building Direct Expenses is greater than the amount of Estimated Building Direct Expenses previously paid by Tenant to Landlord, Tenant shall pay to Landlord such amount within thirty (30) days following receipt by Tenant of the Statement setting forth the Excess. The provisions of this Section 4.4.1 shall survive the expiration or earlier termination of the Lease Term, provided that, other than Tax Expenses and costs incurred for utilities, Tenant shall not be responsible for Tenant’s Share of any Operating Expenses which are first billed to Tenant more than two (2) calendar years after the end of the Expense Year to which such Operating Expenses relate.

4.4.2 Statement of Estimated Building Direct Expenses. In addition, Landlord shall give Tenant a yearly expense estimate statement (the “Estimate Statement”) which shall set forth Landlord’s reasonable estimate (the “Estimate”) of the total amount of Building Direct Expenses for the then-current Expense Year and the estimated Tenant’s Share of Building Direct Expenses (the “Estimated Building Direct Expenses”). The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Building Direct Expenses under this Article 4, nor shall Landlord be prohibited from revising any Estimate Statement or Estimated Building Direct Expenses theretofore delivered to the extent deemed reasonably necessary by Landlord; provided, however, that (i) Landlord shall not revise the Estimate Statement delivered for an Expense Year more than once during an Expense Year, and (ii) any such subsequent revision shall set forth on a reasonably specific basis any particular expense increase. Thereafter, Tenant shall pay, with its next installment of Base Rent due, a fraction of the Estimated Building Direct Expenses for the then-current Expense Year (reduced by any amounts paid pursuant to the last sentence of this Section 4.4.2). Such fraction shall have as its numerator the number of

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months which have elapsed in such current Expense Year, including the month of such payment, and twelve (12) as its denominator. Until a new Estimate Statement is furnished (which Landlord shall have the right to deliver to Tenant at any time), Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Building Direct Expenses set forth in the previous Estimate Statement delivered by Landlord to Tenant. Throughout the Lease Term Landlord shall maintain books and records with respect to Building Direct Expenses in accordance with sound real estate management and accounting principles, consistently applied.

4.5 Taxes and Other Charges for Which Tenant Is Directly Responsible.

4.5.1 Tenant shall be liable for and shall pay before delinquency, taxes levied against Tenant’s equipment, furniture, fixtures and any other personal property located in or about the Premises. If any such taxes on Tenant’s equipment, furniture, fixtures and any other personal property are levied against Landlord or Landlord’s property or if the assessed value of Landlord’s property is increased by the inclusion therein of a value placed upon such equipment, furniture, fixtures or any other personal property and if Landlord pays the taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof but only under proper protest if requested by Tenant, Tenant shall upon demand repay to Landlord the taxes so levied against Landlord or the proportion of such taxes resulting from such increase in the assessment, as the case may be, provided that Landlord shall use commercially reasonable efforts to enforce this provision against all tenants of the Project (to the extent allowed pursuant to the terms of each such tenant’s lease) in a non-discriminatory manner.

4.5.2 If the tenant improvements in the Premises, whether installed and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which tenant improvements conforming to Landlord’s “building standard” in other space in the Building are assessed, then the Tax Expenses levied against Landlord or the property by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of Section 4.5.1, above, provided that the above “building standard” charges payable by Tenant as set forth herein shall only be due to the extent Landlord charges all other office tenants of the Building for overstandard tenant improvements (to the extent such charges are applicable).

4.5.3 Notwithstanding any contrary provision herein, to the extent not included in Tax Expenses, Tenant shall pay prior to delinquency any (i) rent tax or sales tax, service tax, transfer tax or value added tax, business tax or any other applicable tax on the rent or services herein or otherwise respecting this Lease, (ii) taxes assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Project, including the Project parking facility; or (iii) taxes assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

4.6 Calculation and Payment of Capital Expenses. Notwithstanding any provision to the contrary contained in this Lease, Tenant shall pay to Landlord, on a monthly basis, as Additional Rent and in addition to Tenant’s Share of Building Direct Expenses, an amount equal

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to Tenant’s Share of all Capital Expenses incurred by Landlord for any Expense Year; provided, however, any such Capital Expenses shall be amortized (including interest on the unamortized cost at an annual interest rate reasonably determined by Landlord) over its useful life as Landlord shall reasonably determine in accordance with sound real estate management and accounting principles, and Tenant shall only be obligated to pay Tenant’s Share of such amortized amount for that portion of the useful life that falls within the Lease Term; provided further, however, that Cost-Saving Expenditures shall only be included in Capital Expenses to the extent that, on the basis of engineering studies made available to Tenant, a particular capital expenditure is reasonably estimated to result in savings in Operating Expenses, including, without limitation, energy related costs, and if such projected savings will, on an annual basis (“Projected Annual Savings”), exceed the annual amortization therefor, then and in such event the amount of amortization for such capital expenditure shall be increased to an amount equal to the Projected Annual Savings; and in such circumstance, the increased amortization (in the amount of the Projected Annual Savings) shall be made for such period of time as it would take to fully amortize the cost of the item in question, together with interest thereon at the interest rate as aforesaid in equal monthly payments, each in the amount of 1/12th of the Projected Annual Savings, with such payment to be applied first to interest and the balance to principal. The amount of Capital Expenses incurred by Landlord, as well as Tenant’s Share of such Capital Expenses, shall be set forth on each Statement and each Estimate Statement delivered by Landlord Tenant and Tenant shall pay Tenant’s Share of such Capital Expenses at the same time and in the same manner as Tenant shall pay Tenant’s Share of Building Direct Expenses.

4.7 Landlord’s Books and Records. Following Tenant’s receipt of the Statement for any Expense Year, Tenant shall have the right, upon prior written notice to Landlord (“Audit Notice”) within ninety (90) days following the delivery of such Statement (the “Review Period”), to commence an audit of Landlord’s books and records concerning the Building Direct Expenses for the Landlord’s fiscal year that is the subject of such statement (the “Records”). Tenant shall complete any audit within ninety (90) days following the commencement thereof. Following delivery of an Audit Notice, and provided Tenant is not then in monetary or material non-monetary default under this Lease beyond any applicable notice and cure periods expressly set forth in this Lease, Tenant shall have the right, at Tenant’s sole cost, during Landlord’s regular business hours and on reasonable prior notice to Landlord, to audit the Records at Landlord’s principal business office in San Francisco, California (or at any other location in northern California designated by Landlord). Such audit shall occur within thirty (30) days following the delivery of the Audit Notice. Tenant’s audit of the Records pursuant to this Section 4.7 shall be conducted only by a reputable independent nationally or regionally recognized certified public accounting firm, subject to Landlord’s reasonable approval, which accounting firm: (i) shall have previous experience in auditing financial operating records of landlords of office buildings; (ii) shall not be retained by Tenant on a contingency fee basis (i.e. Tenant must be billed based on the actual time and materials that are incurred by the accounting firm in the performance of the audit), and a copy of the executed audit agreement between Tenant and auditor shall be provided to Landlord prior to the commencement of the audit; and (iii) at Landlord’s option, both Tenant and auditor shall be required to execute a commercially reasonable confidentially agreement prepared by Landlord. Any audit report prepared by Tenant’s auditors shall be delivered concurrently to Landlord and Tenant promptly upon completion thereof. If, after such audit of the Records, Tenant disputes the amount of Building Direct Expenses for the Expense Year under audit, Landlord and Tenant shall meet and attempt in good faith to resolve the

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dispute. If the parties are unable to resolve the dispute within sixty (60) days after completion of Tenant’s audit, then, at Tenant’s request, a certified public accounting firm selected by Landlord, and reasonably approved by Tenant, shall, at Tenant’s cost, conduct an audit of the relevant Building Direct Expenses (the “Neutral Audit”). Tenant shall pay all costs and expenses of the Neutral Audit unless the final determination in such Neutral Audit is that Landlord overstated Building Direct Expenses in the Statement for the Expense Year being audited by more than five percent (5%), in which case Landlord shall pay the actual and reasonable costs and expenses of the Neutral Audit, in an amount not to exceed Ten Thousand and 00/100 Dollars ($10,000.00). In any event, Landlord will promptly reimburse Tenant or provide a credit for any overstatement of Building Direct Expenses, and Tenant shall promptly pay to Landlord any understatement of Building Direct Expenses. To the extent Landlord and Tenant fail to otherwise reach mutual agreement regarding Building Direct Expenses, the foregoing audit and Neutral Audit procedures shall be the sole methods to be used by Tenant to dispute the amount of any Building Direct Expenses payable by Tenant pursuant to the terms of this Lease.

ARTICLE 5

USE OF PREMISES

5.1 Permitted Use. Tenant shall use the Premises solely for the Permitted Use set forth in Section 7 of the Summary and Tenant shall not use or permit the Premises or the Project to be used for any other purpose or purposes whatsoever without the prior written consent of Landlord, which may be withheld in Landlord’s sole discretion.

5.2 Prohibited Uses. Tenant further covenants and agrees that Tenant shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to the provisions of the Rules and Regulations set forth in Exhibit D, attached hereto (provided that Tenant shall only be required to abide by and observe any changes to the Rules and Regulations made after the date of this Lease to the extent such changes (a) are applied in a non-discriminatory manner; (ii) do not create an unreasonable interference with or unreasonably prevent Tenant from using the Premises for the Permitted Use, and (b) do not materially diminish the rights or materially increase the obligations of Tenant under this Lease), or in violation of the laws of the United States of America, the State of California, or the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Project, including, without limitation, any such laws, ordinances, regulations or requirements relating to hazardous materials or substances, as those terms are defined by Applicable Laws now or hereafter in effect. Tenant shall not do or permit anything to be done in or about the Premises which will in any way materially obstruct or interfere with the rights of other tenants or occupants of the Building, or injure or unreasonably annoy them or use or allow the Premises to be used for any unlawful purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall comply with, and Tenant’s rights and obligations under the Lease and Tenant’s use of the Premises shall be subject and subordinate to, all easements, covenants, conditions, and restrictions affecting the Project which are first recorded after the date of this Lease; provided, however, any such instrument shall not (and could not by its terms) materially and adversely affect Tenant’s use or occupancy of the Premises, increase any obligations or decrease any rights of Tenant hereunder, nor shall any such instrument increase the rights or decrease the obligations of Landlord

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hereunder. Except for small quantities customarily used in business offices, and used in compliance with Applicable Laws, Tenant shall not cause or permit any “Hazardous Substance,” as that term is defined below, to be kept, maintained, used, stored, produced, generated or disposed of (into the sewage or waste disposal system or otherwise) on or in the Premises by Tenant or Tenant’s agents, employees, contractors, invitees, assignees or sublessees, without first obtaining Landlord’s written consent. Tenant shall promptly notify, and shall direct Tenant’s agents, employees contractors, invitees, assignees and sublessees to promptly notify, Landlord of any incident in, on or about the Premises, the Building or the Project that would require the filing of a notice under any federal, state, local or quasi-governmental law (whether under common law, statute or otherwise), ordinance, decree, code, ruling, award, rule, regulation or guidance document now or hereafter enacted or promulgated, as amended from time to time, in any way relating to or regulating any Hazardous Substance. As used herein, “Hazardous Substance” means any substance which is toxic, ignitable, reactive, or corrosive and which is regulated by any local government, the State of California, or the United States government. “Hazardous Substance” includes any and all material or substances which are defined as “hazardous waste,” “extremely hazardous waste” or a “hazardous substance” pursuant to state, federal or local governmental law. “Hazardous Substance” also includes asbestos, polychlorobiphenyls (i.e., PCB’s) and petroleum.

5.3 Remediation of Hazardous Substance. Landlord shall remediate any Hazardous Substance to the extent that (a) such Hazardous Substance was not brought onto the Project by, or permitted to be brought onto the Project by, Tenant or a Tenant Party, and (b) Landlord’s failure to remediate would be in violation of Applicable Laws and would (1) prevent Tenant from obtaining or maintaining a certificate of occupancy for the Premises, (2) create a material risk to the safety or health of Tenant’s employees, (3) otherwise materially and adversely affect Tenant’s use of or access to the Premises.

5.4 Bicycle Storage Area. Tenant shall have the non-exclusive right, at no additional cost to Tenant, to utilize that portion of the Building’s parking garage designated by Landlord for the parking of non-motorized bicycles by tenants and occupants of the Building (the “Bicycle Storage Area”), which Bicycle Storage Area shall (a) be non-exclusive for each tenant of the Building, and (b) be of a size to reasonably accommodate at least sixty (60) bicycles, with sufficient locker or rack space to safely secure each bicycle. Motorized vehicles of any kind, including motorcycles and mopeds, are prohibited in the Bicycle Storage Area, as is the storage of any property other than the permitted number of bicycles. Overnight parking of bicycles in the Bicycle Storage Area is prohibited. Landlord specifically reserves the right to reasonably change the location, size and configuration of the Bicycle Storage Area at any time, and to temporarily close-off or restrict access to the Bicycle Storage Area from time to time in connection with repairs or improvements at the Project, without incurring any liability to Tenant and without any abatement of Rent under this Lease. In addition to Tenant’s right to use the Bicycle Storage Area, Tenant’s employees shall have the right to bring their bicycles into the Premises, subject to the following terms and conditions: (i) bicycles may only enter and exit the Premises via the Building’s freight elevator and not through the main lobby of the Building; (ii) Landlord shall have the right to reasonably designate the path of travel that Tenant’s employees must follow to and from the Premises and the freight elevator; (iii) during such time as bicycles are within the Premises, all bicycles must be stored in a designated bicycle area; and (iv) in no event shall Tenant permit more than ten (10) bicycles per floor of the then-existing

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Premises to be located within the Premises at any one time. Landlord shall have no obligation to provide security in the Bicycle Storage Area, and Landlord shall in no event be liable for personal injury or property damage for any error with regard to the admission to or exclusion from the Bicycle Storage Area of any person; provided, however, that the Bicycle Storage Area shall be part of the controlled-access portion of the garage of the Building and shall not be publicly accessible. Upon the expiration or earlier termination of this Lease, Tenant shall have removed all bicycles belonging to its employees from the Bicycle Storage Area and Tenant, at Tenant’s sole cost and expense, shall repair all damage to the Bicycle Storage Area caused by the removal of Tenant’s property therefrom, and if Tenant fails to repair such damage, Landlord may undertake such repair on account of Tenant and Tenant shall pay to Landlord within thirty (30) days after demand the cost of such repair. If Tenant fails to remove any bicycles at the expiration or earlier termination of this Lease, Landlord may dispose of said bicycles in accordance with Applicable Laws.

ARTICLE 6

SERVICES AND UTILITIES

6.1 Standard Tenant Services. Landlord shall provide the following services on all days (unless otherwise stated below) during the Lease Term.

6.1.1 Subject to limitations imposed by all governmental rules, regulations and guidelines applicable thereto, Landlord shall provide heating, ventilation and air conditioning (“HVAC”) when necessary for normal comfort for normal office use in the Premises (which amounts shall be materially consistent with the amounts being provided by landlords of Comparable Buildings) from 7:00 A.M. to 6:00 P.M. Monday through Friday, and on Saturdays from 8:00 A.M. to 1:00 P.M. (collectively, the “Building Hours”), except for the date of observation of New Year’s Day, President’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day and, at Landlord’s reasonable discretion, other locally or nationally recognized holidays (collectively, the “Holidays”). Tenant shall cooperate fully with Landlord at all times and abide by all regulations and requirements that Landlord may reasonably prescribe for the proper functioning and protection of the HVAC, electrical, mechanical and plumbing systems.

6.1.2 Landlord shall provide reasonably sufficient electricity to the Premises (including adequate electrical wiring and facilities for connection to Tenant’s lighting fixtures and incidental use equipment), provided that (i) the connected electrical load of the normal and customary office equipment does not exceed an average of two and one-half (2.5) watts per usable square foot of the Premises during the Building Hours, calculated on a monthly basis, and the electricity so furnished for normal and customary office equipment will be at a nominal one hundred twenty (120) volts and no electrical circuit for the supply of such normal and customary office equipment will require a current capacity exceeding twenty (20) amperes, and (ii) the connected electrical load of Tenant’s lighting fixtures does not exceed an average of one and one-half (1.5) watts per usable square foot of the Premises during the Building Hours, calculated on a monthly basis, and the electricity so furnished for Tenant’s lighting will be at a nominal one hundred twenty (120) volts. Tenant will design Tenant’s electrical system serving any equipment producing nonlinear electrical loads to accommodate such nonlinear electrical loads, including,

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but not limited to, oversizing neutral conductors, derating transformers and/or providing power-line filters. Engineering plans shall include a calculation of Tenant’s fully connected electrical design load with and without demand factors and shall indicate the number of watts of unmetered and submetered loads. Tenant shall bear the cost of replacement of lamps, starters and ballasts for non-Building standard lighting fixtures within the Premises. Notwithstanding anything to the contrary set forth in this Lease, Landlord shall have the right, at Landlord’s cost, to install devices to separately meter (or sub-meter) Tenant’s use of electricity in the Premises, in which event Tenant shall pay such electricity costs directly to Landlord, within thirty (30) days after demand, at the rates charged by the public utility company furnishing the same, and Operating Expenses shall not include the cost of electricity used in other tenant-occupied spaces in the Building.

6.1.3 Landlord shall provide city water from the regular Building outlets for drinking, kitchen, lavatory and toilet purposes in the Building Common Areas and the Premises.

6.1.4 Landlord shall provide nonexclusive, non-attended automatic passenger elevator service during the Building Hours, shall have one elevator available at all other times, including on the Holidays, except in the event of emergency, and shall provide nonexclusive, non-attended automatic passenger escalator service during Building Hours only.

6.1.5 Landlord shall provide nonexclusive freight elevator service subject to reasonable scheduling by Landlord.

6.1.6 Landlord shall provide customary weekday janitorial services to the Premises, except the date of observation of the Holidays, in and about the Premises and customary occasional window washing services, each in a manner consistent with other Class “A” office buildings located in the vicinity of the Project.

6.1.7 Landlord shall provide reasonable access-control personnel, systems, and services for the Building and the Building’s parking facility twenty-four (24) hours per day, seven (7) days per week, in a manner reasonably consistent with landlords of Comparable Buildings. Notwithstanding the foregoing, Landlord shall in no case be liable for personal injury or property damage for any error with regard to the admission to or exclusion from the Building or Project of any person.

6.1.8 Subject to Landlord’s reasonable rules, regulations, and restrictions and the terms of this Lease, including, without limitation, the terms of Section 29.32 of this Lease, below, Landlord shall permit Tenant to utilize the existing Building risers, raceways, shafts and conduit to the extent (i) there is available space in the Building risers, raceways, shafts and/or conduit for Tenant’s use, which availability shall be determined by Landlord in Landlord’s sole and absolute discretion, and (ii) Tenant’s requirements are consistent with the requirements of a typical general office user. To the extent that Tenant’s use of the Building risers, raceways, shafts and/or conduit exceeds Tenant’s pro-rata share of such areas, then Tenant shall pay as Additional Rent Landlord’s standard fee for the use of such Building risers, raceways, shafts and/or conduit. Tenant may only use vendors reasonably approved by Landlord to provide services to Tenant through the use of the Building risers, raceways, shafts and conduit.

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Notwithstanding anything in this Lease to the contrary, if Landlord or any affiliate of Landlord has elected to qualify as a real estate investment trust (“REIT”), any service required or permitted to be performed by Landlord pursuant to this Lease, the charge or cost of which may be treated as impermissible tenant service income under the laws governing a REIT, may be performed by a taxable REIT subsidiary that is affiliated with either Landlord or Landlord’s property manager, an independent contractor of Landlord or Landlord’s property manager (the “Service Provider”). If Tenant is subject to a charge under this Lease for any such service, then, at Landlord’s direction, Tenant will pay such charge either to Landlord for further payment to the Service Provider or directly to the Service Provider, and, in either case, (i) Landlord will credit such payment against Additional Rent due from Tenant under this Lease for such service, and (ii) such payment to the Service Provider will not relieve Landlord from any obligation under the Lease concerning the provisions of such service.

6.2 Overstandard Tenant Use. Tenant shall not, without Landlord’s prior written consent, which shall not be unreasonably withheld, use heat-generating machines, machines other than normal office machines, or equipment or lighting other than Building standard lights in the Premises, which may materially affect the temperature otherwise maintained by the air conditioning system or increase the water normally furnished for the Premises by Landlord pursuant to the terms of Section 6.1 of this Lease. If Tenant uses water, electricity, heat or air conditioning in excess of that supplied by Landlord pursuant to Section 6.1 of this Lease, Tenant shall pay to Landlord, within thirty (30) days following billing, the cost of such excess consumption, the reasonable cost of the installation, operation, and maintenance of equipment which is installed in order to supply such excess consumption, and the cost of the increased wear and tear on existing equipment caused by such excess consumption; and Landlord may install devices to separately meter (or sub-meter) any increased use and in such event Tenant shall pay the increased cost directly to Landlord, within thirty (30) days after demand, at the rates charged by the public utility company furnishing the same, including the cost of such additional metering (or sub-metering) devices. In addition, in the event that there is located in the Premises a data center containing high density computing equipment, as defined in the U.S. EPA’s Energy Star® rating system (“Energy Star”), Landlord may require the installation in accordance with Energy Star of separate metering or check metering equipment, in which event (i) Tenant shall pay the costs of any such meter or check meter directly to Landlord, within thirty (30) days after demand, including the installation and connectivity thereof, (ii) Tenant shall directly pay to the utility provider all electric consumption on any meter, and (iii) Tenant shall pay to Landlord, as Additional Rent, all electric consumption on any check meter within thirty (30) days after being billed thereof by Landlord, in addition to other electric charges payable by Tenant under the Lease. In the event that Tenant purchases any utility service directly from the provider, Tenant shall promptly provide to Landlord either permission to access Tenant’s usage information from the utility service provider or copies of the utility bills for Tenant’s usage of such services in a format reasonably acceptable to Landlord. Tenant’s use of electricity shall never exceed the capacity of the feeders to the Project or the risers or wiring installation, and subject to the terms of Section 29.32, below, Tenant shall not install or use or permit the installation or use of any computer or electronic data processing equipment in the Premises, without the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed; provided, however, (i) the foregoing restriction shall not apply to general office use of printers and personal computers on the desktops of Tenant’s employees, and (ii) to the extent the “Approved Working Drawings,” as that term is set forth in Section 3.4 of the Tenant Work

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Letter, creates separately ventilated “computer” and/or “data center” rooms, the foregoing restriction shall not apply within such designated areas. If Tenant desires to use heat, ventilation or air conditioning during hours other than those for which Landlord is obligated to supply such utilities pursuant to the terms of Section 6.1 of this Lease, Tenant shall give Landlord such prior notice, if any, as Landlord shall from time to time reasonably establish as appropriate, of Tenant’s desired use in order to supply such utilities, and Landlord shall supply such utilities to Tenant at Landlord’s actual cost (which shall be treated as Additional Rent), which shall include the costs of the electricity consumed by such HVAC (unless paid for directly by Tenant), the costs of increased depreciation and maintenance costs on the Base Building HVAC equipment, and Landlord’s standard administration fee. Landlord shall have the exclusive right, but not the obligation, to provide any additional services which may be required by Tenant, including, without limitation, locksmithing, lamp replacement, additional janitorial service, and additional repairs and maintenance; provided, however, that Landlord may not charge Tenant more than Landlord would be charged for similar work performed for Landlord’s own account. If Tenant requests any such additional services, then Tenant shall pay to Landlord the cost of such additional services, including Landlord’s reasonable standard fee for its involvement with such additional services, promptly upon being billed for same. If Landlord declines to provide any additional service requested by Tenant, Tenant shall have the right to hire a third-party service provider to perform such service, subject to Landlord’s approval of such third-party service provider, which approval shall not be unreasonably withheld, conditioned or delayed.

6.3 Interruption of Use. Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent (except as specifically set forth in Section 19.5.2 of this Lease) or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by breakage, repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building or Project after reasonable effort to do so, by any riot or other dangerous condition, emergency, accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause beyond Landlord’s reasonable control (provided that the foregoing shall not limit Landlord’s liability, if any, pursuant to Applicable Laws for bodily injury and property damage to the extent caused by the negligence or willful misconduct of Landlord, its agents, employees or contractors); and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant’s use and possession of the Premises or relieve Tenant from paying Rent (except as specifically set forth in Section 19.5.2 of this Lease) or performing any of its obligations under this Lease. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant’s business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6, provided that the foregoing shall not limit Landlord’s liability, if any, pursuant to Applicable Laws for bodily injury and property damage to the extent caused by the negligence or willful misconduct of Landlord, its agents, employees or contractors.

6.4 Fire Stairs. Landlord hereby agrees that Landlord shall not prohibit Tenant from using the fire stairs between contiguous floors of the Premises for the regular travel of employees between such floors, provided such use by Tenant complies with all Applicable Laws (including

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building codes. Subject to Landlord’s prior approval, which approval shall not be unreasonably withheld, conditioned or delayed, and compliance with all Applicable Laws, Tenant shall have the right to install a security system in accordance with Article 8 of this Lease to restrict access to the Premises from the fire stairs and make cosmetic, non-structural alterations to the fire stairs used by Tenant pursuant to this Section 6.4. Landlord makes no representation to Tenant as to whether or not the use of the fire stairs between contiguous floors of the Premises for the regular travel of employees between such floors is allowed under Applicable Laws.

6.5 Rooftop Rights. In accordance with, and subject to, the terms and conditions set forth in Article 8, below, and this Section 6.5, Tenant, on a non-exclusive basis and without the payment of any additional rent or other license fee, may install, repair and replace, at Tenant’s sole cost and expense, satellite dishes/antennae on the roof of the Building which shall be no larger than twenty-four inches (24”) in diameter (and reasonable equipment and cabling related thereto), for receiving of signals or broadcasts (as opposed to the generation or transmission of any such signals or broadcasts) servicing the business conducted by Tenant from within the Premises (all such equipment is defined collectively as the “Telecommunications Equipment”). Landlord makes no representations or warranties whatsoever with respect to the condition of the roof of the Building, or the fitness or suitability of the roof of the Building for the installation, maintenance and operation of the Telecommunications Equipment, including, without limitation, with respect to the quality and clarity of any receptions and transmissions to or from the Telecommunications Equipment and the presence of any interference with such signals whether emanating from the Building or otherwise. The physical appearance and the size of the Telecommunications Equipment shall be subject to Landlord’s reasonable approval, the location of any such installation of the Telecommunications Equipment shall be designated by Tenant subject to Landlord’s reasonable approval and Landlord may require Tenant to install screening around such Telecommunications Equipment, at Tenant’s sole cost and expense, as reasonably designated by Landlord. Tenant shall maintain such Telecommunications Equipment, at Tenant’s sole cost and expense. Tenant shall reimburse to Landlord the reasonable, out-of-pocket costs reasonably incurred by Landlord in approving such Telecommunications Equipment. Tenant shall remove such Telecommunications Equipment upon the expiration or earlier termination of the Lease, and shall return the affected portion of the rooftop and the Premises to the condition the rooftop and the Premises would have been in had no such Telecommunications Equipment been installed (reasonable wear and tear, casualty and condemnation excepted), unless Landlord, in its sole discretion, elects in a written notice to Tenant to keep all or any portion of such Telecommunications Equipment, in which case such Telecommunications Equipment shall be surrendered by Tenant to Landlord, and shall be and become the property of Landlord without the necessity of any further written documentation (unless reasonably requested by Landlord), upon the expiration or earlier termination of this Lease, provided Landlord pays to Tenant the fair market value of the Telecommunications Equipment retained by Landlord. Such Telecommunications Equipment shall be installed pursuant to plans and specifications approved by Landlord (specifically including, without limitation, all mounting and waterproofing details), which approval will not be unreasonably withheld, conditioned, or delayed. Notwithstanding any such review or approval by Landlord, Tenant shall remain solely liable for any damage to any portion of the roof or roof membrane, specifically including any penetrations, in connection with Tenant’s installation, use, maintenance and/or repair of such Telecommunications Equipment, and Landlord shall have no liability therewith. Such Telecommunications Equipment shall, in all instances, comply with all

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Applicable Laws. Tenant shall not be entitled to license its Telecommunications Equipment to any unrelated third party, nor shall Tenant be permitted to receive any revenues, fees or any other consideration for the use of such Telecommunications Equipment by an third party. Tenant hereby expressly acknowledges that Landlord shall have the right (i) to itself utilize any rooftop space for the use of equipment, and (ii) to re-sell, license or lease any rooftop space to any third party for the use of equipment; provided, however, that so long as Tenant and the Telecommunications Equipment are in compliance with Applicable Laws and this Lease (including, without limitation, the operation of such Telecommunications Equipment within permitted frequencies), then (A) any third party use permitted by Landlord after the installation of the Telecommunications Equipment shall not unreasonably interfere with the Telecommunications Equipment or signals or services provided to Tenant thereby, and (B) Tenant’s rights under this Section 6.5 shall be superior to the rights of any third parties which buy, license or lease rooftop space at the Project.

ARTICLE 7

REPAIRS

Landlord shall at all times during the Lease Term maintain in good condition and operating order the structural portions of the Building, including, without limitation, the foundation, floor slabs, ceilings, roof, columns, beams, shafts, stairs, stairwells, escalators, elevators, Base Building restrooms and all Common Areas (collectively, the “Building Structure”), and the Base Building mechanical, electrical, life safety, plumbing, sprinkler and HVAC systems installed or furnished by Landlord (collectively, the “Building Systems”). Except as specifically set forth in this Lease to the contrary, Tenant shall not be required to repair the Building Structure and/or the Building Systems, except to the extent required because of Tenant’s use of the Premises for other than normal and customary business office operations. Tenant shall, at Tenant’s own expense, keep the Premises, including all improvements, fixtures and furnishings therein, and the floor or floors of the Building on which the Premises are located, in good order, repair and condition at all times during the Lease Term, except for (a) damage caused by ordinary wear and tear or beyond the reasonable control of Tenant, (b) damage caused by fire or other casualty (which damage caused by fire or other casualty shall be governed by the terms of Article 11 of this Lease), (c) damage caused by the negligence or willful misconduct of Landlord or the Landlord Parties, and (d) damage that Landlord is required to repair or that results from Landlord’s breach of its obligations under this Lease; provided, however, that, Landlord shall have the exclusive right, at Landlord’s option, but not the obligation, to make such repairs and replacements at Tenant’s sole cost and expense. In the event that Landlord elects to make any such repair, Landlord hereby agrees that (1) the cost to Tenant of such repair shall be reasonably priced vis-à-vis the cost to Tenant if Tenant had contracted directly for such repair with another qualified contractor approved by Landlord, and (2) the time period required to complete such repair shall not be materially longer than the time period required to complete such repair had Tenant contracted directly for such repair with a qualified contractor approved by Landlord. In the event Landlord does not elect to make such repairs and replacements, then such repairs shall be performed by a contractor (and subcontractors, as necessary) retained by Tenant and approved by Landlord to perform work at the Project, provided that Landlord shall have the right to require the use of designated contractors or vendors with respect to work on the Building Structure or Building Systems (the “Major Trades”). Such contractor(s) shall follow

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Landlord’s reasonable and non-discriminatory construction administration procedures and utilize the standard specifications and details for the Building, all as promulgated by Landlord from time to time. Subject to the terms of Section 19.5 and Article 27 of this Lease below, Landlord may, but shall not be required to, enter the Premises at all reasonable times to make such repairs, alterations, improvements or additions to the Premises or to the Project or to any equipment located in the Project as Landlord shall desire or deem necessary or as Landlord may be required to do by governmental or quasi-governmental authority or court order or decree. Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code or under any similar law, statute, or ordinance now or hereafter in effect.

ARTICLE 8

ADDITIONS AND ALTERATIONS

8.1 Landlord’s Consent to Alterations. Tenant may not make or suffer to be made any improvements, alterations, additions, changes, or repairs (pursuant to Article 7 or otherwise) to the Premises or any mechanical, plumbing or HVAC facilities or systems pertaining to the Premises (collectively, the “Alterations”) without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant in accordance with the terms and conditions of this Article 8, and which consent shall not be unreasonably withheld, conditioned or delayed by Landlord, provided it shall be deemed reasonable for Landlord to withhold its consent to any Alteration which adversely affects the Building Structure or Building Systems or equipment, or is visible from the exterior of the Building (each, a “Material Alteration” and, collectively, “Material Alterations”). Landlord may impose, as a condition of its consent to any and all Alterations or repairs of the Premises or about the Premises, reasonable requirements, provided that such requirements may be imposed in Landlord’s sole discretion in connection with any Material Alteration. The construction of the initial improvements to the Premises shall be governed by the terms of the Tenant Work Letter and not the terms of this Article 8. Notwithstanding anything to the contrary set forth in this Article 8, Landlord expressly agrees that if at any time during the Lease Term the Premises shall be located on two (2) or more contiguous floors in the Building, Tenant shall have the right, subject to Landlord’s prior written approval of Tenant’s plans and specifications, and subject to all Applicable Laws and the remaining provisions of this Article 8 and this Lease, to construct an internal stairwell between such contiguous floors of the Premises. In the event that any modifications to the Building Structure or Building Systems are required by Applicable Law as a result of Tenant’s installation and construction of any internal stairwell as provided in this Section 8.1, such costs and expenses shall be the sole responsibility of Tenant. Within thirty (30) days following the expiration or earlier termination of this Lease, Tenant shall reimburse Landlord for all reasonable costs of removing any such internal stairwell and repairing any damage caused by such removal unless Landlord has, on or before the expiration or earlier termination of this Lease, entered into a lease with a succeeding tenant for the then-existing Premises, and such tenant elects to use such internal stairwell and agrees in writing to reimburse Landlord for the cost of removing the stairwell and repairing any damage caused by such removal upon the expiration or earlier termination of such succeeding tenant’s lease.

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8.2 Manner of Construction. Landlord shall have the exclusive right, at Landlord’s option, but not the obligation, to make the Alterations at Tenant’s sole cost and expense, provided, however, that if Landlord elects to make any such Alteration, Landlord hereby agrees that (a) the cost to Tenant of such Alteration shall be reasonably priced vis-à-vis the cost to Tenant if Tenant had contracted directly for such Alteration with another qualified general contractor approved by Landlord to perform work in the Project, and (b) the time period required to construct such Alteration shall not be materially longer than the time period required to construct such Alteration had Tenant contracted directly for such Alteration with a qualified general contractor approved by Landlord. If Landlord elects to make the Alterations pursuant to the immediately preceding sentence, then Landlord shall inform Tenant of such election within five (5) business days following the date upon which Tenant requests Landlord consent to such Alteration pursuant to Section 8.1 of this Lease, above, and Tenant shall retain Landlord to construct such Alterations and Landlord shall hold all applicable construction contracts. If Landlord does not elect to perform any such Alteration (which Alteration has otherwise been approved by Landlord), then Tenant shall perform such Alteration pursuant to the terms of this Article 8, to the extent applicable as reasonably determined by Landlord. Prior to the commencement of construction of any Alterations or repairs, Tenant shall submit to Landlord, for Landlord’s review and approval in its reasonable discretion, four (4) copies signed by Tenant of all plans, specifications and working drawings relating thereto. Landlord shall review and approve or disapprove all such plans, specifications and working drawings within fifteen (15) days following the date upon which Tenant submits the same to Landlord, except that Landlord shall have fifteen (15) business days following the date upon which Tenant submits the same to Landlord to review and approve such plans, specifications and working drawings in the event that the nature of the Alterations or repairs is such that (I) review of the plans, specifications and working drawings related thereto cannot reasonably be completed within fifteen (15) days, or (II) Landlord needs to send the plans, specifications and working drawings out for third-party review; provided, however, if Landlord disapproves of any such plans, specifications or working drawings, then Landlord shall set forth with reasonable specificity the grounds for such disapproval. Tenant, at its sole cost and expense, shall retain an architect/space planner subject to Landlord’s reasonable approval, to prepare such plans, specifications and working drawings; provided that, Tenant shall retain the engineering consultants from a list of at least three (3) names provided by Landlord to prepare all plans and engineering working drawings, if any, relating to the structural, mechanical, electrical, plumbing, HVAC, life-safety and sprinkler work of the Alterations. Tenant shall be required to include in its contracts with the architect and the engineers a provision which requires ownership of all architectural and engineering drawings to be transferred to Tenant upon the substantial completion of the Alteration and Tenant hereby grants to Landlord a non-exclusive right to use such drawings, including, without limitation, a right to make copies thereof. Tenant shall cause each architect/space planner and engineer retained by Tenant to follow Landlord’s reasonable and non-discriminatory construction administration procedures and to utilize the standard specifications and details for the Building, all as promulgated by Landlord from time to time. Tenant and Tenant’s architect/space planner shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the Base Building plans, and Tenant and Tenant’s architect/space planner shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith. In addition, in the event that Tenant retains an architect/space planner that is not on Landlord’s list of designated or approved architects/space planners for the Building, then at Landlord’s option, Landlord may

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submit Tenant’s plans, specifications and working drawings to a third-party architect and/or engineer, selected by Landlord, for their review, at Tenant’s sole cost and expense. Landlord’s review of plans, specifications and working drawings as set forth in this Section 8.2, shall be for its sole purpose and shall not imply Landlord’s review of the same, or obligate Landlord to review the same, for quality, design, compliance with applicable building codes or other like matters. Accordingly, notwithstanding that any plans, specifications or working drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord’s space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the plans, specifications and working drawings for the Alterations, and Tenant’s waiver and indemnity set forth in Section 10.1 of this Lease, below, shall specifically apply to the plans, specifications and working drawings for the Alterations. Following Landlord’s approval in its reasonable discretion of all plans, specifications and working drawings for the Alterations, a contractor to construct the Alterations shall be selected by Tenant and approved by Landlord (except that Landlord shall have the right to designate contractors to perform the work of the Major Trades) to perform work at the Project, provided that Tenant shall have the right to require multiple contractors on Landlord’s list to bid the project; and provided, further, that if Landlord elects to make the Alterations, then (A) Landlord shall obtain competitive bids from at least three (3) qualified general contractors approved by Landlord to perform work in the Building; (B) Landlord shall require such general contractors to obtain competitive bids for each major trade (as reasonably determined by Landlord) from at least three (3) subcontractors approved by Landlord to perform work in the Building; (C) Tenant shall have the right to review all bids and to select any bidder (except with respect to Material Alterations, in which event Landlord shall have the right to select the bidder); (D) the construction contract shall expressly acknowledge that Tenant is a third-party beneficiary thereunder and shall authorize Tenant to directly enforce all warranties or guarantees; and (E) Landlord shall use commercially reasonable efforts to enforce the terms of the construction contract. Landlord shall provide to Tenant an itemized statement of costs, as set forth in the proposed contract with such contractor (the “Alteration Contract”), which costs form a basis for the amount of the Alteration Contract (the “Alteration Contract Amount”). Tenant, in consultation with Landlord, shall review the itemized statement of costs provided to Tenant in accordance with this Section 8.2, and upon receipt of Tenant’s approval of such itemized statement of costs by Landlord, Landlord shall be released by Tenant (i) to retain the contractor who submitted such itemized statement of costs, and (ii) to purchase the items set forth in such itemized statement of costs and to commence the construction relating to such items. Landlord shall execute a commercially reasonable construction contract with the contractor which shall guaranty, on commercially reasonable terms, that the Alterations shall be free from defects in workmanship and materials for a period of at least one (1) year from the date of substantial completion, and Landlord shall, at Landlord’s cost and expense, cause any defects in workmanship or materials which are discovered within such one (1) year time period to be promptly corrected. Landlord hereby assigns to Tenant all warranties and guaranties by the contractor selected in accordance with this Section 8.2 to construct the Alterations. Subject to Landlord’s obligation to correct defects in workmanship or materials which are discovered within one (1) year following substantial completion of the Alteration, as set forth above, and subject to any liability arising under Section 10.1, below, Tenant hereby waives all claims against Landlord relating to, or arising out of the construction

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of, the Alterations (provided that Landlord shall reimburse Tenant for the amount of any commercially reasonable deductible actually paid by Tenant under the insurance required under the terms of Sections 8.4 and 10.14, below). In the event Tenant requests any Alterations in the Premises which require or give rise to governmentally required changes to the “Base Building,” as that term is defined below, then Landlord shall, at Tenant’s expense, make such changes to the Base Building; provided that in the event that Tenant’s request for approval of any Alteration shall indicate Tenant’s desire for Landlord to notify Tenant of any such Base Building changes, Landlord shall notify Tenant (to the extent Landlord is then aware of any such required changes), in its approval of such Alterations (if applicable), and Tenant shall be permitted, at its option, to promptly elect to not have the Alterations performed. As used in this Lease, the “Base Building” shall of the Building Structure and the Building Systems. The term “Base Building,” as used in this Lease, shall not be deemed to have the same meaning as the term “Base, Shell and Core,” as the same is defined in Section 1 of the Tenant Work Letter. In performing the work of any Alterations for which Tenant is responsible, Tenant shall have the work performed in such manner so as not to unreasonably obstruct access to the Project or any portion thereof, by any other tenant of the Project, and so as not to unreasonably obstruct the business of Landlord or other tenants in the Project. In addition, any Alteration that requires the use of Building risers, raceways, shafts and/or conduits, shall be subject to Landlord’s reasonable rules, regulations, and restrictions, including the requirement that any cabling vender must be selected from a list of at least three (3) names approved by Landlord to perform work at the Project, and that the amount and location of any such cabling must be approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. All subcontractors, laborers, materialmen, and suppliers (“Tenant’s Agents”) used or selected by Tenant shall be from a list of at least three (3) names for each major trade approved by Landlord to perform work at the Project. Tenant shall not use (and upon notice from Landlord shall cease using) contractors, services, workmen, labor, materials or equipment that, in Landlord’s reasonable judgment, would disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Building or the Common Areas. In addition to Tenant’s obligations under Article 9 of this Lease, upon completion of any Alterations, Tenant agrees to cause a Notice of Completion to be recorded in the office of the Recorder of the County in which the Project is located in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and Tenant shall deliver to the Project construction manager (1) a reproducible copy of the “as built” drawings of the Alterations (provided that in the event that “as built” drawings are not reasonably available, Tenant shall be permitted to provide a copy of the approved drawings for the Alterations, marked with field modifications), (2) a computer disc containing the same (to the extent reasonably available), and (3) all permits, approvals and other documents issued by any governmental agency in connection with the Alterations. Notwithstanding anything set forth in this Article 8 to the contrary, construction of an Alteration shall not commence until (x) the Alteration Contract has been fully executed and delivered to Landlord, and (y) Tenant has procured, and delivered to Landlord a copy of, all applicable permits.

8.3 Payment for Improvements. If Landlord elects to make an Alteration, then Tenant shall pay to Landlord, as provided in this Section 8.3, an amount (the “Alteration Amount”) equal to sum of (1) the Alteration Contract Amount, and (2) all other reasonable, out-of-pocket costs incurred by Landlord and related to the construction of the Alterations, including, without limitation, the following items and costs: (i) all amounts actually paid by Landlord to any architect/space planner, engineer, consultant, contractor, subcontractor, mechanic,

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materialman or other person, whether retained by Landlord or Tenant, in connection with the Alterations, and all fees incurred by, and the actual cost of documents and materials supplied by, Landlord and Landlord’s consultants in connection with the preparation and review of all plans, specifications and working drawings for the Alterations; (ii) all plan check, permit and license fees relating to construction of the Alterations paid by Landlord; (iii) the reasonable cost of any changes in the Base Building when such changes are required by any plans, specifications or working drawings for the Alterations (including if such changes are due to the fact that such work is prepared on an unoccupied basis), such cost to include all direct architectural and/or engineering fees and expenses incurred by Landlord in connection therewith; (iv) the cost of any changes to the plans, specifications and working drawings for the Alterations or to the Alterations themselves required by all Applicable Laws and paid by Landlord; (v) sales and use taxes and Title 24 fees imposed on, assessed against or paid by Landlord; (vi) Landlord’s standard supervision fee for its involvement with such Alterations, which supervision fee shall be equal to the sum of (A) seven percent (7%) of the first $100,000.00 of the “hard” costs of each such Alteration, and (B) three and one-half percent (3.5%) of the “hard” costs of each such Alteration thereafter; and (vii) all other reasonable, out-of-pocket costs incurred by Landlord in connection with the construction of the Alterations. Landlord shall invoice Tenant for such Alteration Amount, on a monthly basis, based on the percentage of such Alteration that has been completed. In the event that, after Tenant’s approval of a cost proposal for the Alterations in accordance with Section 8.2, above, any revisions, changes or substitutions shall be made to the plans, specifications and working drawings or the Alterations, any additional costs which arise in connection with such revisions, changes or substitutions or any other additional costs shall be added to the Alteration Amount and shall be paid by Tenant to Landlord pursuant to the immediately preceding sentence. In the event Tenant fails to make a required payment to Landlord with respect to any Alterations, within the applicable time periods set forth in this Section 8.3, Tenant shall be deemed in default of this Lease (subject to the notice and cure rights set forth in Section 19.1 of this Lease), and in addition to all of Landlord’s rights and remedies provided in this Lease, (aa) Landlord shall have the right to immediately stop the construction of any such Alterations until such time as Tenant has paid to Landlord all amounts due and owing to Landlord hereunder, and (bb) any delays in the construction of the Alterations caused by such stoppage by Landlord shall be deemed caused by Tenant.

8.4 Construction Insurance. In addition to the requirements of Article 10 of this Lease, in the event that any Alterations are made pursuant to this Article 8, prior to the commencement of such Alterations, Tenant shall provide Landlord with evidence that Tenant or Tenant’s contractor carries “Builder’s All Risk” insurance in an amount reasonably approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may reasonably require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof. In addition, Landlord may, in its discretion, require Tenant to obtain a lien and completion bond or some alternate form of security reasonably satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord as a co-obligee, when the cost of such Alterations exceeds $250,000.00.

8.5 Landlord’s Property. All Alterations, improvements, fixtures, equipment and/or appurtenances which may be installed or placed by or on behalf of Tenant in or about the Premises, from time to time, shall be at the sole cost of Tenant and any permanently affixed

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Alterations, improvements, equipment and/or appurtenances shall be and become the property of Landlord; provided, however, Landlord may, by written notice to Tenant prior to the end of the Lease Term, or given following any earlier termination of this Lease, require Tenant, at Tenant’s expense, to remove any “Above Standard Alterations”, as that term is defined below, and to repair any damage to the Premises and Building caused by such removal and return the affected portion of the Premises to substantially the same condition existing prior to the installation of such Alterations or improvements; provided, however, if at the time Tenant requests Landlord’s consent to any Alterations pursuant to this Article 8 Tenant also requests in writing Landlord’s determination as to whether Landlord will require the removal of such Alterations upon the expiration or earlier termination of this Lease, then Landlord shall notify Tenant of any such required removal and/or restoration together with Landlord’s consent for such Alternations (if such consent is given). As used in this Lease, “Above Standard Alterations” shall mean any part of any Alterations which do not constitute normal and customary general office improvements as reasonably determined by Landlord, and shall include, without limitation, improvements such as voice, data and other cabling, raised floors, floor penetrations, any installations outside of the Premises, or any areas requiring floor reinforcement, personal baths and showers, vaults, rolling file systems and structural alterations of any type. The removal of the Tenant Improvements constructed in the Premises pursuant to the Tenant Work Letter shall be governed by the terms of the Tenant Work Letter. If Tenant fails to complete any required removal and/or to repair any damage caused by the removal of any Alterations or improvements in the Premises and return the affected portion of the Premises to substantially the same condition existing prior to the installation of such Alterations or improvements prior to the expiration or earlier termination of this Lease, then Rent shall continue to accrue under this Lease in accordance with Article 16, below, after the end of the Lease Term until such work shall be completed, and Landlord shall have the right, but not the obligation, on five (5) days’ written notice to Tenant, to perform such work and to charge the actual and reasonable cost thereof to Tenant. Tenant hereby protects, defends, indemnifies and holds Landlord harmless from any liability, cost, obligation, expense or claim of lien, court costs and reasonable attorneys’ fees, in any manner relating to the installation, placement, removal or financing by or on behalf of Tenant of any such Alterations, improvements, fixtures and/or equipment in, on or about the Premises, which obligations of Tenant shall survive the expiration or earlier termination of this Lease.

ARTICLE 9

COVENANT AGAINST LIENS

Tenant shall keep the Project and Premises free from any liens or encumbrances arising out of the work performed, materials furnished or obligations incurred by or on behalf of Tenant, and shall protect, defend, indemnify and hold Landlord harmless from and against any claims, liabilities, judgments or costs (including, without limitation, reasonable attorneys’ fees and costs) arising out of same or in connection therewith. Tenant shall give Landlord notice at least fifteen (15) days prior to the commencement of any work on the Premises which may give rise to a lien on the Premises, Building or Project (or such additional time as may be necessary under Applicable Laws) to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility. Tenant shall remove any such lien or encumbrance by bond or otherwise within ten (10) days after notice by Landlord, and if Tenant shall fail to do so,

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Landlord may pay the amount necessary to remove such lien or encumbrance, without being responsible for investigating the validity thereof. The amount so paid shall be deemed Additional Rent under this Lease payable upon demand, without limitation as to other remedies available to Landlord under this Lease. Nothing contained in this Lease shall authorize Tenant to do any act which shall subject Landlord’s title to the Building or Premises to any liens or encumbrances whether claimed by operation of law or express or implied contract. Any claim to a lien or encumbrance upon the Building or Premises arising in connection with any such work or respecting the Premises not performed by or at the request of Landlord shall be null and void, or at Landlord’s option shall attach only against Tenant’s interest in the Premises and shall in all respects be subordinate to Landlord’s title to the Project, Building and Premises.

ARTICLE 10

TENANT’S INDEMNITY AND INSURANCE

10.1 Tenant’s Indemnity.

10.1.1 Indemnity. To the maximum extent permitted by law, Tenant waives any right to contribution against the “Landlord Parties,” as that term is defined in Section 10.13, below, and agrees to indemnify and save harmless the Landlord Parties from and against all claims of whatever nature arising from or claimed to have arisen from (i) any act, omission or negligence of the Tenant Parties; (ii) any accident, injury or damage whatsoever caused to any person, or to the property of any person, occurring in or about the Premises from the earlier of (A) the date on which any Tenant Party first enters the Premises for any reason or (B) the Lease Commencement Date, and thereafter throughout and until the end of the Lease Term and after the end of the Lease Term for as long as Tenant or anyone acting by, through or under Tenant is in occupancy of the Premises or any portion thereof; (iii) any accident, injury or damage whatsoever occurring outside the Premises but within the Project, where such accident, injury or damage results, or is claimed to have resulted, from any act, omission or negligence on the part of any of the Tenant Parties; or (iv) any breach of this Lease by Tenant. Tenant shall pay such indemnified amounts as they are incurred by the Landlord Parties. This indemnification shall not be construed to deny or reduce any other rights or obligations of indemnity that a Landlord Party may have under this Lease or the common law. Notwithstanding anything contained herein to the contrary, the terms of the foregoing indemnity and waiver shall not apply to the extent any loss, cost, damage, expense or liability is caused by the negligence or willful misconduct of Landlord or the Landlord Parties. Landlord shall indemnify, defend, protect, and hold harmless the Tenant Parties from and against all claims of whatever nature arising from or claimed to arise from the negligence or willful misconduct of Landlord Parties in, on, or about the Project, except to the extent caused by the negligence or willful misconduct of Tenant Parties. Landlord shall pay such indemnified amounts as they are incurred by Tenant Parties. This indemnification shall not be construed to deny or reduce any other rights or obligations of indemnity that a Tenant Party may have under this Lease or the common law. Notwithstanding anything to the contrary set forth in this Lease, either party’s agreement to indemnify the other party as set forth in this Section 10.1.1 shall be ineffective to the extent the matters for which such party agreed to indemnify the other party are of a nature covered by, or are required to be covered by, insurance required to be carried by the non-indemnifying party pursuant to this Lease (except to the extent of reasonable deductibles). Further, Tenant’s agreement to indemnify Landlord Parties and

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Landlord’s agreement to indemnify Tenant Parties pursuant to this Section 10.1.1 are not intended to and shall not relieve any insurance carrier of its obligations under policies required to be carried under this Lease, to the extent such policies cover, or if carried, would have covered the matters, subject to the parties’ respective indemnification obligations; nor shall they supersede any inconsistent agreement of the parties set forth in any other provision of this Lease. The provisions of this Section 10.1 shall survive the expiration or earlier termination of this Lease with respect to any claims or liability arising in connection with any event occurring prior to such expiration or earlier termination.

10.1.2 Breach. In the event that either party breaches any of its indemnity obligations hereunder or under any other contractual or common law indemnity: (i) the breaching party shall pay to the non-breaching party all liabilities, loss, cost, or expense (including reasonable attorney’s fees) incurred as a result of said breach, and the reasonable value of time expended by the non-breaching party as a result of said breach; and (ii) the non-breaching parties may deduct and offset from any amounts due to the breaching party under this Lease any amounts owed by the breaching party pursuant to this section.

10.1.3 No limitation. The indemnification obligations under this Section shall not be limited in any way by any limitation on the amount or type of damages, compensation or benefits payable by or for Landlord, Tenant or any subtenant or other occupant of the Premises under workers’ compensation acts, disability benefit acts, or other employee benefit acts. Tenant waives any immunity from or limitation on its indemnity or contribution liability to the Landlord Parties based upon such acts. Landlord waives any immunity from or limitation on its indemnity or contribution liability to the Tenant Parties based upon such acts.

10.1.4 Subtenants and other occupants. Tenant shall require its subtenants and other occupants of the Premises to provide similar indemnities to the Landlord Parties in a form reasonably acceptable to Landlord.

10.1.5 Survival. The terms of this section shall survive any termination or expiration of this Lease.

10.1.6 Costs. The foregoing indemnity and hold harmless agreement shall include indemnity for all costs, expenses and liabilities (including, without limitation, reasonable attorneys’ fees and disbursements) incurred by the Landlord Parties or the Tenant Parties in connection with any such claim or any action or proceeding brought thereon, and the defense thereof. In addition, in the event that any action or proceeding shall be brought against one or more Landlord Parties or Tenant Parties by reason of any such claim, the indemnifying party, upon request from the indemnified party, shall resist and defend such action or proceeding on behalf of the indemnified party by counsel appointed by indemnifying party’s insurer (if such claim is covered by insurance without reservation) or otherwise by counsel reasonably satisfactory to the indemnified party. The indemnified party shall not be bound by any compromise or settlement of any such claim, action or proceeding without the prior written consent of such indemnified party.

10.2 Tenant’s Risk. Except as expressly set forth in this Lease, Tenant agrees to use and occupy the Premises, and to use such other portions of the Building and the Project as

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Tenant is given the right to use by this Lease at Tenant’s own risk. The Landlord Parties shall not be liable to the Tenant Parties for any damage, injury, loss, compensation, or claim (including, but not limited to, claims for the interruption of or loss to a Tenant Party’s business) based on, arising out of or resulting from any cause whatsoever, including, but not limited to, repairs to any portion of the Premises or the Building or the Project, any fire, robbery, theft, mysterious disappearance, or any other crime or casualty, the actions of any other tenants of the Building or of any other person or persons, or any leakage in any part or portion of the Premises or the Building or the Project, or from water, rain or snow that may leak into, or flow from any part of the Premises or the Building or the Project, or from drains, pipes or plumbing fixtures in the Building or the Project. Any goods, property or personal effects stored or placed in or about the Premises shall be at the sole risk of the Tenant Party, and neither the Landlord Parties nor their insurers shall in any manner be held responsible therefor. The Landlord Parties shall not be responsible or liable to a Tenant Party, or to those claiming by, through or under a Tenant Party, for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connecting with the Premises or any part of the Building or otherwise. Notwithstanding the foregoing, the foregoing waiver and release shall not apply to the extent of any injury, loss, damages or liability caused by the negligence or willful misconduct of the Landlord Parties; provided, however, in no event shall the Landlord Parties have any liability to a Tenant Party based on any loss with respect to or interruption in the operation of Tenant’s business. The provisions of this section shall be applicable until the expiration or earlier termination of the Lease Term, and during such further period as Tenant may use or be in occupancy of any part of the Premises or of the Building.

10.3 Tenant’s Commercial General Liability Insurance. Tenant agrees to maintain in full force on or before the earlier of (i) the date on which any Tenant Party first enters the Premises for any reason, or (ii) the Lease Commencement Date throughout the Lease Term of this Lease, and thereafter, so long as Tenant is in occupancy of any part of the Premises, a policy of commercial general liability insurance, on an occurrence basis, issued on a form at least as broad as Insurance Services Office (“ISO”) Commercial General Liability Coverage “occurrence” form CG 00 01 10 01 or another ISO Commercial General Liability “occurrence” form providing equivalent coverage. Such insurance shall include contractual liability coverage, specifically covering but not limited to the indemnification provisions of this Lease. The minimum limits of liability of such insurance shall be Five Million and 00/100 Dollars ($5,000,000.00) per occurrence. In addition, in the event Tenant hosts a function in the Premises, Tenant agrees to obtain, and cause any persons or parties providing services for such function to obtain, the appropriate insurance coverages as determined by Landlord (including liquor liability coverage, if applicable) and provide Landlord with evidence of the same. The above limits may be satisfied by a general liability and an umbrella policy so long as (i) the limits applicable to the general liability policy are no less than One Million and 00/100 Dollars ($1,000,000.00), and (ii) all other requirements under this Article 10 are met.

10.4 Tenant’s Property Insurance. Tenant shall maintain at all times during the Lease Term, and during such earlier time as Tenant may be performing work in or to the Premises or have property, fixtures, furniture, equipment, machinery, goods, supplies, wares or merchandise on the Premises, and continuing thereafter so long as Tenant is in occupancy of any part of the Premises, business interruption insurance and (insurance against loss or damage covered by the so-called “special form” type insurance coverage with respect to (i) Tenant’s

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property, fixtures, furniture, equipment, machinery, goods, supplies, wares and merchandise, and (ii) the Tenant Improvements, and any other improvements which exist in the Premises as of the Lease Commencement Date (excluding the Base Building) (the “Original Improvements”), and all Alterations, improvements and other modifications made by or on behalf of the Tenant in the Premises, and (iii) other property of Tenant located at the Premises (collectively “Tenant’s Property”). The business interruption insurance required by this section shall be in minimum amounts typically carried by prudent tenants engaged in similar operations, but in no event shall be in an amount less than the Base Rent then in effect during any Lease Year, plus any Additional Rent due and payable for the immediately preceding Lease Year. The “special form” insurance required by this section shall be in an amount at least equal to the full replacement cost of Tenant’s Property. In addition, during such time as Tenant is performing work in or to the Premises, Tenant, at Tenant’s expense, shall also maintain, or shall cause its contractor(s) to maintain, builder’s risk insurance for the full insurable value of such work (and Landlord acknowledges that the initial Tenant Improvements are being constructed by Landlord pursuant to the terms of the Tenant Work Letter and that Tenant will not be required to maintain such insurance in connection with such work). Landlord and such additional persons or entities as Landlord may reasonably request shall be named as loss payees with respect to the Original Improvements only, as their interests may appear, on the policy or policies required by this section. In the event of loss or damage covered by the “special form” insurance required by this section, the responsibilities for repairing or restoring the loss or damage shall be determined in accordance with Article 11 of this Lease, below. To the extent that Landlord is obligated to pay for the repair or restoration of the loss or damage covered by the policy, Landlord shall be paid the proceeds of the “special form” insurance covering the loss or damage. To the extent Tenant is obligated to pay for the repair or restoration of the loss or damage, covered by the policy, Tenant shall be paid the proceeds of the “special form” insurance covering the loss or damage. If both Landlord and Tenant are obligated to pay for the repair or restoration of the loss or damage covered by the policy, the insurance proceeds shall be paid to each of them in the pro rata proportion of their obligations to repair or restore the loss or damage. If the loss or damage is not repaired or restored (for example, if the Lease is terminated pursuant to Section 11.2 of this Lease, below), the insurance proceeds shall be paid to Landlord and Tenant in the pro rata proportion of their relative contributions to the cost of the leasehold improvements covered by the policy.

10.5 Tenant’s Other Insurance. Throughout the Lease Term, Tenant shall obtain and maintain (1) comprehensive automobile liability insurance (covering any automobiles owned or operated by Tenant at the Project) issued on a form at least as broad as ISO Business Auto Coverage form CA 00 01 07 97 or other form providing equivalent coverage; (2) worker’s compensation insurance or participation in a monopolistic state workers’ compensation fund; and (3) employer’s liability insurance or (in a monopolistic state) Stop Gap Liability insurance. Such automobile liability insurance shall be in an amount not less than One Million Dollars ($1,000,000) for each accident. Such worker’s compensation insurance shall carry minimum limits as defined by the law of the jurisdiction in which the Premises are located (as the same may be amended from time to time). Such employer’s liability insurance shall be in an amount not less than One Million Dollars ($1,000,000) for each accident, One Million Dollars ($1,000,000) disease-policy limit, and One Million Dollars ($1,000,000) disease-each employee.

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10.6 Requirements For Insurance. All insurance required to be maintained by Tenant pursuant to this Lease shall be maintained with responsible companies that are admitted or accepted to do business, and are in good standing, in the jurisdiction in which the Premises are located and that have a rating of at least “A” and are within a financial size category of not less than “Class VIII” in the most current Best’s Key Rating Guide or such similar rating as may be reasonably selected by Landlord. All such insurance shall: (1) be acceptable in form and content to Landlord; and (2) be primary and noncontributory. No such policy shall contain any self-insured retention greater than Twenty-Five Thousand and 00/100 Dollars ($25,000.00). Any deductibles and such self-insured retentions shall be deemed to be “insurance” for purposes of the waiver in Section 10.13 of this Lease, below. Landlord reserves the right from time to time (but not more than once during any three (3) year period) to require Tenant to obtain higher minimum amounts of insurance based on such limits as are customarily carried with respect to Comparable Buildings. The minimum amounts of insurance required by this Lease shall not be reduced by the payment of claims or for any other reason. In the event Tenant shall fail to obtain or maintain any insurance meeting the requirements of this Article, or to deliver such certificates as required by this Article, Landlord may, at its option, on five (5) days’ notice to Tenant, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord within five (5) days after delivery to Tenant of bills therefor. Tenant shall give Landlord written notice promptly after Tenant becomes aware of any change to, or cancellation of, any insurance required to be carried by Tenant pursuant to this Lease.

10.7 Additional Insureds. The commercial general liability and auto insurance carried by Tenant pursuant to this Lease, and any additional liability insurance carried by Tenant pursuant to Section 10.3 of this Lease, above, shall name Landlord, Landlord’s managing agent, and such other Mortgagees as Landlord may reasonably request from time to time as additional insureds with respect to liability arising out of or related to this Lease or the operations of Tenant (collectively “Additional Insureds”). Such insurance shall provide primary coverage without contribution from any other insurance carried by or for the benefit of Landlord, Landlord’s managing agent, or other Additional Insureds. Such insurance shall also waive any right of subrogation against each Additional Insured.

10.8 Certificates Of Insurance. On or before the earlier of (i) the date on which any Tenant Party first enters the Premises for any reason or (ii) the Lease Commencement Date, Tenant shall furnish Landlord with certificates evidencing the insurance coverage required by this Lease, and renewal certificates shall be furnished to Landlord at least annually thereafter, and prior to the expiration date of each policy for which a certificate was furnished. (Acceptable forms of such certificates for liability and property insurance, respectively, are attached hereto as Exhibit F.) In jurisdictions requiring mandatory participation in a monopolistic state workers’ compensation fund, the insurance certificate requirements for the coverage required for workers’ compensation will be satisfied by a letter from the appropriate state agency confirming participation in accordance with statutory requirements. Such current participation letters required by this Section shall be provided every six (6) months for the duration of this Lease. Failure by the Tenant to provide the certificates or letters required by this Section shall not be deemed to be a waiver of the requirements in this Section. Upon request by Landlord, a true and complete copy of any insurance policy required by this Lease shall be delivered to Landlord within ten (10) days following Landlord’s request.

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10.9 Subtenants And Other Occupants. Tenant shall require its subtenants and other occupants of the Premises to provide written documentation evidencing the obligation of such subtenant or other occupant to indemnify the Landlord Parties to the same extent that Tenant is required to indemnify the Landlord Parties pursuant to Section 10.1 of this Lease, above, and to maintain insurance that meets the requirements of this Article, and otherwise to comply with the requirements of this Article. Tenant shall require all such subtenants and occupants to supply certificates of insurance evidencing that the insurance requirements of this Article have been met and shall forward such certificates to Landlord on or before the earlier of (i) the date on which the subtenant or other occupant or any of their respective direct or indirect partners, officers, shareholders, directors, members, trustees, beneficiaries, servants, employees, principals, contractors, licensees, agents, invitees or representatives first enters the Premises or (ii) the commencement of the sublease. Tenant shall be responsible for identifying and remedying any deficiencies in such certificates or policy provisions.

10.10 No Violation Of Building Policies. Tenant shall not commit or permit any violation of the policies of fire, boiler, sprinkler, water damage or other insurance covering the Project and/or the fixtures, equipment and property therein carried by Landlord, or do or permit anything to be done, or keep or permit anything to be kept, in the Premises, which in case of any of the foregoing (i) would result in termination of any such policies, (ii) would adversely affect Landlord’s right of recovery under any of such policies, or (iii) would result in reputable and independent insurance companies refusing to insure the Project or the property of Landlord in amounts reasonably satisfactory to Landlord.

10.11 Tenant To Pay Premium Increases. If, because of anything done, caused or permitted to be done, or omitted by Tenant (or its subtenant or other occupants of the Premises), the rates for liability, fire, boiler, sprinkler, water damage or other insurance on the Project or on the property and equipment of Landlord or any other tenant or subtenant in the Building shall be higher than they otherwise would be, Tenant shall reimburse Landlord and/or the other tenants and subtenants in the Building for the additional insurance premiums thereafter paid by Landlord or by any of the other tenants and subtenants in the Building which shall have been charged because of the aforesaid reasons, such reimbursement to be made from time to time on Landlord’s demand.

10.12 Landlord’s Insurance.

10.12.1 Required Insurance. Landlord shall maintain insurance against loss or damage with respect to the Building on an “special form” type insurance form, with customary exceptions, subject to such deductibles and self-insured retentions as Landlord may reasonably determine, in an amount equal to at least the replacement value of the Building. The cost of such insurance shall be treated as a part of Operating Expenses. Such insurance shall be maintained with an insurance company selected by Landlord. Payment for losses thereunder shall be made solely to Landlord.

10.12.2 Optional Insurance. Landlord may maintain such additional insurance with respect to the Building and the Project, including, without limitation, earthquake insurance, terrorism insurance, flood insurance, liability insurance and/or rent insurance, as Landlord may in its sole discretion elect. Landlord may also maintain such other insurance as may from time to

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time be required by a “Mortgagee,” as that term is defined in Section 18.2 of this Lease, below. The cost of all such additional insurance shall also be part of the Operating Expenses. Notwithstanding the provisions of this Section 10.12, the coverage and amounts of insurance carried by Landlord in connection with the Building shall, at a minimum, be comparable to the coverage and amounts of insurance carried by reasonably prudent landlords of buildings comparable to and in the vicinity of the Building (provided that in no event shall Landlord be required to carry earthquake insurance).

10.12.3 Blanket and Self-Insurance. Any or all of Landlord’s insurance may be provided by blanket coverage maintained by Landlord or any affiliate of Landlord under its insurance program for its portfolio of properties, or by Landlord or any affiliate of Landlord under a program of self-insurance, and in such event Operating Expenses shall include the portion of the reasonable cost of blanket insurance or self-insurance that is allocated to the Building.

10.12.4 No Obligation. Landlord shall not be obligated to insure, and shall not assume any liability of risk of loss for, Tenant’s Property, including any such property or work of tenant’s subtenants or occupants. Landlord will also have no obligation to carry insurance against, nor be responsible for, any loss suffered by Tenant, subtenants or other occupants due to interruption of Tenant’s or any subtenant’s or occupant’s business.

10.13 Waiver Of Subrogation. The parties hereto waive and release any and all rights of recovery against the other, and agree not to seek to recover from the other or to make any claim against the other, and in the case of Landlord, against all Tenant Parties, and in the case of Tenant, against all Landlord Parties, for any loss or damage incurred by the waiving/releasing party to the extent such loss or damage is insured under any insurance policy required by this Lease or which would have been so insured had the party carried the insurance it was required to carry hereunder. Tenant shall obtain from its subtenants and other occupants of the Premises a similar waiver and release of claims against any or all of Tenant or Landlord. In addition, the parties hereto (and in the case of Tenant, its subtenants and other occupants of the Premises) shall procure an appropriate clause in, or endorsement on, any insurance policy required by this Lease pursuant to which the insurance company waives subrogation (so long as no material additional premium is charged for such waiver). The insurance policies required by this Lease shall contain no provision that would invalidate or restrict the parties’ waiver and release of the rights of recovery in this section. The parties hereto covenant that no insurer shall hold any right of subrogation against the parties hereto by virtue of such insurance policy.

The term “Landlord Party” or “Landlord Parties” shall mean Landlord, any affiliate of Landlord, Landlord’s managing agents for the Building, each Mortgagee, each ground lessor, and each of their respective direct or indirect partners, officers, shareholders, directors, members, trustees, beneficiaries, servants, employees, principals, contractors, licensees, agents or representatives. For the purposes of this Lease, the term “Tenant Party” or “Tenant Parties” shall mean Tenant, any affiliate of Tenant, any permitted subtenant or any other permitted occupant of the Premises, and each of their respective direct or indirect partners, officers, shareholders, directors, members, trustees, beneficiaries, servants, employees, principals, contractors, licensees, agents, invitees or representatives.

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10.14 Tenant’s Work. During such times as Tenant is performing work or having work or services performed in or to the Premises, Tenant shall require its contractors, and their subcontractors of all tiers, to obtain and maintain commercial general liability, automobile, workers compensation, employer’s liability, builder’s risk, and equipment/property insurance in such amounts and on such terms as are customarily required of such contractors and subcontractors on similar projects. The amounts and terms of all such insurance are subject to Landlord’s written approval, which approval shall not be unreasonably withheld. The commercial general liability and auto insurance carried by Tenant’s contractors and their subcontractors of all tiers pursuant to this section shall name Landlord, Landlord’s managing agent, and such other Persons as Landlord may reasonably request from time to time as Additional Insureds with respect to liability arising out of or related to their work or services. Such insurance shall provide primary coverage without contribution from any other insurance carried by or for the benefit of Landlord, Landlord’s managing agent, or other Additional Insureds. Such insurance shall also waive any right of subrogation against each Additional Insured. Tenant shall obtain and submit to Landlord, prior to the earlier of (i) the entry onto the Premises by such contractors or subcontractors or (ii) commencement of the work or services, certificates of insurance evidencing compliance with the requirements of this section.

ARTICLE 11

DAMAGE AND DESTRUCTION

11.1 Repair of Damage to Premises by Landlord. Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty. If the Premises or any Common Areas necessary to Tenant’s use of or access to the Premises shall be damaged by fire or other casualty, within sixty (60) days following Landlord’s discovery of the damage or destruction, Landlord shall give notice to Tenant (the “Landlord Casualty Notice”) setting forth (a) the estimated time required, in the reasonable opinion of Landlord’s contractor, for the completion of repairs and restoration, and (b) whether or not Landlord elects, subject to reasonable delays for insurance adjustment or other matters beyond Landlord’s reasonable control, and subject to all other terms of this Article 11, to restore the Base Building and such Common Areas, the Tenant Improvements, Original Improvements and Alterations made to the Premises by Tenant. Such restoration shall be to substantially the same condition of the Base Building and the Common Areas prior to the casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Building or Project or any other modifications to the Common Areas deemed desirable by Landlord, provided that access to the Premises and any common restrooms serving the Premises shall not be materially modified or impaired. Upon the occurrence of any damage to the Premises, if this Lease is not terminated, upon notice to Tenant from Landlord, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant’s insurance required under item (ii) of Section 10.4 of this Lease which pertain to work to be performed by Landlord, and Landlord shall repair any injury or damage to the Tenant Improvements, Alterations and the Original Improvements installed in the Premises and shall return such Tenant Improvements, Alterations and Original Improvements to their original condition; provided that if the cost of such repair by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenant’s insurance carrier, as assigned by Tenant, the excess cost of such repairs shall be paid by Tenant to Landlord in accordance with a reasonable progress

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payment schedule, upon receipt of the appropriate conditional and/or unconditional lien releases, or, in the event Tenant is not the Original Tenant, then prior to Landlord’s commencement of repair of the damage. Prior to the commencement of construction, Tenant shall submit to Landlord, for Landlord’s review and approval, all plans, specifications and working drawings relating thereto, and Landlord shall, in its reasonable discretion, select the contractors to perform such improvement work. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant’s business resulting in any way from such damage or the repair thereof; provided, however, if such fire or other casualty shall have damaged the Premises or a portion thereof or Common Areas necessary to Tenant’s access to or occupancy of the Premises, then Landlord shall allow Tenant a proportionate abatement of Rent during the time and to the extent and in the proportion that the Premises or such portion thereof are unfit for occupancy for the purposes permitted under this Lease, and are not occupied by Tenant as a result thereof.

11.2 Landlord’s Option to Repair. Notwithstanding the terms of Section 11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises, Building and/or Project, and instead terminate this Lease, by notifying Tenant of such election in an applicable Landlord Casualty Notice, in which event such Landlord Casualty Notice shall include a termination date giving Tenant one hundred twenty (120) days to vacate the Premises, but Landlord may so elect only if the Building or Project shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, provided that Landlord terminates the leases of all tenants of the Building whose premises are similarly damaged by the casualty (to the extent Landlord retains such right pursuant to the terms of the applicable tenants’ leases), and one or more of the following conditions is present: (i) in the reasonable judgment of Landlord’s contractor, repairs cannot reasonably be completed within two hundred seventy (270) days after the date of discovery of the damage (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Building or Project or ground lessor with respect to the Building or Project shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground lease, as the case may be; (iii) the damage is not fully covered by Landlord’s insurance policies or that portion of the proceeds from Landlord’s insurance policies allocable to the Building or the Project, as the case may be; or (iv) the damage occurs during the last twelve (12) months of the Lease Term and will reasonably require in excess of ninety (90) days to repair; provided, however, that if such fire or other casualty shall have damaged the Premises or a portion thereof or Common Areas necessary to Tenant’s occupancy and as a result of such damage the Premises are unfit for occupancy, and provided that Landlord does not elect to terminate this Lease pursuant to Landlord’s termination right as provided above, and either (a) the repairs cannot, in the reasonable opinion of Landlord’s contractor, be completed within two hundred seventy (270) days after the date of discovery of the damage, or (b) the damage occurs during the last twelve months of the Lease Term and will reasonably require in excess of ninety (90) days to repair, then Tenant may elect, within thirty (30) days after Tenant’s receipt of the applicable Landlord Casualty Notice, to terminate this Lease by written notice to Landlord effective as of the date specified in the notice, which date shall not be less than thirty (30) days nor more than sixty (60) days after the date such notice is given by Tenant. Furthermore, if neither Landlord nor Tenant has terminated this Lease pursuant to this Section 11.2, and the repairs are not actually completed for any reason (including Force Majeure), other than the fault of Tenant, within three hundred thirty (330) days after the date of discovery of the damage, then Tenant shall have the right to terminate this Lease during the first

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five (5) business days of each calendar month following the expiration of such three hundred thirty (330) day period until such time as the repairs are complete, by notice to Landlord (the “Damage Termination Notice”), effective as of a date set forth in the Damage Termination Notice (the “Damage Termination Date”), which Damage Termination Date shall not be less than ten (10) business days following the date such Damage Termination Notice was delivered to Landlord. Notwithstanding the foregoing, if Tenant delivers a Damage Termination Notice to Landlord, then Landlord shall have the right to suspend the occurrence of the Damage Termination Date for a period ending thirty (30) days after the Damage Termination Date set forth in the Damage Termination Notice by delivering to Tenant, within five (5) business days of Landlord’s receipt of the Damage Termination Notice, written notice that it is Landlord’s good faith judgment that the repairs shall be substantially completed within thirty (30) days after the Damage Termination Date. If repairs shall be substantially completed prior to the expiration of such thirty (30)-day period, then the Damage Termination Notice shall be of no force or effect and this Lease shall continue, but if the repairs shall not be substantially completed within such thirty (30)-day period, then this Lease shall automatically terminate upon the expiration of such thirty (30)-day period. Notwithstanding anything set forth to the contrary in this Section 11.2, Tenant shall have the right to terminate this Lease under this Section 11.2 only if each of the following conditions are satisfied: (a) the damage to the Project. by fire or other casualty, was not caused by the negligence or willful misconduct of Tenant or a Tenant Party; (b) Tenant is not then in economic or material non-economic default under this Lease; (c) as a result of the damage, Tenant, in its commercially reasonable business judgment, cannot conduct its business from the Premises; and, (d) as a result of the damage to the Project, Tenant does not in fact occupy or use the Premises. In the event this Lease is terminated in accordance with the terms of this Section 11.2, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant’s insurance required under Section 10.4 of this Lease.

11.3 Waiver of Statutory Provisions. The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or the Project, and any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or the Project.

ARTICLE 12

NONWAIVER

No provision of this Lease shall be deemed waived by either party hereto unless expressly waived in a writing signed thereby. The waiver by either party hereto of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the

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failure of Tenant to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent. No acceptance of a lesser amount than the Rent herein stipulated shall be deemed a waiver of Landlord’s right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the full amount due. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant’s right of possession hereunder, or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit, or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment. No payment by Tenant shall be deemed a waiver of Tenant’s right to contest the underlying obligation or payment made, whether or not payment is expressly made under protest.

ARTICLE 13

CONDEMNATION

If the whole or any part of the Premises, Building or Project shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any part of the Premises, Building or Project, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority; provided, however, that Landlord shall only have the right to terminate this Lease as provided above if Landlord terminates the leases of all other tenants in the Building similarly affected by the taking and provided further that to the extent that the Premises are not adversely affected by such taking and Landlord continues to operate the Building as an office building, Landlord may not terminate this Lease. If more than twenty-five percent (25%) of the rentable square feet of the Premises is taken, or if all reasonable access to and/or the use of the Premises is substantially impaired, in each case for a period in excess of one hundred eighty (180) days, Tenant shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. Tenant shall not because of such taking assert any claim against Landlord or the authority for any compensation because of such taking and Landlord shall be entitled to the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant’s personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses, so long as such claims do not diminish the award available to Landlord, its ground lessor with respect to the Building or Project or its mortgagee, and such claim is payable separately to Tenant. All Rent shall be apportioned as of the date of such termination. If any part of the Premises shall be taken (or if reasonable access to and/or use of the Premises is substantially impaired because of a taking), and this Lease shall not be so terminated, the Rent shall be proportionately abated. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of the

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California Code of Civil Procedure. Notwithstanding anything to the contrary contained in this Article 13, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred eighty (180) days or less, then this Lease shall not terminate but the Base Rent and the Additional Rent shall be abated for the period of such taking in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises and otherwise in accordance with Section 19.5.2. Landlord shall be entitled to receive the entire award made in connection with any such temporary taking.

ARTICLE 14

ASSIGNMENT AND SUBLETTING

14.1 Transfers. Except as otherwise specifically provided or permitted in this Article 14, Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment, or other transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or enter into any license or concession agreements or otherwise permit the occupancy or use of the Premises or any part thereof by any persons other than Tenant and its employees and contractors (all of the foregoing are hereinafter sometimes referred to individually as a “Transfer,” and, collectively, as “Transfers” and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a “Transferee”). If Tenant desires Landlord’s consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the “Transfer Notice”) shall include (i) the proposed effective date of the Transfer, which shall not be less than thirty (30) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the “Subject Space”), (iii) all of the material terms of the proposed Transfer and the consideration therefor, including calculation of the “Transfer Premium”, as that term is defined in Section 14.3 below, in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing executed and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer, (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, business credit and personal references and history of the proposed Transferee and any other information reasonably required by Landlord which will enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee’s business and proposed use of the Subject Space (provided that Landlord must request such additional information within five (5) business days following the date Tenant delivers the Transfer Notice to Landlord), and (v) upon Landlord’s request, an executed estoppel certificate from Tenant in the form attached hereto as Exhibit E (modified as appropriate to make the statements therein true and correct). Any Transfer made without Landlord’s prior written consent shall, at Landlord’s option, be null, void and of no effect, and shall, at Landlord’s option, constitute a default by Tenant under this Lease after notice and expiration of the cure period set forth in Section 19.1.4 of this Lease, below. Whether or not Landlord consents to any proposed Transfer, Tenant shall pay Landlord’s review and processing fees, as well as any reasonable professional fees (including, without limitation, attorneys’, accountants’, architects’, engineers’ and consultants’ fees) incurred by Landlord, not to exceed Three Thousand Five Hundred Dollars ($3,500.00) in the aggregate for a Transfer in the ordinary course of business, within thirty (30) days after written request by Landlord.

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14.2 Landlord’s Consent. Landlord shall not unreasonably withhold its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice, and shall grant or withhold such consent within fifteen (15) days following the date upon which Landlord receives a “complete” Transfer Notice from Tenant (i.e., a Transfer Notice that includes all documents and information required pursuant to Section 14.1 of this Lease, above). Without limitation as to other reasonable grounds for withholding consent, the parties hereby agree that it shall be reasonable under this Lease and under any Applicable Law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply:

14.2.1 The Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building or the Project;

14.2.2 The Transferee intends to use the Subject Space for purposes which are not permitted under this Lease;

14.2.3 The Transferee is either a governmental agency or instrumentality thereof; provided, however, that Tenant shall be entitled to assign, sublet, or otherwise transfer to a governmental agency or instrumentality thereof to the extent Landlord has leased or has permitted the lease of space to a comparable (in terms of security, foot traffic, prestige, eminent domain and function oriented issues) governmental agency or instrumentality thereof in comparably located space of comparable size;

14.2.4 The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities to be undertaken in connection with the Transfer on the date consent is requested, taking into consideration Tenant’s continuing liability under this Lease;

14.2.5 The proposed Transfer would cause a violation of an exclusive use or similar provision of another lease for space in the Project, or would give an occupant of the Project a right to cancel its lease;

14.2.6 Either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee, (i) occupies space in the Project at the time of the request for consent (provided, however, that Tenant may assign or sublease space to an occupant of the Project to the extent Landlord cannot meet such occupant’s space needs), or (ii) is negotiating or has negotiated (i.e., has exchanged written proposals) with Landlord to lease space in the Project at any time during the six (6) month period preceding the request for consent, or (iii) Landlord is currently meeting with (or has previously met with) the proposed Transferee to tour space in the Project. For purposes of this Section 14.2.6, “negotiating” and “negotiated” shall be deemed to mean an exchange of written proposals between Landlord and such proposed Transferee;

14.2.7 In Landlord’s reasonable judgment, the use of the Premises by the proposed Transferee would not be comparable to the types of office use by other tenants in the

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Project, would entail any alterations which would lessen the value of the tenant improvements in the Premises, would result in more than a reasonable density of occupants per square foot of the Premises, would materially increase the burden on elevators or other Building systems or equipment over the burden thereon prior to the proposed Transfer, or would require materially increased services by Landlord, unless Tenant agrees to pay for the increased cost of providing such services;

14.2.8 Prior to the earlier to occur of (i) the second anniversary of the Phase I Lease Commencement Date, or (ii) the date on which the Building is at least ninety percent (90%) leased, the rent charged by Tenant to such Transferee during the term of such Transfer (the “Transferee’s Rent”), calculated using a present value analysis, is less than one hundred percent (100%) of the rent being quoted by Landlord at the time of such Transfer for comparable space in the Project for a comparable term (the “Quoted Rent”), calculated using a present value analysis;

14.2.9 The proposed Transfer is of less than one (1) full floor of the Premises or, if the Premises at any time includes less than a full floor in the Building (e.g., the first phase of the Second Expansion Space), the proposed Transfer is of less than all of the space leased by Tenant on such floor; or

14.2.10 Any part of the rent payable under the proposed Transfer shall be based in whole or in part on the income or profits derived from the Subject Space or if Landlord reasonably concludes, upon the advice of outside tax counsel, that the proposed Transfer is likely to have a material adverse effect on the real estate investment trust qualification tests applicable to Landlord or any of its affiliates under the Internal Revenue Code of 1986, as amended, and the regulations and rulings issued thereunder.

If Landlord consents to any Transfer pursuant to the terms of this Section 14.2 (and does not exercise any recapture rights Landlord may have under Section 14.4 of this Lease), Tenant may within six (6) months after Landlord’s consent, but not later than the expiration of said six-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 of this Lease, provided that if there are any material changes in the terms and conditions from those specified in the Transfer Notice such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14 (including Landlord’s right of recapture, if any, under Section 14.4 of this Lease). Notwithstanding anything to the contrary in this Lease, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld or delayed its consent under Section 14.2 or otherwise has breached or acted unreasonably under this Article 14, their sole remedies shall be a suit for contract damages (other than damages for injury to, or interference with, Tenant’s business including, without limitation, loss of profits, other than profits from the subject Transfer, however occurring) or a declaratory judgment and an injunction for the relief sought, and Tenant hereby waives any right to terminate this Lease pursuant to the provisions of Section 1995.310 of the California Civil Code, or any successor statute, and all other remedies, on its own behalf and, to the extent permitted under all Applicable Laws, on behalf of the proposed Transferee. Tenant shall indemnify, defend and hold harmless Landlord from any and

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all liability, losses, claims, damages, costs, expenses, causes of action and proceedings involving any third party or parties (including without limitation Tenant’s proposed subtenant or assignee) who claim they were damaged by Landlord’s wrongful withholding or conditioning of Landlord’s consent.

14.3 Transfer Premium. If Landlord’s consent is required for, and Landlord consents to, a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any “Transfer Premium,” as that term is defined in this Section 14.3, received by Tenant from such Transferee. “Transfer Premium” shall mean all rent, additional rent or other consideration payable by such Transferee in connection with the Transfer in excess of the Rent and Additional Rent payable by Tenant under this Lease during the term of the Transfer on a per rentable square foot basis if less than all of the Premises is transferred. Notwithstanding anything to the contrary set forth in this Section 14.3, Tenant shall be entitled to retain one hundred percent (100%) of any Transfer Premium until such time as Tenant has recovered the reasonable expenses incurred by Tenant for (i) any changes, alterations and improvements to the Premises, or improvement allowances given in connection with the Transfer, (ii) any free base rent provided to the Transferee in connection with the Transfer (provided that such free rent shall be deducted only to the extent the same is included in the calculation of total consideration payable by such Transferee), and (iii) any brokerage commissions in connection with the Transfer and (iv) legal fees reasonably incurred in connection with the Transfer (collectively, “Tenant’s Subleasing Costs”). “Transfer Premium” shall also include, but not be limited to, key money, bonus money or other cash consideration paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer. Landlord shall make a determination of the amount of Landlord’s applicable share of the Transfer Premium on a monthly basis as rent or other consideration is paid by Transferee to Tenant under the Transfer.

14.4 Landlord’s Option as to Subject Space. Notwithstanding anything to the contrary contained in this Article 14, in the event that Tenant contemplates a Transfer (“Contemplated Transfer”), Tenant shall give Landlord notice (the “Intention to Transfer Notice”) of such contemplated Transfer (whether or not the contemplated Transferee or the terms of such contemplated Transfer have been determined); provided, however, that Landlord hereby acknowledges and agrees that Tenant shall have no obligation to deliver an Intention to Transfer Notice hereunder, and Landlord shall have no right to recapture space with respect to (A) a sublease of less than two (2) full floors of the Premises, (B) a sublease for less than substantially all of the remainder of the Lease Term (for purposes hereof, a sublease shall be deemed to be for substantially all of the remainder of the Lease Term if, assuming all sublease renewal or extension rights are exercised, such sublease shall expire during the final six (6) months of the Lease Term), or (C) an assignment or sublease to a Permitted Transferee. The Intention to Transfer Notice shall specify the portion of and amount of rentable square feet of the Premises which Tenant intends to Transfer (the “Contemplated Transfer Space”), the contemplated date of commencement of the Contemplated Transfer (the “Contemplated Effective Date”), and the contemplated length of the term of such contemplated Transfer, and shall specify that such Intention to Transfer Notice is delivered to Landlord pursuant to this Section 14.4 in order to allow Landlord to elect to recapture the Contemplated Transfer Space for the remainder of the

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Lease Term. Thereafter, Landlord shall have the option, by giving written notice to Tenant (the “Recapture Notice”) within thirty (30) days after receipt of any Intention to Transfer Notice, to recapture the Contemplated Transfer Space. Any recapture under this Section 14.4 shall cancel and terminate (or suspend if not for the remainder of the Lease Term) this Lease with respect to the Contemplated Transfer Space as of the Contemplated Effective Date. In the event of a recapture by Landlord, (i) Landlord shall install, on a commercially reasonable basis, any corridor and/or demising wall which is required as a result of a recapture by Landlord pursuant to the terms hereof, (ii) the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises; and (iii) this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same. If Landlord declines, or fails to elect in a timely manner, to recapture the Contemplated Transfer Space under this Section 14.4, then, subject to the other terms of this Article 14, for a period of nine (9) months (the “Nine Month Period”) commencing on the last day of such thirty (30) day period, Landlord shall not have any right to recapture the Contemplated Transfer Space with respect to any Transfer made during the Nine Month Period, provided however, that any such Transfer shall be subject to the remaining terms of this Article 14. If such a Transfer is not so consummated within the Nine Month Period (or if a Transfer is so consummated, then upon the expiration of the term of any Transfer of such Contemplated Transfer Space consummated within such Nine Month Period), Tenant shall again be required to submit a new Intention to Transfer Notice to Landlord with respect any contemplated Transfer, as provided above in this Section 14.4. If Landlord elects to recapture any Contemplated Transfer Space under this Section 14.4, Tenant shall have the right, by written notice to Landlord given within five (5) business days after delivery of the Recapture Notice, to rescind Tenant’s Intention to Transfer Notice and not proceed with the Contemplated Transfer, in which case such Recapture Notice shall be ineffective, and Tenant shall continue to directly lease the Contemplated Transfer Space pursuant to the terms of this Lease.

14.5 Effect of Transfer. If Landlord consents to a Transfer, then (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified; (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee; (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of the assignment or sublease document pertaining to the Transfer; (iv) Tenant shall furnish upon Landlord’s request a complete statement, certified by an independent certified public accountant, or Tenant’s chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer; and (v) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord’s consent, shall relieve Tenant or any guarantor of the Lease from any liability under this Lease, including, without limitation, in connection with the Subject Space, and, in the event of a Transfer of Tenant’s entire interest in this Lease, the liability of Tenant and such Transferee shall be joint and several. Landlord or its authorized representatives shall have the right at all reasonable times upon reasonable prior notice to audit the books, records and papers of Tenant relating to the calculation of the Transfer Premium with respect to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency, and if understated by more than five percent (5%), Tenant shall pay Landlord’s reasonable costs of such audit.

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14.6 Occurrence of Default. Any Transfer hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any Transfer, then Landlord shall have all of the rights set forth in Section 19.3 of this Lease with respect to such Transfer. In addition, if Tenant shall be in default under this Lease beyond applicable notice and cure periods expressly set forth in this Lease, then Landlord is hereby irrevocably authorized to direct any Transferee to make all payments under or in connection with a Transfer directly to Landlord (which payments Landlord shall apply towards Tenant’s obligations under this Lease) until such default is cured. Such Transferee shall rely on any representation by Landlord that Tenant is in default hereunder, without any need for confirmation thereof by Tenant. Upon any assignment, the assignee shall assume in writing all obligations and covenants of Tenant thereafter to be performed or observed under this Lease. No collection or acceptance of rent by Landlord from any Transferee shall be deemed a waiver of any provision of this Article 14 or the approval of any Transferee or a release of Tenant from any obligation under this Lease, whether theretofore or thereafter accruing. In no event shall Landlord’s enforcement of any provision of this Lease against any Transferee be deemed a waiver of Landlord’s right to enforce any term of this Lease against Tenant or any other person. If Tenant’s obligations hereunder have been guaranteed, Landlord’s consent to any Transfer shall not be effective unless the guarantor also consents to such Transfer.

14.7 Additional Transfers. For purposes of this Lease, the term “Transfer” shall also include (i) if Tenant is a partnership or a limited liability company, the withdrawal or change, voluntary, involuntary or by operation of law, of fifty percent (50%) or more of the partners, officers or members, as applicable, or transfer of fifty percent (50%) or more of partnership, ownership or membership interests (as applicable), within a twelve (12)-month period, or the dissolution of the partnership or limited liability company without immediate reconstitution thereof, and (ii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), (A) the dissolution, merger, consolidation or other reorganization of Tenant or (B) the sale or other transfer of an aggregate of fifty percent (50%) or more of the voting shares of Tenant (other than to immediate family members by reason of gift or death), within a twelve (12)-month period, or (C) the sale, mortgage, hypothecation or pledge of an aggregate of fifty percent (50%) or more of the value of the unencumbered assets of Tenant within a twelve (12)-month period.

14.8 Deemed Consent Transfers. Notwithstanding anything to the contrary contained in this Lease, (a) an assignment or subletting of all or a portion of the Premises to an affiliate of Tenant (an entity which is controlled by, controls, or is under common control with, Tenant, (b) an assignment of the Lease by Tenant to an entity which acquires all or substantially all of the assets or interest (partnership, stock or other) of Tenant, or (c) an assignment of the Lease to an entity which is the resulting entity of a merger or consolidation of Tenant (each, a “Permitted Transferee”), shall not be deemed a Transfer requiring Landlord’s consent under this Article 14, provided that (i) Tenant notifies Landlord of any such assignment or sublease and promptly supplies Landlord with any documents or information reasonably requested by Landlord regarding such Permitted Transferee as set forth above, and (ii) such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease or to otherwise effectuate any release of Tenant of such obligations. An assignee of Tenant’s entire interest in this Lease and the Premises who qualifies as a Permitted Transferee may also be referred to herein as a “Non-Transferee Assignee”). “Control,” as used in this Section 14.8, shall mean the

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ownership, directly or indirectly, of more than fifty percent (50%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of more than fifty percent (50%) of the voting interest in, any person or entity, or the power to direct the policies or operations of any person or entity (by contract or otherwise). The sale of corporate shares of capital stock in Tenant in connection with an initial public offering of Tenant’s stock on a nationally-recognized stock exchange, and the subsequent sale of Tenant’s capital stock as long as Tenant is a publicly traded company on a nationally-recognized stock exchange shall not be deemed a Transfer under this Article 14 and shall not be subject to this Article 14.

ARTICLE 15

SURRENDER OF PREMISES; OWNERSHIP AND REMOVAL OF TRADE FIXTURES

15.1 Surrender of Premises. No act or thing done by either party or any agent or employee thereof during the Lease Term shall be deemed to constitute an acceptance by either party of a surrender of the Premises unless such intent is specifically acknowledged in a writing signed by both parties. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises or terminate any or all such sublessees or subtenancies.

15.2 Removal of Tenant Property by Tenant. Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises to Landlord in the condition Tenant is required to maintain the Premises pursuant to Article 7. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, such items of furniture, equipment, business and trade fixtures, free-standing cabinet work, movable partitions and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal.

ARTICLE 16

HOLDING OVER

If Tenant holds over after the expiration of the Lease Term or earlier termination thereof, with the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Rent shall be payable at a monthly rate equal to (i) one hundred fifty percent (150%) of the Base Rent applicable during the last rental period of the Lease Term under this Lease, and one

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hundred percent (100%) of all Additional Rent due, for the first (1st) three (3) months of such holdover, and (ii) two hundred percent (200%) of the Base Rent applicable during the last rental period of the Lease Term under this Lease, and one hundred percent (100%) of all Additional Rent due, thereafter. Such month-to-month tenancy shall be subject to every other applicable term, covenant and agreement contained herein. Nothing contained in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender and any lost profits to Landlord resulting therefrom; provided, however, upon entering into a third-party lease which affects the Premises, Landlord shall deliver written notice (the “New Lease Notice”) of such lease to Tenant and the terms of the foregoing indemnity shall not be effective until the later of (i) the date that occurs thirty (30) days following the date Landlord delivers such New Lease Notice to Tenant, and (ii) the date such holdover commences.

ARTICLE 17

ESTOPPEL CERTIFICATES

Within ten (10) business days following a request in writing by Landlord, Tenant shall execute, acknowledge and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be substantially in the form of Exhibit E, attached hereto (or such other commercially reasonable form as may be required by any prospective mortgagee or purchaser of the Project, or any portion thereof), making any modifications or indicating any exceptions thereto that may exist at that time to make such statements therein true and correct, and shall also contain any other factual information reasonably requested by Landlord or Landlord’s mortgagee or prospective mortgagee. Any such certificate may be relied upon by any prospective mortgagee or purchaser of all or any portion of the Project. Tenant shall execute and deliver whatever other instruments may be reasonably required for such purposes. Unless the same are otherwise reasonably publicly available, at any time during the Lease Term, Landlord may require Tenant to provide Landlord with a current financial statement and financial statements of the two (2) years prior to the current financial statement year. Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant. If Tenant fails to execute, acknowledge and deliver any such estoppel certificate or other instruments within such ten (10) business day period, then Landlord may deliver a written notice (the “Estoppel Reminder Notice”) to Tenant stating that Tenant has failed to deliver such estoppel certificate and/or other instruments within the required time period. If Tenant fails to deliver such estoppel certificate and/or other instruments within five (5) days following the date upon which Landlord delivered an Estoppel Reminder Notice, then such failure shall constitute an acceptance and acknowledgment by Tenant that statements included in the estoppel certificate are true and correct, without exception.

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ARTICLE 18

MORTGAGE OR GROUND LEASE

18.1 Subordination. Landlord represents and warrants to Tenant that, as of the date hereof, there are no existing mortgages, deeds of trust, or superior leases encumbering or recorded against the Building or Project. This Lease shall be subject and subordinate to all present and future ground or underlying leases of the Building or Project and to the lien of any mortgage, trust deed or other encumbrances now or hereafter in force against the Building or Project or any part thereof, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds (collectively, the “Encumbrances”), unless the holders of such Encumbrances, or the lessors under such ground lease or underlying leases (collectively, the “Superior Holders”), require in writing that this Lease be superior thereto; provided, however, that in consideration of and a condition precedent to Tenant’s agreement to subordinate this Lease to any future Encumbrances, shall be the receipt by Tenant of a commercially reasonable non-disturbance agreement which requires such Superior Holder to accept this Lease, and not to disturb Tenant’s possession, so long as Tenant is not in default under this Lease after any applicable notice and cure period expressly set forth in this Lease (a “SNDAA”) executed by Landlord and the appropriate Superior Holder. Subject to Tenant’s receipt of an SNDAA, Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage or deed in lieu thereof (or if any ground lease is terminated), to attorn, without any deductions or set-offs whatsoever, to the lienholder or purchaser or any successors thereto upon any such foreclosure sale or deed in lieu thereof (or to the ground lessor), if so requested to do so by such purchaser or lienholder or ground lessor, and to recognize such purchaser or lienholder or ground lessor as the lessor under this Lease, provided such lienholder or purchaser or ground lessor shall agree to accept this Lease and be bound as Landlord hereunder, and shall further agree not to disturb Tenant’s occupancy, so long as Tenant shall not be in default under this Lease after any applicable notice and cure period expressly set forth in this Lease. Landlord’s interest herein may be assigned as security at any time to any lienholder. Tenant shall, within ten (10) business days of request by Landlord, execute such further commercially reasonable instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases.

18.2 Notice to Lienholder or Ground Lessor. Notwithstanding anything to the contrary contained in Article 28, below, or elsewhere in this Lease, upon receipt by Tenant of notice from any holder of a mortgage, trust deed or other encumbrance in force against the Building or the Project or any part thereof which includes the Premises or any lessor under a ground lease or underlying lease of the Building or the Project (collectively, a “Mortgagee”), or from Landlord, which notice sets forth the address of such lienholder or ground lessor, and which notice specifically advises Tenant that all notices of default under this Lease, to be effective, must be copied to such lienholder or lessor, no notice of default from Tenant to Landlord shall be effective unless and until a copy of the same is given to such lienholder or

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ground lessor at the appropriate address therefor (as specified in the above-described notice or at such other places as may be designated from time to time in a notice to Tenant in accordance with Article 28, below). For the purposes of this Article 18, the term “mortgage” shall include a mortgage on a leasehold interest of Landlord (but not a mortgage on Tenant’s leasehold interest hereunder).

18.3 Assignment of Rents. With reference to any assignment by Landlord of Landlord’s interest in this Lease, or the Rent payable to Landlord hereunder, conditional in nature or otherwise, which assignment is made to any holder of a mortgage, trust deed or other encumbrance in force against the Building or the Project or any part thereof which includes the Premises or to any lessor under a ground lease or underlying lease of the Building or the Project, Tenant agrees as follows:

18.3.1 The execution of any such assignment by Landlord, and the acceptance thereof by such lienholder or ground lessor, shall never be treated as an assumption by such lienholder or ground lessor of any of the obligations of Landlord under this Lease, unless such lienholder or ground lessor shall, by notice to Tenant, specifically otherwise elect.

18.3.2 Notwithstanding delivery to Tenant of the notice required by Section 18.3.1, above, such lienholder or ground lessor, respectively, shall be treated as having assumed Landlord’s obligations under this Lease only upon such lienholder’s foreclosure of any such mortgage, trust deed or other encumbrance, or acceptance of a deed in lieu thereof, and taking of possession of the Building or the Project or applicable portion thereof, or such ground lessor’s termination of any such ground lease or underlying leases and assumption of Landlord’s position hereunder, as the case may be. In no event shall such lienholder, ground lessor or any other successor to Landlord’s interest in this Lease, as the case may be, be liable for any security deposit paid by Tenant to Landlord, unless and until such lienholder, ground lessor or other such successor, respectively, actually has been credited with or has received for its own account as landlord the amount of such security deposit or any portion thereof (in which event the liability of such lienholder, ground lessor or other such successor, as the case may be, shall be limited to the amount actually credited or received).

18.3.3 In no event shall the acquisition of title to the Building and the land upon which the Building is located or the Project or any part thereof which includes the Premises by a purchaser which, simultaneously therewith, leases back to the seller thereof the entire Building or the land upon which the Building is located or the Project or the entirety of that part thereof acquired by such purchaser, as the case may be, be treated as an assumption, by operation of law or otherwise, of Landlord’s obligations under this Lease, but Tenant shall look solely to such seller-lessee, or to the successors to or assigns of such seller-lessee’s estate, for performance of Landlord’s obligations under this Lease. In any such event, this Lease shall be subject and subordinate to the lease to such seller-lessee; provided, however, that in consideration of and a condition precedent to Tenant’s agreement to subordinate this Lease to any future Encumbrances, shall be the receipt by Tenant of a SNDAA. Subject to Tenant’s receipt of a SNDAA in accordance with the immediately preceding sentence, Tenant covenants and agrees in the event the lease to such seller-lessee is terminated to attorn, without any deductions or set-offs whatsoever, to such purchaser-lessor, if so requested to do so by such purchaser-lessor, and to recognize such purchaser-lessor as the lessor under this Lease, provided such purchaser-lessor

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shall agree to accept this Lease and be bound as Landlord hereunder, and shall further agree not to disturb Tenant’s occupancy, so long as Tenant shall not be in default under this Lease beyond applicable notice and cure periods expressly set forth in this Lease. For all purposes, such seller-lessee, or the successors to or assigns of such seller-lessee’s estate, shall be the lessor under this Lease unless and until such seller-lessee’s position shall have been assumed by such purchaser-lessor.

ARTICLE 19

DEFAULTS; REMEDIES

19.1 Events of Default. The occurrence of any of the following shall constitute a default of this Lease by Tenant:

19.1.1 Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, when due within five (5) business days after Tenant’s receipt of written notice from Landlord that the same was not paid when due; or

19.1.2 Except as otherwise specifically set forth in this Section 19.1, any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30) day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure such default; or

19.1.3 Abandonment of the Premises by Tenant pursuant to Applicable Laws; or

19.1.4 The (i) failure by Tenant to observe or perform according to the provisions of Articles 10, 14, 17 or 18 of this Lease, or any provision of the Tenant Work Letter, (ii) use by Tenant of the Premises in violation of the terms of Article 5 of this Lease, where such use unreasonably interferes with another tenant or occupant of the Building, causes an increased risk of personal injury to any person or damage to any property not owned by Tenant, or which would jeopardize Landlord’s interest in the Building or the Project, or (iii) the failure by Tenant to observe or perform any other provision, covenant or condition of this Lease which failure, because of the character of such provision, covenant or condition, would immediately jeopardize Landlord’s interest, where any of such failures under clauses (i), (ii) or (iii), of this Section 19.1.4, continues for more than five (5) business days after notice from Landlord.

The notice periods provided in this Section 19.1 are in lieu of, and not in addition to, any notice periods provided by law; provided, however, nothing set forth in this Lease shall be deemed to be a waiver by Tenant of any notice period required pursuant to the terms of Section 1161 of the California Code of Civil Procedure.

19.2 Remedies Upon Default. Upon the occurrence of any event of default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (all of which remedies shall be distinct, separate and cumulative), the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive.

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19.2.1 Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

19.2.1.1 The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

19.2.1.2 The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

19.2.1.3 The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

19.2.1.4 Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; plus

19.2.1.5 At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by Applicable Laws.

The term “rent” as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Sections 19.2.1(i) and 19.2.1(ii), above, the “worth at the time of award” shall be computed by allowing interest at the rate set forth in Article 25 of this Lease, but in no case greater than the maximum amount of such interest permitted by law. As used in Section 19.2.1(iii) above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

19.2.2 Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

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19.2.3 Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Sections 19.2.1 and 19.2.2, above, or any law or other provision of this Lease), without prior demand or notice except as required by Applicable Laws, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.

19.3 Subleases of Tenant. If Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this Article 19, then Landlord shall have the right, at Landlord’s option in its sole discretion, (i) to terminate any and all assignments, subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises, in which event Landlord shall have the right to repossess such affected portions of the Premises by any lawful means, or (ii) to succeed to Tenant’s interest in any or all such assignments, subleases, licenses, concessions or arrangements, in which event Landlord may require any assignees, sublessees, licensees or other parties thereunder to attorn to and recognize Landlord as its assignor, sublessor, licensor, concessionaire or transferor thereunder. In the event of Landlord’s election to succeed to Tenant’s interest in any such assignments, subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

19.4 Efforts to Relet. No re-entry or repossession, repairs, maintenance, changes, alterations and additions, reletting, appointment of a receiver to protect Landlord’s interests hereunder, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant’s right to possession, or to accept a surrender of the Premises, nor shall same operate to release Tenant in whole or in part from any of Tenant’s obligations hereunder, unless express written notice of such intention is sent by Landlord to Tenant. Tenant hereby irrevocably waives any right otherwise available under any law to redeem or reinstate this Lease.

19.5 Landlord Default.

19.5.1 General. Notwithstanding anything to the contrary set forth in this Lease, Landlord shall not be in default in the performance of any obligation required to be performed by Landlord pursuant to this Lease unless Landlord fails to perform such obligation within thirty (30) days after the receipt of notice from Tenant specifying in detail Landlord’s failure to perform; provided, however, if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be in default under this Lease if it shall commence such performance within such thirty (30) day period and thereafter diligently pursue the same to completion. Upon any such default by Landlord under this Lease, Tenant may, except as otherwise specifically provided in this Lease to the contrary, exercise any of its rights provided at law or in equity.

19.5.2 Abatement of Rent. Notwithstanding anything to the contrary set forth in this Lease, in the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof, as a result of (i) any repair, maintenance or alteration performed by Landlord, or which Landlord failed to perform, after the Lease Commencement Date and

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required by this Lease, which substantially interferes with Tenant’s use of the Premises, or (ii) any failure to provide services, utilities or access to the Premises as required by this Lease (either such set of circumstances as set forth in items (i) or (ii), above, to be known as an “Abatement Event”), then Tenant shall give Landlord notice of such Abatement Event, and if such Abatement Event continues for five (5) consecutive business days after Landlord’s receipt of any such notice (the “Eligibility Period”), the Base Rent, Tenant’s Share of Direct Expenses, and Tenant’s obligation to pay for parking (to the extent not utilized by Tenant) shall be abated or reduced, as the case may be, after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use for the normal conduct of Tenant’s business, the Premises or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the Premises; provided, however, in the event that Tenant is prevented from using, and does not use, a portion of the Premises for a period of time in excess of the Eligibility Period and the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not conduct its business from such remaining portion, then for such time after expiration of the Eligibility Period during which Tenant is so prevented from effectively conducting its business therein, the Base Rent and Tenant’s Share of Direct Expenses for the entire Premises and Tenant’s obligation to pay for parking shall be abated for such time as Tenant continues to be so prevented from using, and does not use, the Premises. If, however, Tenant reoccupies any portion of the Premises during such period, the Rent allocable to such reoccupied portion, based on the proportion that the rentable area of such reoccupied portion of the Premises bears to the total rentable area of the Premises, shall be payable by Tenant from the date Tenant reoccupies such portion of the Premises. To the extent an Abatement Event is caused by an event covered by Articles 11 or 13 of this Lease, then Tenant’s right to abate rent shall be governed by the terms of such Article 11 or 13, as applicable, and the Eligibility Period shall not be applicable thereto. Such right to abate Base Rent, Tenant’s Share of Direct Expenses, and Tenant’s obligation to pay for parking shall be Tenant’s sole and exclusive remedy for rent abatement at law or in equity for an Abatement Event. Except as provided in this Section 19.5.2, nothing contained herein shall be interpreted to mean that Tenant is excused from paying Rent due hereunder.

19.5.3 Abatement Event Termination Right. If, as a result of an Abatement Event, Tenant is prevented from using, and does not use, the Premises, for a continuous period of one (1) year after Landlord’s receipt of an applicable Abatement Event notice, then Tenant shall have the right to terminate this Lease by notice to Landlord (the “Abatement Event Termination Notice”), effective as of a date set forth in the Abatement Event Termination Notice (the “Abatement Event Termination Date”), which Abatement Event Termination Date shall not be less than ten (10) business days following the date such Abatement Event Termination Notice was delivered to Landlord. Notwithstanding anything set forth to the contrary in this Section 19.5.3, Tenant shall have the right to terminate this Lease under this Section 19.5.3 only if Tenant is not then in economic or material non-economic default under this Lease beyond any applicable notice and cure periods expressly set forth in this Lease.

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ARTICLE 20

COVENANT OF QUIET ENJOYMENT

Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed prior to the expiration of applicable cure periods following notice of any default, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant express or implied.

ARTICLE 21

LETTER OF CREDIT

21.1 Delivery of Letter of Credit. No later than seven (7) days after Lease execution, Tenant shall deliver to Landlord, as protection for the full and faithful performance by Tenant of all of its obligations under this Lease and for all losses and damages Landlord may suffer as a result of any breach or default by Tenant under this Lease, an unconditional, clean, irrevocable negotiable standby letter of credit (the “L-C”) in the amount set forth in Section 8 of the Summary (the “L-C Amount”), in the form attached hereto as Exhibit G, payable in the City of San Francisco, California, running in favor of Landlord, drawn on a bank (the “Bank”) reasonably approved by Landlord and at a minimum having a long term issuer credit rating from Standard and Poor’s Professional Rating Service of A or a comparable rating from Moody’s Professional Rating Service (the “Credit Rating Threshold”), and otherwise conforming in all respects to the requirements of this Article 21, including, without limitation, all of the requirements of Section 21.2 below, all as set forth more particularly hereinbelow. If Tenant fails to deliver the L-C within seven (7) days after Lease execution, and such failure to deliver causes a delay in the Substantial Completion of the Landlord Work, then such failure to deliver shall constitute a “Tenant Delay”, as that term is defined in the Tenant Work Letter. Tenant shall pay all expenses, points and/or fees incurred by Tenant in obtaining and maintaining the L-C. In the event of an assignment by Tenant of its interest in the Lease (and irrespective of whether Landlord’s consent is required for such assignment), the acceptance of any replacement or substitute letter of credit by Landlord from the assignee shall be subject to Landlord’s prior written approval, in Landlord’s reasonable discretion, and the reasonable attorney’s fees incurred by Landlord in connection with such determination shall be payable by Tenant to Landlord within thirty (30) days of billing.

21.2 In General. The L-C shall be “callable” at sight, permit partial draws and multiple presentations and drawings, and be otherwise subject to the Uniform Customs and Practices for Documentary Credits (1993-Rev), International Chamber of Commerce Publication #500, or the International Standby Practices-ISP 98, International Chamber of Commerce Publication #590. Tenant further covenants and warrants as follows:

21.2.1 Landlord Right to Transfer. The L-C shall provide that Landlord, its successors and assigns, may, at any time and without notice to Tenant and without first obtaining Tenant’s consent thereto, transfer (one or more times) all or any portion of its interest in and to the L-C to another party, person or entity, regardless of whether or not such transfer is separate from or as a part of the assignment by Landlord of its rights and interests in and to this Lease. In the event of a transfer of Landlord’s interest in the Building, Landlord shall transfer the L-C, in whole or in part, to the transferee and thereupon Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of the whole or any portion of said L-C to a new landlord. In connection with any such transfer of the L-C by Landlord, Tenant shall, at Tenant’s sole cost and expense, execute and submit to the Bank such applications, documents and instruments as may be necessary to effectuate such transfer, and Tenant shall be responsible for paying the Bank’s transfer and processing fees in connection therewith.

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21.2.2 No Assignment by Tenant. Tenant shall neither assign nor encumber the L-C or any part thereof. Neither Landlord nor its successors or assigns will be bound by any assignment, encumbrance, attempted assignment or attempted encumbrance by Tenant in violation of this Section.

21.2.3 Replenishment. If, as a result of any drawing by Landlord on the L-C pursuant to its rights set forth in Section 21.3 below, the amount of the L-C shall be less than the L-C Amount, Tenant shall, within five (5) business days thereafter, provide Landlord with (i) an amendment to the L-C restoring such L-C to the L-C Amount or (ii) additional L-Cs in an amount equal to the deficiency, which additional L-Cs shall comply with all of the provisions of this Article 21, and if Tenant fails to comply with the foregoing, notwithstanding anything to the contrary contained in Section 19.1 above, the same shall constitute an incurable default by Tenant under this Lease (without the need for any additional notice and/or cure period).

21.2.4 Renewal; Replacement. If the L-C expires earlier than the date (the “LC Expiration Date”) that is sixty (60) days after the expiration of the Lease Term, Tenant shall deliver a new L-C or certificate of renewal or extension to Landlord at least sixty (60) days prior to the expiration of the L-C then held by Landlord, without any action whatsoever on the part of Landlord, which new L-C shall be irrevocable and automatically renewable through the LC Expiration Date upon the same terms as the expiring L-C or such other terms as may be acceptable to Landlord in its sole discretion. In furtherance of the foregoing, Landlord and Tenant agree that the L-C shall contain a so-called “evergreen provision,” whereby the L-C will automatically be renewed unless at least sixty (60) days’ prior written notice of non-renewal is provided by the issuer to Landlord; provided, however, that the final expiration date identified in the L-C, beyond which the L-C shall not automatically renew, shall not be earlier than the LC Expiration Date.

21.2.5 Bank’s Financial Condition. If, at any time during the Lease Term, the Bank’s long term credit rating is reduced below the Credit Rating Threshold, or if the financial condition of the Bank changes in any other materially adverse way (either, a “Bank Credit Threat”), then Landlord shall have the right to require that Tenant obtain from a different issuer a substitute L-C that complies in all respects with the requirements of this Article 21, and Tenant’s failure to obtain such substitute L-C within thirty (30) days following Landlord’s

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written demand therefor (with no other notice or cure or grace period being applicable thereto, notwithstanding anything in this Lease to the contrary) shall entitle Landlord, or Landlord’s then managing agent, to immediately draw upon the then existing L-C in whole or in part, without notice to Tenant, as more specifically described in Section 21.3 below. Tenant shall be responsible for the payment of any and all costs incurred with the review of any replacement L-C (including without limitation Landlord’s reasonable attorneys’ fees), which replacement is required pursuant to this Section or is otherwise requested by Tenant.

21.3 Application of Letter of Credit. Tenant hereby acknowledges and agrees that Landlord is entering into this Lease in material reliance upon the ability of Landlord to draw upon the L-C as protection for the full and faithful performance by Tenant of all of its obligations under this Lease and for all losses and damages Landlord may suffer as a result of any breach or default by Tenant under this Lease. Landlord, or its then managing agent, shall have the right to draw down an amount up to the face amount of the L-C if any of the following shall have occurred or be applicable: (A) such amount is past due to Landlord under the terms and conditions of this Lease, or (B) Tenant has filed a voluntary petition under the U. S. Bankruptcy Code or any state bankruptcy code (collectively, “Bankruptcy Code”), or (C) an involuntary petition has been filed against Tenant under the Bankruptcy Code, or (D) the Bank has notified Landlord that the L-C will not be renewed or extended through the LC Expiration Date, or (E) a Bank Credit Threat or Receivership (as such term is defined in Section 21.6.1 below) has occurred and Tenant has failed to comply with the requirements of either Section 21.2.5 above or 21.6 below, as applicable. If Tenant shall breach any provision of this Lease or otherwise be in default hereunder or if any of the foregoing events identified in Sections 21.3(B) through (E) shall have occurred, Landlord may, but without obligation to do so, and without notice to Tenant, draw upon the L-C, in part or in whole, and the proceeds may be applied by Landlord (i) to cure any breach or default of Tenant and/or to compensate Landlord for any and all damages of any kind or nature sustained resulting from Tenant’s breach or default, (ii) against any Rent payable by Tenant under this Lease that is not paid when due and/or (iii) to pay for all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it will suffer as a result of any breach or default by Tenant under this Lease. The use, application or retention of the L-C, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by any Applicable Laws, it being intended that Landlord shall not first be required to proceed against the L-C, and shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. Tenant agrees not to interfere in any way with payment to Landlord of the proceeds of the L-C, either prior to or following a “draw” by Landlord of any portion of the L-C, regardless of whether any dispute exists between Tenant and Landlord as to Landlord’s right to draw upon the L-C provided, however, nothing contained herein shall be deemed to prohibit Tenant from challenging the validity of the amount of said draw following the occurrence thereof. No condition or term of this Lease shall be deemed to render the L-C conditional to justify the issuer of the L-C in failing to honor a drawing upon such L-C in a timely manner. Tenant agrees and acknowledges that (i) the L-C constitutes a separate and independent contract between Landlord and the Bank, (ii) Tenant is not a third party beneficiary of such contract, (iii) Tenant has no property interest whatsoever in the L-C or the proceeds thereof, and (iv) in the event Tenant becomes a debtor under any chapter of the Bankruptcy Code, neither Tenant, any trustee, nor Tenant’s bankruptcy estate shall have any right to restrict or limit Landlord’s claim and/or rights to the L-C and/or the proceeds thereof by application of Section 502(b)(6) of the U. S. Bankruptcy Code or otherwise.

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21.4 Letter of Credit not a Security Deposit. Landlord and Tenant acknowledge and agree that in no event or circumstance shall the L-C or any renewal thereof or any proceeds thereof be (i) deemed to be or treated as a “security deposit” within the meaning of California Civil Code Section 1950.7, (ii) subject to the terms of such Section 1950.7, or (iii) intended to serve as a “security deposit” within the meaning of such Section 1950.7. The parties hereto (A) recite that the L-C is not intended to serve as a security deposit and such Section 1950.7 and any and all other laws, rules and regulations applicable to security deposits in the commercial context (“Security Deposit Laws”) shall have no applicability or relevancy thereto and (B) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws.

21.5 Proceeds of Draw. In the event Landlord draws down on the L-C pursuant to Section 21.3(D) or (E) above, the proceeds of the L-C may be held by Landlord and applied by Landlord against any Rent payable by Tenant under this Lease that is not paid when due and/or to pay for all losses and damages that Landlord has suffered as a result of any breach or default by Tenant under this Lease. Any unused proceeds shall constitute the property of Landlord and need not be segregated from Landlord’s other assets. Tenant hereby (i) agrees that (A) Tenant has no property interest whatsoever in the proceeds from any such draw, and (B) such proceeds shall not be deemed to be or treated as a “security deposit” under the Security Deposit Law, and (ii) waives all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws. Landlord agrees that the amount of any proceeds of the L-C received by Landlord, and not (a) applied against any Rent payable by Tenant under this Lease that was not paid when due or (b) used to pay for any losses and/or damages suffered by Landlord (or reasonably estimated by Landlord that it will suffer) as a result of any breach or default by Tenant under this Lease (the “Unused L-C Proceeds”), shall be paid by Landlord to Tenant (x) upon receipt by Landlord of a replacement L-C in the full L-C Amount, which replacement L-C shall comply in all respects with the requirements of this Article 21, or (y) within thirty (30) days after the LC Expiration Date; provided, however, that if prior to the LC Expiration Date a voluntary petition is filed by Tenant, or an involuntary petition is filed against Tenant by any of Tenant’s creditors, under the Bankruptcy Code, then Landlord shall not be obligated to make such payment in the amount of the Unused L-C Proceeds until either all preference issues relating to payments under this Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed.

21.6 Bank Placed Into Receivership.

21.6.1 Bank Placed Into Receivership. In the event the Bank is placed into receivership or conservatorship (any such event, a “Receivership”) by the Federal Deposit Insurance Corporation or any successor or similar entity (the “FDIC”), then, effective as of the date such Receivership occurs, the L-C shall be deemed to not meet the requirements of this Article 21, and, within ten (10) business days following Landlord’s notice to Tenant of such Receivership (the “LC Replacement Notice”), Tenant shall (i) replace the L-C with a substitute L-C from a different issuer reasonably acceptable to Landlord and that complies in all respects with the requirements of this Article 21, or (ii) in the event Tenant demonstrates to Landlord that

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Tenant is reasonably unable to obtain a substitute L-C from a different issuer reasonably acceptable to Landlord and that complies in all respects with the requirements of this Section 21.6.1 within the foregoing ten (10) business-day period, deposit with Landlord cash in the L-C Amount (the “Interim Cash Deposit”); provided, however, that, in the case of the foregoing sub-clause (ii), Tenant shall have the right to replace the L-C with a substitute L-C from a different issuer reasonably acceptable to Landlord, and that complies in all respects with the requirements of this Section 21.6.1. Tenant shall be responsible for the payment of any and all costs incurred with the review of any replacement L- C (including without limitation Landlord’s reasonable attorneys’ fees), which replacement is required pursuant to this Section or is otherwise requested by Tenant.

21.6.2 Interim Cash Deposit. During any period that Landlord remains in possession of the Interim Cash Deposit (any such period, a “Deposit Period”), it is understood by the parties that such Interim Cash Deposit shall be held by Landlord as security for the full and faithful performance of Tenant’s covenants and obligations under this Lease. The Interim Cash Deposit shall not constitute an advance of any Rent, an advance payment of any other kind, nor a measure of Landlord’s damages in case of Tenant’s default. If, during any such Deposit Period, Tenant defaults with respect to any provisions of this Lease, including, but not limited to, the provisions relating to the payment of Rent, the removal of property and the repair of resultant damage, then Landlord may but shall not be required to, from time to time, without notice to Tenant and without waiving any other remedy available to Landlord, use the Interim Cash Deposit, or any portion of it, to the extent necessary to cure or remedy such default or failure or to compensate Landlord for all damages sustained by Landlord or which Landlord reasonably estimates that it will sustain resulting from Tenant’s default or failure to comply fully and timely with its obligations pursuant to this Lease. Tenant shall pay to Landlord within ten (10) days after written demand any amount so applied in order to restore the Interim Cash Deposit to its original amount, and Tenant’s failure to do so shall constitute a default under this Lease. In the event Landlord is in possession of the Interim Cash Deposit at the expiration or earlier termination of this Lease, and Tenant is in compliance with the covenants and obligations set forth in this Lease at the time of such expiration or termination, then Landlord shall return to Tenant the Interim Cash Deposit, less any amounts deducted by Landlord to reimburse Landlord for any sums to which Landlord is entitled under the terms of this Lease, within sixty (60) days following both such expiration or termination and Tenant’s vacation and surrender of the Premises. Landlord’s obligations with respect to the Interim Cash Deposit are those of a debtor and not a trustee. Landlord shall not be required to maintain the Interim Cash Deposit separate and apart from Landlord’s general or other funds, and Landlord may commingle the Interim Cash Deposit with any of Landlord’s general or other funds. Tenant shall not at any time be entitled to interest on the Interim Cash Deposit. In the event of a transfer of Landlord’s interest in the Building, Landlord shall transfer the Interim Cash Deposit, in whole or in part, to the transferee and thereupon Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of the whole or any portion of said Interim Cash Deposit to a new landlord. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, or any successor statute.

21.7 Increase of L-C Amount. If the Premises is increased due to Tenant’s timely exercise of its rights under Section 1.3 (Hold Space), Section 1.4 (Expansion Space), or

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Section 1.5 (Right of First Offer), then (A) the L-C Amount shall be increased by an amount equal to the total amount of Base Rent payable by Tenant for the applicable space expanding the Premises during the last twelve (12) months of the then Lease Term, and (B) Tenant shall, within three (3) business days after the date on which Landlord delivers possession of the applicable space expanding the Premises, in the required condition, tender to Landlord a new L-C or a certificate of amendment to the existing L-C, conforming in all respects to the requirements of this Article 21, in such increased L-C Amount.

21.8 Reduction of L-C Amount. The L-C Amount shall not be reduced during that period commencing on the Phase I Lease Commencement Date and expiring on September 30, 2019 (the “Fixed Period”). The Fixed Period shall be automatically extended (without the necessity of notice to Tenant) by four (4) months upon Tenant’s second (2nd) failure to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, beyond applicable notice and cure periods, and shall be extended for an additional four (4) months upon each similar failure by Tenant thereafter. After the expiration of the Fixed Period (as the same may be extended pursuant to the immediately preceding sentence), provided that on or prior to the applicable Reduction Date, Tenant tenders to Landlord (a) evidence reasonably satisfactory to Landlord demonstrating the Tenant satisfies the “L-C Reduction Conditions,” as that term is defined below, and (b) a certificate of amendment to the existing L-C (or a new L-C), conforming in all respects to the requirements of this Article 21, in the amount of the applicable L-C Amount as of such Reduction Date, then the L-C Amount (as that amount may have been adjusted due to an expansion or reduction of the Premises in accordance with Article 1 of this Lease, the “Adjusted L-C Amount”), shall be reduced as follows:

Date of Reduction	Amount of Reduction	Remaining L-C Amount

October 1, 2019	11% of Adjusted L-C Amount	89% of Adjusted L-C Amount

October 1, 2020	22% of Adjusted L-C Amount	67% of Adjusted L-C Amount

October 1, 2021	22% of Adjusted L-C Amount	44% of Adjusted L-C Amount

October 1, 2022	22% of Adjusted L-C Amount	22% of Adjusted L-C Amount

October 1, 2023	11% of Adjusted L-C Amount	11% of Adjusted L-C Amount

If Tenant is allowed to reduce the L-C Amount pursuant to the terms of this Section 21.8, then Landlord shall reasonably cooperate with Tenant in order to effectuate such reduction.

For purposes of this Section 21.8, the “L-C Reduction Conditions” shall mean that (i) Tenant is not then in monetary or material non-monetary default under this Lease beyond applicable notice and cure periods expressly set forth in this Lease, (ii) Tenant has achieved annual revenues, as determined in accordance with generally accepted accounting principles (“GAAP”) of at least Two Hundred Fifty Million and 00/100 Dollars ($250,000,000.00), and (iii) Tenant’s annual net income, as determined in accordance with GAAP, is at least Ten Million and 00/100 Dollars ($10,000,000.00). In the event Tenant fails to deliver to Landlord evidence reasonably satisfactory to Landlord demonstrating the Tenant satisfies the L-C Reduction Conditions prior to the applicable Reduction Date, or if Tenant fails to deliver a certificate of

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amendment to the existing L-C as required by this Section 21.7, then the L-C Amount shall not be reduced upon such applicable Reduction Date, but the terms of this Section 21.7 shall remain effective and the L-C Amount shall thereafter be reduced, to the amount applicable to such Reduction Date, on the date Tenant delivers to Landlord evidence reasonably satisfactory to Landlord demonstrating that Tenant then satisfies the L-C Reduction Conditions (provided that no such reductions shall be permitted in the event this Lease is terminated early as a result of a Tenant default).

ARTICLE 22

INTENTIONALLY OMITTED

ARTICLE 23

SIGNS

23.1 Full Floors. So long as Tenant leases at least one (1) full floor of the Building, then subject to Landlord’s prior written approval, in its sole discretion, and provided all signs are in keeping with the quality, design and style of the Building and Project, Tenant, at its sole cost and expense, may install identification signage anywhere in the Premises, including in the elevator lobby of each full floor of the Premises leased by Tenant, provided that such signs must not be visible from the exterior of the Building. Upon the expiration or earlier termination of this Lease, Tenant shall, at its sole cost and expense, remove all such signage and repair all damage to the Premises and the Building resulting from such removal.

23.2 Multi-Tenant Floors. If other tenants occupy space on the floor on which any portion of the Premises is located, Tenant’s identifying signage shall be provided by Landlord, at Tenant’s cost, and such signage shall be comparable to that used by Landlord for other similar floors in the Building and shall comply with Landlord’s then-current Building standard signage program.

23.3 Building Directory. Tenant shall have the right, at no charge to Tenant, to have Tenant’s name and the names of all of Tenant’s employees at the Premises entered into Landlord’s electronic directory in the lobby of the Building.

23.4 Exterior Signage. Throughout the Lease Term, as the same may be extended, so long as the Original Tenant or its Permitted Transferee occupies the entire initial Premises (i.e., at least 79,277 rentable square feet of space in the Building), Tenant shall have the right, at its sole cost and expense, to install, repair and maintain one (1) sign (the “Initial Premises Exterior Sign”) on the exterior portion of the south side of the Building, which Initial Premises Exterior Sign shall be Tenant’s name and/or logo. In addition, so long as the Original Tenant or its Permitted Transferee leases and occupies not less than 105,897 rentable square feet of space in the Building, Tenant shall have the right, at its sole cost and expense, to install, repair and maintain one (1) additional sign (the “Expanded Premises Exterior Sign” and, together with the Initial Premises Exterior Sign, “Tenant’s Exterior Signage”) on the exterior portion of the north side of the Building, which Expanded Premises Exterior Sign shall be Tenant’s name and/or logo. Landlord shall work with Tenant to obtain City approval of Tenant’s Exterior

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Signage. Any such installation, repair and/or maintenance of Tenant’s Exterior Signage shall be subject to compliance with Applicable Laws and Landlord’s prior approval as to the shape, size and location of such signs, which approval shall not be unreasonably withheld, conditioned or delayed. Landlord hereby approves of Tenant’s Exterior Signage in the general location and as shown on Exhibit H attached hereto. Landlord shall be entitled to grant exterior signage rights to other tenants in the Building; provided, however, that, except for any monument and retail signage installed at the Project, Landlord shall not grant exterior signage rights to any other tenant that does not lease an amount of rentable square feet in the Building at least equal to the lesser of (i) the amount of space then occupied by Tenant or its Permitted Transferee, or (ii) the RSF of the initial Premises (i.e., 79,277 RSF of space). If Tenant changes its name at any time, Tenant shall have the right, at Tenant’s cost, to modify or change Tenant’s Exterior Signage as necessary to reflect the changed name. Any such changes or alterations to Tenant’s Exterior Signage shall be subject to compliance with Applicable Laws and Landlord’s prior approval as to the shape, size and location of any such changes or alterations, which approval shall not be unreasonably withheld, conditioned or delayed. To the extent Tenant desires to change the name and/or logo set forth on Tenant’s Exterior Signage, such name and/or logo shall not have a name which relates to an entity which is of a character or reputation, or is associated with a political faction or orientation, which is inconsistent with the quality of the Project, as reasonably determined by Landlord, or which would otherwise reasonably offend a landlord of the Comparable Buildings. Upon the expiration or earlier termination of this Lease, Tenant shall, at its sole cost and expense, remove all Tenant’s Exterior Signage and repair all damage to the Building resulting from such removal.

23.5 Prohibited Signage and Other Items. Any signs, notices, logos, pictures, names or advertisements which are installed and that have not been separately approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant. Except as set forth in Section 23.4, above, Tenant may not install any signs on the exterior or roof of the Project or the Common Areas. Any signs, window coverings, or blinds (even if the same are located behind the Landlord-approved window coverings for the Building), or other items visible from the exterior of the Premises or Building, shall be subject to the prior approval of Landlord, in its sole discretion.

ARTICLE 24

COMPLIANCE WITH LAW

24.1 In General. Tenant shall not do anything or suffer (to the extent within Tenant’s reasonable control) anything to be done in or about the Premises or the Project which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated, including any such governmental regulations related to disabled access (collectively, “Applicable Laws”). At its sole cost and expense, Tenant shall promptly comply with any Applicable Laws which relate to (i) Tenant’s use of the Premises, (ii) any Alterations made by Tenant to the Premises, and any Tenant Improvements in the Premises, or (iii) the Base Building, but as to the Base Building, only to the extent such obligations are triggered by Alterations made by Tenant to the Premises to the extent such Alterations are not normal and customary business office improvements, or triggered by the Tenant Improvements to the extent such Tenant Improvements are not normal

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and customary business office improvements, or triggered by Tenant’s use of the Premises for non-general office use. Should any standard or regulation now or hereafter be imposed on Tenant by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees, landlords or tenants, then Tenant agrees, at its sole cost and expense, to comply promptly with such standards or regulations and to cooperate with Landlord, including, without limitation, by taking such actions as Landlord may reasonably require, in Landlord’s efforts to comply with such standards or regulations. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant; provided, however, Tenant shall have the right to contest in good faith the interpretation or alleged violation of Applicable Laws as the same relate to Tenant or the Premises, including, without limitation, the right to apply for and obtain a waiver or deferment of compliance, the right to assert any and all defenses and the right to appeal any decisions, judgments or rulings, provided that Tenant shall indemnify and defend Landlord from any and all loss, cost, damage, expense and liability resulting from any such contest by Tenant. Tenant shall promptly pay all fines, penalties and damages that may arise out of or be imposed because of its failure to comply with the provisions of this Article 24. Landlord shall comply with all Applicable Laws relating to the Base Building, provided that compliance with such Applicable Laws is not the responsibility of Tenant under this Lease, and provided further that Landlord’s failure to comply therewith would prohibit Tenant from obtaining or maintaining a certificate of occupancy for the Premises, or would unreasonably and materially affect the safety of Tenant’s employees or create a significant health hazard for Tenant’s employees, or would otherwise materially and adversely affect Tenant’s use of or access to the Premises. Landlord shall be permitted to include in Operating Expenses any costs or expenses incurred by Landlord under this Article 24 to the extent not prohibited by the terms of Article 4 of this Lease, above. For purposes of Section 1938 of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Premises have not undergone inspection by a Certified Access Specialist (CASp). Tenant hereby agrees to use reasonable efforts to notify Landlord if Tenant makes any Alterations or improvements to the Premises that might impact accessibility to the Premises or Building under any disability access laws. Landlord hereby agrees to use reasonable efforts to notify Tenant if Landlord makes any alterations or improvements to the Premises that might impact accessibility to the Premises or Building under any disability access laws.

ARTICLE 25

LATE CHARGES

If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord’s designee within five (5) days after said amount is due, then Tenant shall pay to Landlord a late charge equal to six percent (6%) of the overdue amount plus any reasonable attorneys’ fees incurred by Landlord by reason of Tenant’s failure to pay Rent and/or other charges when due hereunder; provided, however, that no such late charge shall be assessed on the first (1st) occasion in any twelve (12)-month period that any rent or other sum is not received by Landlord or Landlord’s designee within five (5) days of the due date. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of

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Landlord’s other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord’s remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid (i) within five (5) days after the date they are due, or (ii) upon the date they are due if any Rent or other amounts owing hereunder by Landlord or Tenant have not been received by Landlord or Landlord’s designee within five (5) days after the date due on two (2) or more occasions during any given twelve (12) month period, shall bear interest from the date when due until paid at a rate per annum equal to the lesser of (x) the annual “Bank Prime Loan” rate cited in the Federal Reserve Statistical Release publication H.15(519), published weekly (or such other comparable index as Landlord and Tenant shall reasonably agree upon if such rate ceases to be published) plus two (2) percentage points, and (y) the highest rate permitted by Applicable Law.

ARTICLE 26

LANDLORD’S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT

26.1 Landlord’s Cure. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any reduction of Rent, except to the extent, if any, otherwise expressly provided herein. If Tenant shall fail to perform any obligation under this Lease, and such failure shall continue, following notice from Landlord, in excess of the time allowed under Section 19.1.2, above, unless a specific time period is otherwise stated in this Lease, Landlord may, but shall not be obligated to, make any such payment or perform any such act on Tenant’s part without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder.

26.2 Tenant’s Reimbursement. Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord the following sums (which sums shall bear interest from the date accrued by Landlord until paid by Tenant at a rate per annum equal to interest at the rate set forth in Article 25 of this Lease, but in no case greater than the maximum amount of such interest permitted by law), within thirty (30) days following delivery by Landlord to Tenant of statements therefor: (i) sums equal to expenditures reasonably made and obligations reasonably incurred by Landlord in connection with the remedying by Landlord of Tenant’s defaults pursuant to the provisions of Section 26.1; (ii) sums equal to all losses, costs, liabilities, damages and expenses referred to in Article 10 of this Lease; and (iii) sums equal to all expenditures made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, all legal fees and other amounts so expended. Tenant’s obligations under this Section 26.2 shall survive the expiration or sooner termination of the Lease Term.

ARTICLE 27

ENTRY BY LANDLORD

Landlord reserves the right at all reasonable times and upon reasonable notice to Tenant (which notice, notwithstanding anything to the contrary contained in Article 28 of this Lease,

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may be oral, and which notice shall not be required in the case of an emergency) to enter the Premises to (i) inspect them; (ii) show the Premises to prospective purchasers or to current or prospective mortgagees, ground or underlying lessors or insurers, or to prospective tenants during the last twelve (12) months of the Lease Term; (iii) post notices of nonresponsibility; (iv) make repairs to the Premises or to the Building or to any equipment located in the Premises as Landlord shall reasonably deem necessary; or (v) to the extent necessary in order for Landlord to take an action which Landlord has a right or an obligation to take under the terms of this Lease, or as Landlord may be required to do by governmental or quasi-governmental authority or court order or decree. Notwithstanding anything to the contrary contained in this Article 27, Landlord may enter the Premises at any time to (A) perform services required of Landlord, including janitorial service; (B) take possession due to any breach of this Lease in the manner provided herein; and (C) pursuant to Section 26.1 of this Lease (except in the case of an emergency), perform any covenants of Tenant which Tenant fails to perform. Landlord shall use commercially reasonable efforts to minimize interference with the conduct of Tenant’s business in connection with all entries into the Premises. Landlord may make any such entries without the abatement of Rent (except as specifically set forth in Section 19.5.2 of this Lease) and may take such reasonable steps as required to accomplish the stated purposes. Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant’s business and/or lost profits occasioned thereby, provided that the foregoing shall not limit Landlord’s liability, if any, pursuant to Applicable Law for personal injury and property damage to the extent caused by the negligence or willful misconduct of Landlord, its agents, employees or contractors. Provided that Landlord employs commercially reasonable efforts to minimize interference with the conduct of Tenant’s business in connection with entries into the Premises, Tenant hereby waives any claims for any loss of occupancy or quiet enjoyment of the Premises in connection with such entries; provided that Tenant does not waive any claim for actual or constructive eviction as a result of Landlord’s entry. For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant’s vaults, safes and special security areas designated in advance by Tenant. In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises. Notwithstanding anything to the contrary set forth in this Article 27, Tenant may designate in writing certain reasonable areas of the Premises as “Secured Areas” should Tenant require such areas for the purpose of securing certain valuable property or confidential information. In connection with the foregoing, Landlord shall not enter such Secured Areas except in the event of an emergency. Landlord need not clean any area designated by Tenant as a Secured Area and shall only maintain or repair such secured areas to the extent (i) such repair or maintenance is required in order to maintain and repair the Base Building; (ii) as required by Applicable Law, or (iii) in response to specific requests by Tenant and in accordance with a schedule reasonably designated by Tenant, subject to Landlord’s reasonable approval. Any entry into the Premises by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises. No provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or decorations except as otherwise expressly agreed to be performed by Landlord herein.

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ARTICLE 28

NOTICES

All notices, demands, designations, approvals or other communications (collectively, “Notices”) given or required to be given by either party to the other hereunder or by law shall be in writing, shall be (A) sent by United States certified or registered mail, postage prepaid, return receipt requested (“Mail”), or (B) delivered by a nationally recognized overnight courier, or (C) delivered personally. Any Notice shall be sent, transmitted, or delivered, as the case may be, to Tenant at the appropriate address set forth in Section 9 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord, or to Landlord at the addresses set forth below, or to such other places as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given (i) upon receipt if sent by Mail, except that refusal to accept delivery shall be deemed receipt, or (ii) the date the overnight courier delivery is made, except that refusal to accept delivery shall be deemed receipt. Any Notice given by an attorney on behalf of Landlord or by Landlord’s managing agent shall be considered as given by Landlord and shall be fully effective. As of the date of this Lease, any Notices to Landlord must be sent, transmitted, or delivered, as the case may be, to the following addresses:

Boston Properties Limited Partnership

Four Embarcadero Center

Lobby Level, Suite One

San Francisco, California 94111

Attention: Mr. Bob Pester

and

Boston Properties, Inc.

Prudential Center Tower

800 Boylston Street, Suite 1900

Boston, Massachusetts 02199

Attention: General Counsel

and

Boston Properties Limited Partnership

Four Embarcadero Center

Lobby Level, Suite One

San Francisco, California 94111

Attention: Regional Counsel

and

Allen Matkins Leck Gamble Mallory & Natsis LLP

1901 Avenue of the Stars, Suite 1800

Los Angeles, California 90067

Attention: Anton N. Natsis, Esq.

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ARTICLE 29

MISCELLANEOUS PROVISIONS

29.1 Terms; Captions. The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular. The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

29.2 Binding Effect. Subject to all other provisions of this Lease, each of the covenants, conditions and provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective heirs, personal representatives, successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.

29.3 No Light, Air or View Rights. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. Under no circumstances whatsoever at any time during the Lease Term shall any temporary darkening of any windows of the Premises or any temporary obstruction of the light or view therefrom by reason of any repairs, improvements, maintenance or cleaning in or about the Project, or any diminution, impairment or obstruction (whether partial or total) of light, air or view by any structure which may be erected on any land comprising a part of, or located adjacent to or otherwise in the path of light, air or view to, the Project, in any way impose any liability upon Landlord or in any way reduce or diminish Tenant’s obligations under this Lease.

29.4 Modification of Lease. Should any current or prospective mortgagee or ground lessor for the Building or Project require a modification of this Lease, which modification will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are reasonably required therefor and to deliver the same to Landlord within ten (10) business days following a request therefor, provided that Landlord shall reimburse Tenant for its actual and reasonable costs and attorneys’ fees reasonably incurred in connection with such documents. At the request of Landlord or any mortgagee or ground lessor, Tenant agrees to execute a short form of Lease and deliver the same to Landlord within ten (10) days following the request therefor.

29.5 Transfer of Landlord’s Interest. Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Project or Building and in this Lease, and Tenant agrees that in the event of any such transfer, Landlord shall automatically be released from all future liability under this Lease and Tenant agrees to look solely to such transferee for the performance of Landlord’s obligations hereunder arising after the date of transfer provided that the transferee shall have fully assumed in writing and agreed to be liable for all obligations of this Lease to be performed by Landlord, including the return of the L-C and any unused L-C Proceeds in accordance with Article 21, and the disbursement of any remaining portion of the Tenant Improvement Allowance (to the extent Tenant continues to have the right to use the

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same), following the date of transfer, and Tenant shall attorn to such transferee (and following request by Tenant, Landlord shall deliver to Tenant reasonable evidence of such assumption by the transferee).

29.6 Prohibition Against Recording. Except as provided in Section 29.4 of this Lease, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant.

29.7 Landlord’s Title. Landlord’s title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.

29.8 Relationship of Parties. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant.

29.9 Application of Payments. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant’s designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.

29.10 Time of Essence. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor, including, without limitation, the giving of any Notice required to be given under this Lease or by law, the time periods for giving any such Notice and the taking of any action with respect to any such Notice.

29.11 Partial Invalidity. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

29.12 No Warranty. In executing and delivering this Lease, Tenant has not relied on any representations, including, but not limited to, any representation as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the exhibits attached hereto.

29.13 Landlord Exculpation. The liability of Landlord or the Landlord Parties to Tenant for any default by Landlord under this Lease or arising in connection herewith or with Landlord’s operation, management, leasing, repair, renovation, alteration or any other matter relating to the Project or the Premises shall be limited solely and exclusively to an amount which is equal to the interest of Landlord in the Building and the rents, issues and profits thereof. Neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. The limitations of liability contained in this

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Section 29.13 shall inure to the benefit of Landlord’s and the Landlord Parties’ present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future partner of Landlord (if Landlord is a partnership), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust), have any liability for the performance of Landlord’s obligations under this Lease. Notwithstanding any contrary provision herein, neither Landlord nor the Landlord Parties shall be liable under any circumstances for any indirect or consequential damages including damages to Tenant’s business, loss of profits, loss of business opportunity and loss of goodwill, in each case, however occurring, provided that the foregoing shall not limit Landlord’s liability, if any, pursuant to applicable law for bodily injury and property damage to the extent caused by the negligence or willful misconduct of Landlord, its agents, employees or contractors.

29.14 Entire Agreement. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease constitutes the parties’ entire agreement with respect to the leasing of the Premises and supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. None of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto.

29.15 Right to Lease. Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building or Project. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building or Project.

29.16 Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease (collectively, a “Force Majeure”), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure.

29.17 Waiver of Redemption by Tenant. Tenant hereby waives, for Tenant and for all those claiming under Tenant, any and all rights now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant’s right of occupancy of the Premises after any termination of this Lease.

29.18 Tenant Parking. Subject to the terms of this Section 29.18, commencing on the Phase I Lease Commencement Date and during the Lease Term, Tenant shall have the right to rent from Landlord the number of unreserved parking passes set forth in Section 5 of the

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Summary, which parking passes shall pertain to the Project parking facility. Tenant shall pay to the parking facility operator (if any) or, at Landlord’s option, directly to Landlord for such parking passes on a monthly basis the prevailing rate charged from time to time at the location of such parking passes. In addition, Tenant shall be responsible for the full amount of any taxes imposed by any governmental authority in connection with the renting of such parking passes by Tenant or the use of the parking facility by Tenant. Tenant may change the number of parking passes rented pursuant to this Section 29.18 upon thirty (30) days’ prior written notice to Landlord; provided that notwithstanding any contrary provision of this Lease, if Tenant elects to rent less than all of the unreserved parking passes allotted to Tenant at any time during the Lease Term, then Tenant’s right to again increase the number of parking passes that it elects to rent under this Lease shall be subject to availability (as determined by Landlord in its reasonable discretion); and provided, further, that in no event shall Tenant be entitled to rent more than the amount and type of parking passes allocated to Tenant as set forth in Section 5 of the Summary during the Lease Term. Tenant shall supply Landlord with an identification roster listing, for each parking pass, the name of the employee and the make, color and registration number of the vehicle to which such parking pass has been assigned, and shall provide a revised roster to Landlord monthly indicating changes thereto. Tenant’s continued right to use the parking passes is conditioned upon Tenant abiding by all rules and regulations which are prescribed from time to time for the orderly operation and use of the parking facility where the parking passes are located, including any sticker or other identification system established by Landlord, Tenant’s cooperation in seeing that Tenant’s employees and visitors also comply with such rules and regulations and Tenant not being in default under this Lease. Landlord specifically reserves the right to change the size, configuration, design, layout and all other aspects of the Project parking facility at any time and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, close-off or restrict access to the Project parking facility for purposes of permitting or facilitating any such construction, alteration or improvements. Landlord may delegate its responsibilities hereunder to a parking operator in which case such parking operator shall have all the rights of control attributed hereby to the Landlord. The parking passes rented by Tenant pursuant to this Section 29.18 are provided to Tenant solely for use by Tenant’s own personnel and such passes may not be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord’s prior approval, except in connection with a Transfer of the Premises pursuant to the terms of Article 14 of this Lease.

29.19 Joint and Several. If there is more than one Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.

29.20 Authority. If Tenant is a corporation, trust or partnership, Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so.

29.21 Attorneys’ Fees. In the event that either Landlord or Tenant should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease or for any other relief against the other, then all costs and expenses, including reasonable attorneys’ fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

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29.22 Governing Law; WAIVER OF TRIAL BY JURY. This Lease shall be construed and enforced in accordance with the laws of the State of California. IN ANY ACTION OR PROCEEDING ARISING HEREFROM, LANDLORD AND TENANT HEREBY CONSENT TO (I) THE JURISDICTION OF ANY COMPETENT COURT WITHIN THE STATE OF CALIFORNIA, (II) SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY CALIFORNIA LAW, AND (III) IN THE INTEREST OF SAVING TIME AND EXPENSE, TRIAL WITHOUT A JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY. IN THE EVENT LANDLORD COMMENCES ANY SUMMARY PROCEEDINGS OR ACTION FOR NONPAYMENT OF BASE RENT OR ADDITIONAL RENT, TENANT SHALL NOT INTERPOSE ANY COUNTERCLAIM OF ANY NATURE OR DESCRIPTION (UNLESS SUCH COUNTERCLAIM SHALL BE MANDATORY) IN ANY SUCH PROCEEDING OR ACTION, BUT SHALL BE RELEGATED TO AN INDEPENDENT ACTION AT LAW.

29.23 Submission of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of, option for or option to lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

29.24 Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 11 of the Summary (the “Brokers”), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, other than the Brokers, occurring by, through, or under the indemnifying party. Landlord shall pay any and all fees due to the Brokers in connection with this Lease pursuant to a separate written agreement.

29.25 Independent Covenants. Except as expressly set forth in this Lease to the contrary, including Section 19.5, this Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord’s expense or to any setoff of the Rent or other amounts owing hereunder against Landlord.

29.26 Project or Building Name and Signage. Landlord shall have the right at any time to change the name of the Project or Building and to install, affix and maintain any and all

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signs on the exterior and on the interior of the Project or Building as Landlord may, in Landlord’s sole discretion, desire. Tenant shall not use the words “Embarcadero Center” or the name of the Project or Building or use pictures or illustrations of the Project or Building in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises, without the prior written consent of Landlord.

29.27 Counterparts. This Lease may be executed in counterparts with the same effect as if both parties hereto had executed the same document. Both counterparts shall be construed together and shall constitute a single lease.

29.28 Intentionally Omitted.

29.29 Development of the Project.

29.29.1 Subdivision. Landlord reserves the right to further subdivide all or a portion of the Project. Tenant agrees to execute and deliver, upon demand by Landlord and in the form reasonably requested by Landlord, any additional documents needed to conform this Lease to the circumstances resulting from such subdivision, provided that such documents shall not increase the obligations or decrease the rights of Tenant hereunder, nor shall such documents increase the rights or decrease the obligations of Landlord hereunder.

29.29.2 The Other Improvements. If portions of the Project or property adjacent to the Project (collectively, the “Other Improvements”) are owned by an entity other than Landlord, Landlord, at its option, may enter into an agreement with the owner or owners of any or all of the Other Improvements to provide (i) for reciprocal rights of access and/or use of the Project and the Other Improvements, (ii) for the common management, operation, maintenance, improvement and/or repair of all or any portion of the Project and the Other Improvements, (iii) for the allocation of a portion of the Building Direct Expenses to the Other Improvements and the operating expenses and taxes for the Other Improvements to the Project, and (iv) for the use or improvement of the Other Improvements and/or the Project in connection with the improvement, construction, and/or excavation of the Other Improvements and/or the Project, provided that in no event shall any such actions by Landlord result in any increased Rent, or any costs or charges upon Tenant, or otherwise materially and adversely affect Tenant’s right or obligations under this Lease. Nothing contained herein shall be deemed or construed to limit or otherwise affect Landlord’s right to convey all or any portion of the Project or any other of Landlord’s rights described in this Lease.

29.29.3 Construction of Project and Other Improvements. Tenant acknowledges that portions of the Project and/or the Other Improvements may be under construction following Tenant’s occupancy of the Premises, and that such construction may result in levels of noise, dust, odor, obstruction of access, etc. which are in excess of that present in a fully constructed project. Tenant hereby waives any and all rent offsets (except as specifically set forth in Section 19.5.2 of this Lease) in connection with such construction. Furthermore, provided that Landlord employs commercially reasonable efforts to minimize interference with the conduct of Tenant’s business, Tenant hereby waives any claims of constructive eviction which may arise in connection with such construction.

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29.30 Building Renovations. It is specifically understood and agreed that Landlord has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, Building, or any part thereof and that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant except as specifically set forth herein or in the Tenant Work Letter. However, Tenant hereby acknowledges that Landlord is currently renovating or may during the Lease Term renovate, improve, alter, or modify (collectively, the “Renovations”) the Project, the Building and/or the Premises. Landlord shall use commercially reasonable efforts to complete any Renovations in a manner which does not materially, adversely affect Tenant’s use of or access to the Premises. Notwithstanding the foregoing, Tenant hereby agrees that such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent. Landlord shall have no responsibility and shall not be liable to Tenant for any injury to or interference with Tenant’s business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant’s personal property or improvements resulting from the Renovations, or for any inconvenience or annoyance occasioned by such Renovations, provided that the foregoing shall not limit Landlord’s liability, if any, pursuant to Applicable Laws for bodily injury and property damage to the extent caused by the gross negligence or willful misconduct of Landlord Parties.

29.31 No Violation. Tenant hereby warrants and represents that neither its execution of nor performance under this Lease shall cause Tenant to be in violation of any agreement, instrument, contract, law, rule or regulation by which Tenant is bound, and Tenant shall protect, defend, indemnify and hold Landlord harmless against any claims, demands, losses, damages, liabilities, costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, arising from Tenant’s breach of this warranty and representation.

29.32 Communications and Computer Lines; Telecommunications Systems.

29.32.1 Communications and Computer Lines. Tenant may install, maintain, replace, remove or use any electrical, communications or computer wires and cables (collectively, the “Lines”) at the Project in or serving solely the Premises, provided that (i) Tenant shall obtain Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, use an experienced and qualified contractor approved in writing by Landlord, and comply with all of the other provisions of Articles 7 and 8 of this Lease, (ii) an acceptable number of spare Lines and space for additional Lines shall be maintained for existing and future occupants of the Project, as determined in Landlord’s reasonable opinion, (iii) the Lines therefor (including riser cables) shall be appropriately insulated to prevent excessive electromagnetic fields or radiation, and shall be surrounded by a protective conduit reasonably acceptable to Landlord, (iv) any new or existing Lines servicing the Premises shall comply with all applicable governmental laws and regulations, and (v) Tenant shall pay all costs in connection therewith. Landlord reserves the right to require that Tenant remove any Lines located in or serving the Premises which are installed in violation of these provisions, or which are at any time in violation of any laws or represent a dangerous or potentially dangerous condition. Landlord further reserves the right to require that Tenant remove any and all Lines located in or serving the Premises upon the expiration of the Lease Term or upon any earlier termination of this Lease, provided that upon Tenant’s request at the time of requesting Landlord’s consent to the installation of any Lines, Landlord shall notify Tenant (concurrently with Landlord’s consent) as to whether any Lines to be installed based upon such consent will be required to be removed pursuant to the terms of this sentence.

[535 Mission Street]
-88-	[TRULIA, INC.]

29.32.2 Telecommunications Systems. Landlord and Tenant hereby acknowledge and agree that the primary communications service provider for the Building is AT&T. Notwithstanding the foregoing, Landlord hereby agrees that Tenant shall have the right to utilize another reputable, qualified and licensed communications service provider with respect to the Premises, provided that (i) Tenant shall be responsible for all costs in connection with the use of such service provider, including, without limitation, any hook-up and connection costs, and (ii) such service provider (A) provides service to the Building at no additional charge to Landlord, and (B) executes Landlord’s standard access agreement prior to any entry into the Building or provision of services to the Building or Premises.

29.33 No Discrimination. There shall be no discrimination against, or segregation of, any person or persons on account of sex, marital status, race, color, religion, creed, national origin or ancestry in the Transfer of the Premises, or any portion thereof, nor shall the Tenant itself, or any person claiming under or through it, establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy of tenants, lessees, subtenants, sublessees, or vendees of the Premises, or any portion thereof.

29.34 Patriot Act and Executive Order 13224. As an inducement to Landlord to enter into this Lease, Tenant hereby represents and warrants that: (i) Tenant is not, nor is it owned or controlled directly or indirectly by, any person, group, entity or nation named on any list issued by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”) pursuant to Executive Order 13224 or any similar list or any law, order, rule or regulation or any Executive Order of the President of the United States as a terrorist, “Specially Designated National and Blocked Person” or other banned or blocked person (any such person, group, entity or nation being hereinafter referred to as a “Prohibited Person”); (ii) Tenant is not (nor is it owned or controlled, directly or indirectly, by any person, group, entity or nation which is) acting directly or indirectly for or on behalf of any Prohibited Person; and (iii) neither Tenant (nor any person, group, entity or nation which owns or controls Tenant, directly or indirectly) has conducted or will conduct business or has engaged or will engage in any transaction or dealing with any Prohibited Person, including without limitation any assignment of this Lease or any subletting of all or any portion of the Premises or the making or receiving of any contribution of funds, goods or services to or for the benefit of a Prohibited Person. In connection with the foregoing, it is expressly understood and agreed that (x) any breach by Tenant of the foregoing representations and warranties shall be deemed a default by Tenant under Section 19.1.4 of this Lease and shall be covered by the indemnity provisions of Section 10.1 above, and (y) the representations and warranties contained in this subsection shall be continuing in nature and shall survive the expiration or earlier termination of this Lease.

29.35 Fire Protection Measures. In order to satisfy certain San Francisco Code requirements (including the San Francisco Building Code, the San Francisco Fire Code, the California Building Code, the Mechanical Code, the Electrical Code, and the Plumbing Code, and including San Francisco amendments, collectively referred to as the “Code Provisions” for purposes of this Section 29.35), Landlord shall implement exterior opening fire protection

[535 Mission Street]
-89-	[TRULIA, INC.]

measures specified in Landlord’s (or its predecessor-in-interest’s) Request for Approval of Local Equivalency for Modification or Alternative Design or Methods of Construction (“Local Equivalency Request”) 1-permit application #2005-0804-9463 S. Landlord shall construct such measures to a height of at least fifty (50) feet above the existing structures located at 100 First Street, commonly known as Block No. 3721, Lot Nos. 1, 2, 3, 4, 5, 84 and 87 (“100 First Street”), and at 545 Mission Street, commonly known as Block No. 3721, Lot No. 82 (“545 Mission Street”). Landlord shall, in the event that 100 First Street or 545 Mission Street files an application with the City and County of San Francisco (for purposes of this Section 29.35, collectively, the “City”) for building improvements that would cause the Building exterior openings to no longer comply with the conditions of the Local Equivalency Request approved by the City, then Landlord shall implement additional exterior opening fire protection measures consistent with the measures described in the Local Equivalency Request or as otherwise approved by the Director of the Department of Building Inspection. Landlord shall complete code equivalent fire protection improvements prior to commencement of construction of the associated adjacent building.

29.36 Utility Billing Information. In the event that the Tenant is permitted to contract directly for the provision of electricity, gas and/or water services to the Premises with the third-party provider thereof (all in Landlord’s sole and absolute discretion), Tenant shall promptly provide Landlord with a copy of all invoices for such services after Landlord’s request, but not more often than annual, unless required pursuant to Applicable Laws. Tenant acknowledges that pursuant to California Public Resources Code Section 25402.10 and the regulations adopted pursuant thereto (collectively the “Energy Disclosure Requirements”), Landlord may be required to disclose information concerning Tenant’s energy usage at the Building to certain third parties, including, without limitation, prospective purchasers, lenders and tenants of the Building, provided that such disclosure information shall be blended with the date for the entire Building and shall not be attributable solely to Tenant (the “Tenant Energy Use Disclosure”). Tenant hereby (A) consents to all such Tenant Energy Use Disclosures, and (B) acknowledges that Landlord shall not be required to notify Tenant of any Tenant Energy Use Disclosure. Further, Tenant hereby releases Landlord from any and all losses, costs, damages, expenses and liabilities relating to, arising out of and/or resulting from any Tenant Energy Use Disclosure. The terms of this Section 29.36 shall survive the expiration or earlier termination of this Lease.

29.37 Tenant’s Dogs.

29.37.1 In General. Subject to the provisions of this Section 29.37, and the Rules and Regulations, Tenant shall be permitted to bring up to a total of ten (10) non-aggressive, fully domesticated, fully-vaccinated dogs into the Premises (which dogs are owned by Tenant or an officer or employee of Tenant) (“Tenant’s Dogs”). Tenant’s Dogs must be on a leash while in any area of the Project outside of the Premises. Within three (3) business days following Tenant’s receipt of Landlord’s request, Tenant shall provide Landlord with reasonable satisfactory evidence showing that all current vaccinations have been received by Tenant’s Dogs. Tenant’s Dogs shall not be brought to the Project if such dog is ill or contracts a disease that could potentially threaten the health or wellbeing of any tenant or occupant of the Building (which diseases may include, but shall not be limited to, rabies, leptospirosis and lyme disease). While in the Building, Tenant’s Dogs must be taken directly to/from the Premises and Tenant shall use the Building’s freight elevator to bring Tenant’s Dogs to/from the Premises. Tenant

[535 Mission Street]
-90-	[TRULIA, INC.]

shall not permit any objectionable dog related odors to emanate from the Premises, and in no event shall Tenant’s Dogs be at the Project overnight. All bodily waste generated by Tenant’s Dogs in or about the Project shall be promptly removed and disposed of in trash receptacles designated by Landlord, and any areas of the Project affected by such waste shall be cleaned and otherwise sanitized. No Tenant’s Dog shall be permitted to enter the Project if such Tenant’s Dog previously exhibited dangerously aggressive behavior.

29.37.2 Costs and Expenses. Tenant shall pay to Landlord, within ten (10) business days after demand, all costs incurred by Landlord in connection with the presence of Tenant’s Dogs in the Premises or Project, including, but not limited to, janitorial, waste disposal, landscaping, signage, repair, and legal costs and expenses. In the event Landlord receives any verbal or written complaints from any other tenant or occupant of the Project in connection with health-related issues (e.g., allergies) related to the presence of the Tenant’s Dogs in the Premises, the Building or the Project, Landlord and Tenant shall promptly meet and mutually confer, in good faith, to determine appropriate mitigation measures to eliminate the causes of such complaints (which mitigation measures may include, without limitation, additional and/or different air filters to be installed in the Premises, HVAC system, or elsewhere in the Building), and Tenant shall cause such measures to be taken promptly at its sole cost or expense.

29.37.3 Indemnity. The indemnification provisions of Article 10 of this Lease shall apply to any claims relating to any of Tenant’s Dogs.

29.37.4 Rights Personal to Original Tenant. The right to bring Tenant’s Dogs into the Premises pursuant to this Section 29.37 is personal to the Original Tenant and its Permitted Transferees. If Tenant assigns the Lease or sublets all or any portion of the Premises, then, as to the entire Premises, upon such assignment, or, as to the portion of the Premises sublet, upon such subletting and until the expiration of such sublease, the right to bring Tenant’s Dogs into such portion the Premises shall simultaneously terminate and be of no further force or effect.

29.38 First Source Hiring Program. The City and County of San Francisco Administrative Code Chapter 83 requires that the Building comply with the provisions of the “First Source Hiring Program” which has as its purpose, the creation of entry level employment positions for otherwise economically disadvantaged individuals. Entry level positions are generally defined as nonmanagerial positions requiring no education above a high school diploma or equivalent and/or less than two years of training. By the terms of the ordinance, starting in 1998 all new office buildings in San Francisco, including the Building, are required to include this provision in all leases for commercial space, and to direct that the Tenant also comply with the provisions of the “First Source Hiring Program” ordinance, it being understood that in each and every case the employer shall make the final determination of whether an individual is qualified to fulfill the proposed entry level position. Accordingly, Tenant hereby agrees to comply with the City and County of San Francisco Administrative Code Chapter 83 “First Source Hiring Program”.

[535 Mission Street]
-91-	[TRULIA, INC.]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

“Landlord”:

BXP MISSION 535 LLC, a Delaware limited liability company

By:	Boston Properties Limited Partnership,
a Delaware limited partnership,
its Manager

By:	Boston Properties, Inc.,
a Delaware corporation,
its General Partner

	By:	/s/ Bob Pester
	Name:	Bob Pester
	Title:	Vice President and Regional Manager

“Tenant”:

TRULIA, INC., a Delaware corporation

By:	/s/ Peter Flint

Name:	Peter Flint

Title:	Chairman of the Board and CEO

By:	/s/ Scott Darling

Name:	Scott Darling

Title:	VP General Counsel and Corporate Secretary

PLEASE NOTE: THIS LEASE MUST BE EXECUTED BY EITHER (I) BOTH (A) THE CHAIRMAN OF THE BOARD, THE PRESIDENT OR ANY VICE PRESIDENT OF TENANT, AND (B) THE SECRETARY, ANY ASSISTANT SECRETARY, THE CHIEF FINANCIAL OFFICER, OR ANY ASSISTANT TREASURER OF TENANT; OR (II) AN AUTHORIZED SIGNATORY OF TENANT PURSUANT TO A CERTIFIED CORPORATE RESOLUTION, A COPY OF WHICH SHOULD BE DELIVERED WITH THE EXECUTED ORIGINALS.

[535 Mission Street]
-92-	[TRULIA, INC.]

EXHIBIT A

535 MISSION STREET

OUTLINE OF PREMISES

535 Mission 3rd Floor

Mission Street
north
1st Street
Shaw Alley
Minna Street

EXHIBIT A	[535 Mission Street]
-1-	[TRULIA, INC.]

535 Mission 4th Floor

Mission Street
north
1st Street
Shaw Alley
Minna Street

EXHIBIT A	[535 Mission Street]
-2-	[TRULIA, INC.]

535 Mission 5th Floor

Mission Street
north
1st Street
Shaw Alley
Minna Street

EXHIBIT A	[535 Mission Street]
-3-	[TRULIA, INC.]

535 Mission 6th Floor

Mission Street
north
1st Street
Shaw Alley
Minna Street

EXHIBIT A	[535 Mission Street]
-4-	[TRULIA, INC.]

535 Mission 7th Floor

Mission Street
north
1st Street
Shaw Alley
Minna Street

EXHIBIT A	[535 Mission Street]
-5-	[TRULIA, INC.]

535 Mission 8th Floor

Mission Street
north
1st Street
Shaw Alley
Minna Street

EXHIBIT A	[535 Mission Street]
-6-	[TRULIA, INC.]

EXHIBIT B

535 MISSION STREET

TENANT WORK LETTER

This Tenant Work Letter shall set forth the terms and conditions relating to the construction of the tenant improvements in the Premises. This Tenant Work Letter is essentially organized chronologically and addresses the issues of the construction of the Premises, in sequence, as such issues will arise during the actual construction of the Premises. All references in this Tenant Work Letter to Articles or Sections of “this Lease” shall mean the relevant portion of Articles 1 through 29 of the Office Lease to which this Tenant Work Letter is attached as Exhibit B and of which this Tenant Work Letter forms a part, and all references in this Tenant Work Letter to Sections of “this Tenant Work Letter” shall mean the relevant portion of Sections 1 through 6 of this Tenant Work Letter.

SECTION 1

LANDLORD’S INITIAL CONSTRUCTION IN THE PREMISES

1.1 Base, Shell and Core. Landlord has constructed, at its sole cost and expense, the base, shell, and core (i) of the Premises and (ii) of the floor of the Building on which the Premises is located (collectively, the “Base, Shell, and Core”). The Base, Shell and Core shall consist of the following elements: (A) base Building systems located in the vertical risers, raceways, and shafts (including elevator shafts and equipment, the telecom riser exclusive of equipment owned by third parties, electrical rooms, stair shafts and mechanical shafts) up to but not including the point of demarcation of such systems with the horizontal point of connection on a particular floor; (B) in the case of the sprinkler system, it shall additionally include the valve at the riser and the main sprinkler loop, but shall exclude branch pipes; (C) the concrete floor at each floor level, and (D) the Building’s steel and concrete superstructure. Notwithstanding anything set forth in this Tenant Work Letter to the contrary, Tenant shall accept the Base, Shell and Core from Landlord in their presently existing, “as-is” condition; provided, however, that to the extent required in order to allow Tenant to legally occupy the Premises for the Permitted Use, Landlord shall, at Landlord’s sole cost and expense, cause the Base, Shell and Core to comply with the “Code”, as that term is defined in Section 2.2.5 of this Tenant Work Letter, and Applicable Laws in effect as of the date that Landlord approves the “Final Working Drawings”, as that term is defined in Section 3.3 of this Tenant Work Letter.

1.2 Landlord Work. Landlord shall, at Landlord’s sole cost, complete the work set forth in Schedule 1 attached hereto (collectively, the “Landlord Work”), on or before the applicable Lease Commencement Date. Landlord shall perform the Landlord Work in a good and workmanlike manner, and, to the extent necessary for Landlord to pull any necessary construction permits or for Tenant to legally occupy the applicable Premises for the Permitted Use, in accordance with Applicable Laws. Landlord and Tenant shall mutually cooperate in good faith with each other in connection with the concurrent construction and completion of Landlord Work and the Tenant Improvements.

EXHIBIT B	[535 Mission Street]
-1-	[TRULIA, INC.]

SECTION 2

TENANT IMPROVEMENTS

2.1 Tenant Improvement Allowance. Tenant shall be entitled to a one-time tenant improvement allowance for the Phase 1 Premises and the Hold Space (the “Tenant Improvement Allowance”), in the amount set forth in Section 12 of the Summary, for the costs relating to the initial design and construction of Tenant’s improvements which are permanently affixed to the Premises (the “Tenant Improvements”). Except as set forth in Sections 2.4 and 2.5 of this Tenant Work Letter, in no event shall Landlord be obligated to make disbursements pursuant to this Tenant Work Letter in a total amount which exceeds the Tenant Improvement Allowance. In the event that the Tenant Improvement Allowance is not fully disbursed by Landlord to, or on behalf of, Tenant on or before the date that is eighteen (18) months after the Commencement Date applicable to the portion of the Premises for which the Tenant Improvement Allowance is to be used, then such unused amounts shall revert to Landlord, and Tenant shall have no further rights with respect thereto. Any Tenant Improvements that require the use of Building risers, raceways, shafts and/or conduits, shall be subject to Landlord’s reasonable and non-discriminatory rules, regulations, and restrictions, including the requirement that any cabling vendor must be approved by Landlord, and that the amount and location of any such cabling must be approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.

2.2 Disbursement of the Tenant Improvement Allowance. Except as otherwise set forth in this Tenant Work Letter, the Tenant Improvement Allowance shall be disbursed by Landlord (each of which disbursements shall be made pursuant to Landlord’s disbursement process) only for the following items and costs (collectively, the “Tenant Improvement Allowance Items”):

2.2.1 Payment of the fees of the “Architect” and the “Engineers,” as those terms are defined in Section 3.1 of this Tenant Work Letter, which fees shall, notwithstanding anything to the contrary contained in this Tenant Work Letter, not exceed an aggregate amount equal to $3.00 per rentable square foot of the Premises, and payment of the fees incurred by, and the cost of documents and materials supplied by, Landlord and Landlord’s consultants in connection with the preparation and review of the “Construction Drawings,” as that term is defined in Section 3.1 of this Tenant Work Letter;

2.2.2 The payment of plan check, permit and license fees relating to construction of the Tenant Improvements;

2.2.3 The cost of construction of the Tenant Improvements, including, without limitation, testing and inspection costs, freight elevator usage, hoisting and trash removal costs, and contractors’ fees and general conditions;

2.2.4 The cost of any changes in the Base, Shell and Core when such changes are required by the Construction Drawings (including if such changes are due to the fact that such work is prepared on an unoccupied basis), such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith;

EXHIBIT B	[535 Mission Street]
-2-	[TRULIA, INC.]

2.2.5 The cost of any changes to the Construction Drawings or Tenant Improvements required by all applicable building codes (the “Code”);

2.2.6 The cost of connection of the Premises to the Building’s energy management systems;

2.2.7 Intentionally omitted;

2.2.8 The cost of the “Landlord Supervision Fee,” as that term is defined in Section 4.3.2 of this Tenant Work Letter;

2.2.9 Sales and use taxes and Title 24 fees;

2.2.10 The cost of installing Tenant’s voice and data cabling, not to exceed an aggregate amount of $5.00 per rentable square foot of the Premises; and

2.2.11 All other costs reasonably expended by Landlord in connection with the construction of the Tenant Improvements (provided that Landlord shall provide Tenant with prior written notice of any such other costs prior to incurring the same).

Landlord and Tenant hereby acknowledge and agree that in no event shall the Tenant Improvement Allowance Items include, and Landlord shall be solely responsible for, any and all costs to the extent (i) related to and arising from the negligence or willful misconduct of Landlord or Contractor, or (ii) the same are recovered from third parties.

Landlord shall disburse the Tenant Improvement Allowance for Tenant Improvement Allowance Items paid or incurred by Tenant within a reasonable time after receipt of invoices, or other reasonably satisfactory evidence of such costs, and other documents reasonably required by Landlord.

2.3 Standard Tenant Improvement Package. Landlord has established specifications (the “Specifications”) for the Building standard components to be used in the construction of the Tenant Improvements in the Premises (collectively, the “Standard Improvement Package”), which Specifications shall be supplied to Tenant by Landlord. The quality of Tenant Improvements shall be equal to or of greater quality than the quality of the Specifications, provided that Landlord may, at Landlord’s option, require the Tenant Improvements to comply with certain Specifications. Landlord may make changes to the Specifications for the Standard Improvement Package from time to time, provided that any such changes shall not impact items previously approved by Landlord pursuant to the terms of this Tenant Work Letter.

2.4 Space Plan Allowance. Landlord shall contribute an amount not to exceed $0.15 per rentable square foot of up to two (2) floors of the Premises (i.e., an amount not to exceed $4,002.30 based on the total rentable square footage of the two largest floors in the Premises) (the “Space Plan Allowance”) toward the cost of a preliminary analysis and fit plan of up to two (2) floors in the Premises to be prepared by the “Architect” (as that term is defined below), and no portion of the Space Plan Allowance, if any, remaining after completion of the Tenant Improvements shall be available for use by Tenant. Tenant shall deliver one (1) hard copy and

EXHIBIT B	[535 Mission Street]
-3-	[TRULIA, INC.]

one (1) electronic copy of the preliminary space plan to Landlord within fifteen (15) days after Tenant’s execution of the Lease (the “Space Plan Delivery Date”). Landlord shall disburse the Space Plan Allowance amount within thirty (30) days of written request by Tenant accompanied by an invoice and proof of payment from the Architect for such work.

2.5 Additional Tenant Improvement Allowance. In addition to the Tenant Improvement Allowance, Tenant shall have the right, exercisable no later than the Phase II Lease Commencement Date, to use up to $5.00 per rentable square foot of the Premises (the “Additional Tenant Improvement Allowance”) towards the payment of the costs of the Tenant Improvement Allowance Items. In the event Tenant exercises its right to use all or any portion of the Additional Tenant Improvement Allowance, an amount equal to the “Additional Monthly Base Rent,” as that term is defined below, shall be added to each month’s Base Rent payment in order to repay the Additional Tenant Improvement Allowance to Landlord. The “Additional Monthly Base Rent” shall be determined as the missing component of an annuity, which annuity shall have (i) the amount of the Additional Tenant Improvement Allowance utilized by Tenant as the starting principal amount, (ii) the number of monthly Base Rent payments to be made by Tenant during the Lease Term as the number of payments, (iii) seventy-one one-hundredths (.71), which is equal to eight and one-half percent (8.5%) divided by twelve (12) months per year, as the monthly interest factor and (iv) the Additional Monthly Base Rent as the missing component of the annuity. In the event that Tenant exercises its right to the Additional Tenant Improvement Allowance pursuant to this Section 2.5, (a) the “Tenant Improvement Allowance”, shall be deemed to include the Additional Tenant Improvement Allowance which Tenant elects to utilize, (b) the parties shall promptly execute an amendment to the Lease (the “Amendment”) setting forth the new amount of the Base Rent and the additional amount of Tenant Improvement Allowance, computed in accordance with this Section 2.5, and (c) Tenant shall deliver to Landlord, concurrently with Tenant’s execution and delivery of the Amendment to Landlord, a new L-C or an amendment to the existing L-C, subject to the terms and conditions of Article 21 of the Lease, in an amount equal to the Additional Tenant Improvement Allowance utilized by Tenant, which new L-C or modified L-C shall be held by Landlord pursuant to the terms of Article 21 of the Lease.

2.6 Removal of Tenant Improvements. Other than with respect to Above Standard Tenant Improvements as set forth in this Section 2.6, Landlord shall not require Tenant to remove from the Premises any Tenant Improvements (to the extent the same are constructed in the Premises in accordance with the terms of this Tenant Work Letter) upon the expiration or any earlier termination of this Lease. “Above Standard Tenant Improvements” shall mean any part of the Tenant Improvements which do not constitute normal and customary general office improvements as reasonably determined by Landlord, and shall include, without limitation, improvements such as voice, data and other cabling, raised floors, floor penetrations, any installations outside the Premises, or any areas requiring floor reinforcement, personal baths and showers, vaults, rolling file systems and structural alterations of any type. Landlord may require that Tenant, upon the expiration or any earlier termination of this Lease, remove at Tenant’s cost any Above Standard Tenant Improvements and to repair any damage to the Premises and Building caused by such removal in accordance with the terms and conditions of Section 8.5 of this Lease which are otherwise applicable to the removal of Alterations.

EXHIBIT B	[535 Mission Street]
-4-	[TRULIA, INC.]

SECTION 3

CONSTRUCTION DRAWINGS

3.1 Selection of Architect/Construction Drawings. Tenant has retained and Landlord has approved Rapt Studios as the architect/space planner (the “Architect”) to prepare the “Construction Drawings,” as that term is defined in this Section 3.1. Tenant shall retain the engineering consultants reasonably designated by Landlord (the “Engineers”) to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, lifesafety, and sprinkler work of the Tenant Improvements. The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the “Construction Drawings.” Tenant shall be required to include in its contracts with the Architect and the Engineers a provision which requires ownership of all Construction Drawings to be transferred to Tenant upon the Substantial Completion of the Tenant Improvements and Tenant hereby grants to Landlord a non-exclusive right to use such Construction Drawings, including, without limitation, a right to make copies thereof. All Construction Drawings shall comply with the drawing format and specifications as determined by Landlord, and shall be subject to Landlord’s reasonable approval. Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the base Building plans, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith. Landlord’s review of the Construction Drawings as set forth in this Section 3, shall be for its sole purpose and shall not imply Landlord’s review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters; provided, however, Landlord’s approval of such Construction Drawings shall be deemed to mean that the same comply with the Specifications. Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord’s space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings, and Tenant’s waiver and indemnity set forth in this Lease shall specifically apply to the Construction Drawings. Landlord shall, concurrently with Landlord’s approval of the Construction Drawings, inform Tenant if the Construction Drawings require changes to the Base, Shell and Core.

3.2 Final Space Plan. On or before the date set forth in Schedule 2, attached hereto, Tenant and the Architect shall prepare the final space plan for Tenant Improvements in the Premises (collectively, the “Final Space Plan”), which Final Space Plan shall include a layout and designation of all offices, rooms and other partitioning, their intended use, and equipment to be contained therein, and shall deliver four (4) copies signed by Tenant of the Final Space Plan to Landlord for Landlord’s approval, not to be unreasonably withheld, and given or withheld (with specified reasons for such withholding) within five (5) business days after the date Tenant submits the Final Space to Landlord for approval.

3.3 Final Working Drawings. On or before the date set forth in Schedule 2, Tenant, the Architect and the Engineers shall complete the architectural and engineering drawings for the Premises, and the final architectural working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the “Final

EXHIBIT B	[535 Mission Street]
-5-	[TRULIA, INC.]

Working Drawings”) and shall submit two (2) copies signed by Tenant of the same to Landlord for Landlord’s approval, not to be unreasonably withheld, and given or withheld (with specified reasons for such withholding) within ten (10) business days after submission to Landlord.

3.4 Permits. The Final Working Drawings shall be approved by Landlord (the “Approved Working Drawings”) prior to the commencement of the construction of the Tenant Improvements. Tenant shall immediately submit the Approved Working Drawings to the appropriate municipal authorities for all applicable building permits necessary to allow “Contractor,” as that term is defined in Section 4.1, below, to commence and fully complete the construction of the Tenant Improvements (the “Permits”), and, in connection therewith, Tenant shall coordinate with Landlord in order to allow Landlord, at its option, to take part in all phases of the permitting process and shall supply Landlord, as soon as possible, with all plan check numbers and dates of submittal and obtain the Permits on or before the date set forth in Schedule 2. Notwithstanding anything to the contrary set forth in this Section 3.4, and except as expressly set forth in Section 1 of this Tenant Work Letter, Tenant hereby agrees that neither Landlord nor Landlord’s consultants shall be responsible for obtaining any building permit or certificate of occupancy for the Premises and that the obtaining of the same shall be Tenant’s responsibility; provided however that Landlord shall, in any event, cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy. No changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Landlord, which consent shall not be unreasonably withheld, provided that Landlord may withhold its consent, in its sole discretion, to any change in the Approved Working Drawings if such change would directly or indirectly delay the “Substantial Completion” of the Premises as that term is defined in Section 5.1 of this Tenant Work Letter; provided, further, that to the extent Tenant agrees in writing that such delay shall be deemed a Tenant Delay pursuant to Section 5.2.5 of this Tenant Work Letter, then such consent shall not be unreasonably withheld, conditioned or delayed by Landlord.

3.5 Time Deadlines. Tenant shall use its best, good faith, efforts and all due diligence to cooperate with the Architect, the Engineers, and Landlord to complete all phases of the Construction Drawings and the permitting process and to receive the permits, and with Contractor for approval of the “Cost Proposal,” as that term is defined in Section 4.2 of this Tenant Work Letter, as soon as possible after the execution of the Lease, and, in that regard, shall meet with Landlord on a scheduled basis to be determined by Landlord, to discuss Tenant’s progress in connection with the same. The applicable dates for approval of items, plans and drawings as described in this Section 3, Section 4, below, and in this Tenant Work Letter are set forth and further elaborated upon in Schedule 2 (the “Time Deadlines”), attached hereto. Tenant agrees to comply with the Time Deadlines; provided, however, Landlord and Tenant hereby acknowledge and agree that the Time Deadlines shall be extended due to a “Landlord Delay,” as that term is defined in Section 5.3 of this Tenant Work Letter, below, and “Force Majeure Delay,” as that term is defined below. The term “Force Majeure Delay” shall mean only an actual delay resulting from a “Permit Delay,” as such term is defined below, strikes, fire, wind, damage or destruction to the Building, explosion, casualty, flood, hurricane, tornado, the elements, acts of God or the public enemy, sabotage, war, invasion, insurrection, rebellion, civil unrest, riots, or earthquakes. As used in this Tenant Work Letter, the term “Permit Delay” shall mean the inability of Tenant to obtain building permits required in connection with the construction of the Tenant Improvements to the extent caused by the complete cessation of granting or processing of building permits by the appropriate governmental authority.

EXHIBIT B	[535 Mission Street]
-6-	[TRULIA, INC.]

SECTION 4

CONSTRUCTION OF THE TENANT IMPROVEMENTS

4.1 Contractor. At Landlord’s election, Swinerton Builders or another contractor designated by Landlord (the “Contractor”) shall construct the Tenant Improvements. Landlord shall require the Contractor to obtain competitive bids from at least three (3) qualified subcontractors for work related to the major trades (e.g., structural, mechanical, electrical, plumbing, HVAC, lifesafety, and sprinkler work), and Landlord shall select the lowest cost bid which is conforming and consistent with the bid assumptions and directions and Landlord’s construction schedule, unless (i) otherwise directed by Tenant at the time Tenant approves the Cost Proposal, or (ii) Landlord becomes aware of any information regarding the qualifications of such subcontractor after the bids are received which Landlord deems pertinent to the construction of the Tenant Improvements and which Landlord reasonably deems grounds for disqualification of such subcontractor’s bid.

4.2 Cost Proposal. After the Approved Working Drawings are signed by Landlord and Tenant, Landlord shall provide Tenant with an itemized statement of costs, as set forth in the proposed construction contract with such Contractor, in accordance with the Approved Working Drawings, which itemized statement of costs shall include, as nearly as possible, the cost of all Tenant Improvement Allowance Items to be incurred by Tenant in connection with the design and construction of the Tenant Improvements (the “Cost Proposal”). Tenant shall approve and deliver the Cost Proposal to Landlord within five (5) business days of the receipt of the same, and upon receipt of the same by Landlord, Landlord shall be released by Tenant to purchase the items set forth in the Cost Proposal and to commence the construction relating to such items. The date by which Tenant must approve and deliver the Cost Proposal to Landlord shall be known hereafter as the “Cost Proposal Delivery Date”.

4.3 Construction of Tenant Improvements by Contractor under the Supervision of Landlord.

4.3.1 Over-Allowance Amount. On the Cost Proposal Delivery Date, Tenant shall identify the estimated amount (the “Over-Allowance Amount”) equal to the difference between (i) the amount of the Cost Proposal and (ii) the amount of the Tenant Improvement Allowance. Tenant shall pay, on a monthly basis, within fifteen (15) days after written notice from Landlord, a percentage of each amount disbursed by Landlord to the Contractor or otherwise disbursed under this Tenant Work Letter, which percentage shall be equal to the amount of the Over-Allowance Amount divided by the amount of the Cost Proposal, and such payment by Tenant shall be a condition to Landlord’s obligation to pay any further amounts of the Tenant Improvement Allowance. In the event that, after the Cost Proposal Delivery Date, any revisions, changes, or substitutions shall be made to the Construction Drawings or the Tenant Improvements as the result of (i) a ratified “Tenant Change”, as that term is defined in Section 4.3.5 of this Tenant Work Letter, or (ii) a change requested by Landlord and reasonably approved by Tenant, then, subjection to the terms of Section 2.3 of this Tenant Work Letter, any

EXHIBIT B	[535 Mission Street]
-7-	[TRULIA, INC.]

additional costs which arise in connection with such revisions, changes or substitutions or any other additional costs shall be paid by Tenant to Landlord immediately upon Landlord’s request as an addition to the Over-Allowance Amount.

4.3.2 Landlord’s Retention of Contractor. Landlord shall independently retain Contractor to construct the Tenant Improvements in accordance with the Approved Working Drawings (subject to the following sentence) and the Cost Proposal and Landlord shall supervise the construction by Contractor, and Tenant shall pay a construction supervision and management fee (the “Landlord Supervision Fee”) to Landlord in an amount equal to One Dollar ($1.00) per rentable square foot of the Premises. Landlord shall execute a commercially reasonable construction contract (the “Contract”) with Contractor which shall guaranty, on commercially reasonable terms, that the Tenant Improvements shall be free from defects in workmanship and materials for a period of not less than one (1) year from the date of Substantial Completion. In addition, the Contract shall provide Landlord with the right to pay premium rates for overtime labor in order to accelerate the construction schedule, and upon request by Tenant, Landlord shall authorize such overtime labor. Notwithstanding anything set forth in this Tenant Work Letter to the contrary, construction of the Tenant Improvements shall not commence until (a) Landlord has a fully executed and delivered the Contract with Contractor for the construction of the Tenant Improvements, (b) Tenant has procured and delivered to Landlord a copy of all Permits, and (c) Tenant has delivered to Landlord the Over-Allowance Amount.

4.3.3 Contractor’s Warranties and Guaranties. Landlord hereby assigns to Tenant all warranties and guaranties set forth in the Contract for the Tenant Improvements, provided that Landlord shall correct or cause the Contractor to correct any defects in workmanship or materials brought to Landlord’s attention on or before the first (1st) anniversary of the applicable Lease Commencement Date. Subject to Landlord’s obligation to cause the correction of defects as set forth above, and except to the extent such claims arise from the gross negligence or willful misconduct of Landlord or the Landlord Parties, Tenant hereby waives all claims against Landlord relating to, or arising out of the construction of, the Tenant Improvements.

4.3.4 Tenant’s Covenants. Tenant hereby indemnifies Landlord for any loss, claims, damages or delays arising from the actions of Architect on the Premises or in the Building. Within ten (10) days after completion of construction of the Tenant Improvements, Tenant shall cause Contractor and Architect to cause a Notice of Completion to be recorded in the office of the County Recorder of the county in which the Building is located in accordance with Section 3093 of the Civil Code of the State of California or any successor statute and furnish a copy thereof to Landlord upon recordation, failing which, Landlord may itself execute and file the same on behalf of Tenant as Tenant’s agent for such purpose. In addition, within thirty (30) days following the Substantial Completion of the Premises, Tenant shall have prepared and delivered to the Building two (2) copies signed by Tenant of the “as built” plans and specifications (including all working drawings) for the Tenant Improvements.

4.3.5 Change Orders. No material changes or modifications to the Approved Working Drawings shall be made except by a written change order signed by Landlord and Tenant. If Tenant desires any material change in the Approved Working Drawings (a “Tenant Change”), Tenant shall cause the Architect or the Contractor to prepare and to submit to

EXHIBIT B	[535 Mission Street]
-8-	[TRULIA, INC.]

Landlord a copy of the change order reflecting the proposed Tenant Change. Landlord shall not unreasonably withhold or condition its approval of a Tenant Change, and shall approve or disapprove of the same within three (3) business days after receipt thereof; provided that Landlord may withhold its consent, in its sole discretion, to any change if such Tenant Change would directly or indirectly delay the Substantial Completion of the Premises; provided, further, that to the extent Tenant agrees in writing that such delay shall be deemed a Tenant Delay pursuant to Section 5.2.8 of this Tenant Work Letter, then such consent shall not be unreasonably withheld by Landlord. If Landlord disapproves a Tenant Change, Landlord shall notify Tenant of the revisions required, if any, that would make the change order acceptable to Landlord. At the time Landlord approves of a Tenant Change, Landlord shall provide Tenant with Landlord’s estimate of (i) the increase or decrease in the cost of the Tenant Improvements which would result from such Tenant Change, and (ii) the delay, if any, in the commencement or completion of the Tenant Improvements which would result from such Tenant Change. Landlord shall exercise reasonable care in preparing the cost and delay estimates, but such estimates will not limit Tenant’s obligation to pay for the actual increase in the cost of the Tenant Improvements resulting from the Tenant Change or Tenant’s responsibility for actual delays resulting from the Tenant Change. Within three (3) business days after receipt of the cost and delay estimates, Tenant shall notify Landlord in writing whether Tenant approves the Tenant Change. If Tenant approves of the Tenant Change, then Tenant and Landlord shall execute the change order, and the Approved Working Drawings shall be revised to incorporate the Tenant Change. If Tenant fails to approve the Tenant Change within such three (3) business days, construction of the Tenant Improvements shall proceed in accordance with the Approved Working Drawings without incorporating the change order.

SECTION 5

COMPLETION OF THE TENANT IMPROVEMENTS;

LEASE COMMENCEMENT DATE

5.1 Ready for Occupancy. The Premises shall be deemed “Ready for Occupancy” upon the Substantial Completion of the Premises. For purposes of this Lease, “Substantial Completion” of the Premises shall occur upon the later of: (i) the completion of construction of the Tenant Improvements in the Premises pursuant to the Approved Working Drawings, with the exception of any punch list items (i.e., minor details of construction, the non-completion and subsequent completion of which shall not materially interfere with Tenant’s use or occupancy of the Premises for the Permitted Use), and any tenant fixtures, work-stations, built-in furniture, or equipment to be installed by Tenant or under the supervision of Contractor, and (ii) a certificate of occupancy, temporary certificate of occupancy, or its legal equivalent, shall have been issued by the appropriate governmental authority for the Premises. Throughout the construction of the Improvements, Tenant shall have the right, on no less than two (2) business days advance notice, and when accompanied by a representative of Landlord, to inspect the construction of the Tenant Improvements. Landlord and Tenant shall, promptly following the completion of construction of the Tenant Improvements, jointly inspect the construction of the Tenant Improvements in order to develop a reasonable and mutually agreed upon punch list. Landlord shall use commercially reasonable efforts to complete all punch list items within thirty (30) days after the Substantial Completion of the Premises.

EXHIBIT B	[535 Mission Street]
-9-	[TRULIA, INC.]

5.2 Delay of the Substantial Completion of the Premises. Except as provided in this Section 5.2, the Lease Commencement Date shall occur as set forth in the Lease and Section 5.1, above. If and to the extent there shall be an actual delay in the Substantial Completion of the Premises or in the occurrence of any of the other conditions precedent to the Lease Commencement Date, as set forth in the Lease, as a result of:

5.2.1 Tenant’s failure to comply with the Time Deadlines (as the same may be extended as a result of a Force Majeure Delay or a Landlord Delay);

5.2.2 Tenant’s failure to timely approve any matter requiring Tenant’s approval;

5.2.3 A breach by Tenant of the terms of this Tenant Work Letter or the Lease;

5.2.4 Changes in any of the Construction Drawings after disapproval of the same by Landlord or because the same do not comply with Code or other Applicable Laws;

5.2.5 Tenant’s request for changes in the Approved Working Drawings;

5.2.6 Tenant’s requirement for materials, components, finishes or improvements which are not available in a commercially reasonable time given the anticipated date of Substantial Completion of the Premises, as set forth in the Lease, or which are different from, or not included in, the Standard Improvement Package;

5.2.7 Changes to the Base, Shell and Core required by the Approved Working Drawings, provided that Landlord has informed Tenant of such changes in accordance with Section 3.1, above;

5.2.8 Any other acts or omissions of Tenant, or its agents, or employees’

5.2.9 Tenant’s failure to deliver the L-C pursuant to Article 21 of the Lease;

(each, a “Tenant Delay”), then, notwithstanding anything to the contrary set forth in the Lease or this Tenant Work Letter and regardless of the actual date of the Substantial Completion of the Premises, the date of the Substantial Completion of the Premises shall be deemed to be the date the Substantial Completion of the Premises would have occurred if no Tenant delay or delays, as set forth above, had occurred. Notwithstanding the foregoing or anything to the contrary set forth in this Section 5.2, if Landlord contends that a delay has occurred pursuant to Section 5.2.8, Landlord shall notify Tenant in writing of the date upon which such delay occurred, and, notwithstanding anything in this Tenant Work Letter to the contrary, a delay shall not be deemed to have occurred unless all actions, inaction or circumstances described in such notice are not cured by Tenant within one (1) business day after receipt of the delay notice from Landlord; provided further, however, that if Tenant has previously received five (5) or more delay notices from Landlord, then Landlord shall not be required to deliver a delay notice to Tenant and any delay by Tenant pursuant to Section 5.2.8 shall immediately be deemed a Tenant Delay.

5.3 Landlord Delay. As used in this Lease, “Landlord Delay” shall mean any actual delay resulting from the acts or omissions of Landlord or a Landlord Party which causes Tenant to fail to meet one or more of the Time Deadlines (except to the extent such Landlord Delay results from the occurrence of a Tenant Delay), including, but not limited to, failure of Landlord to timely approve or disapprove any Construction Drawings.

EXHIBIT B	[535 Mission Street]
-10-	[TRULIA, INC.]

SECTION 6

MISCELLANEOUS

6.1 Tenant’s Entry Into the Premises Prior to Substantial Completion. Provided that Tenant and its agents do not interfere with Contractor’s work in the Building and the Premises, Contractor shall allow Tenant access to the Premises prior to the Substantial Completion of the Premises for the purpose of Tenant installing overstandard equipment or fixtures (including Tenant’s data and telephone equipment) in the Premises. Prior to Tenant’s entry into the Premises as permitted by the terms of this Section 6.1, Tenant shall submit a schedule to Landlord and Contractor, for their approval, which schedule shall detail the timing and purpose of Tenant’s entry. Tenant’s indemnification of Landlord, and Landlord’s indemnification of Tenant, as set forth in Section 10.1 of the Lease, shall be in full force and effect during the construction of the Tenant Improvements.

6.2 Freight Elevators. Landlord shall, consistent with its obligations to other tenants of the Building, make the freight elevator reasonably available to Tenant, at no charge, in connection with initial decorating, furnishing and moving into the Premises.

6.3 Tenant’s Representative. Tenant has designated Mr. Brian McPherson as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Landlord, shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.

6.4 Landlord’s Representative. Landlord has designated Mr. Peter Back as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.

6.5 Tenant’s Agents. All contractors, subcontractors, laborers, materialmen, and suppliers retained directly by Tenant shall be from a list of supplied by Landlord and shall all be union labor in compliance with the then existing master labor agreements.

6.6 Time of the Essence in This Tenant Work Letter. Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days.

6.7 Tenant’s Lease Default. Notwithstanding any provision to the contrary contained in this Lease, if an event of default as described in the Lease, following applicable notice and cure periods expressly set forth in this Lease, or a default by Tenant under this Tenant Work Letter, following applicable notice and cure periods expressly set forth in the Lease, has occurred at any time on or before the Substantial Completion of the Premises, or Tenant has failed to deliver the L-C pursuant to the terms of Article 21 of the Lease, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right to withhold payment of all or any portion of the Tenant Improvement Allowance and/or Landlord may cause Contractor to cease the construction of the Premises (in which case, Tenant

EXHIBIT B	[535 Mission Street]
-11-	[TRULIA, INC.]

shall be responsible for any delay in the Substantial Completion of the Premises caused by such work stoppage as set forth in Section 5 of this Tenant Work Letter), and (ii) all other obligations of Landlord under the terms of this Tenant Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of the Lease.

EXHIBIT B	[535 Mission Street]
-12-	[TRULIA, INC.]

SCHEDULE 1 TO EXHIBIT B

LANDLORD WORK

535 Mission Street

SCHEDULE 1

CORE AND SHELL IMPROVEMENTS

Dated 9/16/2013

OVERVIEW

LEED Gold Core & Shell, fully-accessible building with curtain wall cladding, plumbing, fire-protection, HVAC, and electrical systems, and structural framing to 100% of code requirements.

CORE AND SHELL

Vertical Transportation

•	Traction Passenger Elevators

•	Seven new Otis elevators with a low-rise and high rise configuration. Low-rise elevator bank consisting of three elevators servicing levels 1, 3-12 (no 13th level) High-rise bank consisting of four elevators servicing levels 1, 14-27.

•	Elevator lobbies on tenant floors will be delivered unfinished and in shell condition.

•	Tenant shall be responsible for the removal of temporary flooring ramps at each lobby elevator doorway, which is required by the State Elevator Inspector to obtain a Temporary Certificate of Occupancy for the Core and Shell.

•	One of the low-rise elevators will serve as a ‘swing’ service elevator for all floors. A rear door in this cab will connect directly to the service dock and at each floor to minimize disruption with passenger operations.

•	Destination dispatch will be provided at passenger elevators.

•	All cabs complete with finished interiors consistent with Comparable Buildings.

•	Handicap accessible elevator controls and all other code required items.

•	Within each elevator lobby: handicap accessible controls, signage, floor indicators and other code-required items.

•	Garage Elevators

•	One new elevator servicing the basement garage to level 1.

•	Exit Stairs

•	One core exit stair serving level 1 - 28 with hatch to roof.

•	One core exit stair serving level 1 - 27.

•	A separate exit stair from the basement to level 1 on Mission Street.

•	A separate exit stair from basement to level 1 on Minna Street.

Enclosure

•	Exterior Walls

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•	All-new, high-efficiency, dual-glazed unitized curtain wall system with 9’5” of floor-to-ceiling vision glass.

•	Clear double-height, clear glass storefront glazing at the ground floor level.

•	Steel tension cable lobby glazing wall at Mission street entry.

•	Tenants shall be responsible for all costs related to furnishing and installing building standard window coverings, including associated pocket, framing, drywall, etc.

•	Per typical curtain wall sill details on sheet A829 of the Core and Shell drawings, tenant will be required to install a bent plate along the perimeter of the building to close the gap between the concrete slab and aluminum curtain wall sill. Tenant has the option to use alternate means and methods to close this gap, depending on the thickness of flooring selected.

•	Roof

•	Low-albedo, electrometric coating

•	Waterproof membrane under the ornamental gravel at level 2 decks

•	Thermal Insulation

•	Rigid and batt insulation under concrete roof deck.

•	3” mineral wool insulation behind the spandrel glazing at each floor line.

Structural

•	Structural System

•	Twenty nine levels of structural steel frame with a combination of bolted connections and welded connections utilizing an SSDA moment frame system with a steel shear wall design.

•	Fireproofing

•	No fireproofing will be installed under the floor decks except for several roof areas, because the concrete thickness alone is adequate to achieve fire rating requirements without spray on fireproofing. All other primary structural members will receive spray-applied fireproofing.

Plumbing

•	Sanitary Waste and Vent

•	Complete new system from basement throughout the Building.

•	New duplex sewage ejector in the basement.

•	Floor and area drains in the basement, toilet rooms and mechanical rooms.

•	Two future waste and vent connections provided at each floor stubbed out of the core for tenant use.

•	Domestic Hot and Cold Water

•	New hot and cold piping throughout the Building.

•	Duplex pressure booster pump.

•	Backflow preventers at the cold water main and for HVAC equipment.

•	Electric water heaters on several levels serving toilet room fixtures and janitor sinks.

•	Two future domestic cold water connections provided at each floor stubbed out of the core.

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•	Future Reclaimed Water

•	Separate system with hack flow devices for future supply (when available from the City of San Francisco) of reclaimed water to toilets and urinals.

•	Low Flow Plumbing Fixtures and Faucets

•	LEED compliant fixtures, faucets and flush valves for toilet room fixtures.

•	Shower fixtures in basement.

•	Storm Drainage

•	Deck, roof, overflow land planter drains connected to the city storm sewer system.

•	Natural Gas

•	Piping from PG&E meter in basement connected to boilers in the roof penthouse.

•	Fuel Piping System

•	Fuel piping system with pump station for main building generator.

•	Tenant is responsible for design-build Plumbing to comply with building specifications.

Fire Protection System

All new fire sprinkler’ system with two fire pumps providing combination standpipes and sprinkler protection of the entire Building, Tenant spaces will be in core and shell condition with upright or pendent sprinklers in brushed outlets for future T.I. drops. Tenant is responsible for design-build Fire Protection to comply with building specifications.

HVAC

•	Central Plant

•	Two open cooling towers at the roof.

•	Two 400-ton chillers, two built up fan rooms totaling 375,000 cfm with full economizer capacity and MERV 13 filters and three 1530 MBTU boilers on the upper level.

•	Air circulation for the occupied portions of the building is designed M.85 cubic feet per minute per square foot of floor area.

•	Base building system is designed for 100SF per person. Base building system can accommodate about 1.5 watts per SF of equipment and 1 watt per SF lighting load in addition to the equipment. Special rooms such as data rooms, server rooms, open trading floors, conference rooms, etc. will require supplemental cooling due to higher concentration of equipment and different occupancy schedule.

•	Distribution

•	Heating hot water stubbed to each floor for future tenant VAV reheat boxes.

•	Main duct loops providing cooled air to future tenant VAV boxes on each floor.

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-3-	[TRULIA, INC.]

•	Direct Digital Controls

•	DDC control system.

•	Miscellaneous Ventilation

•	Exhaust system for toilet rooms with extra capacity for tenant uses such as copy room ventilation.

•	Electric room and elevator machine room ventilation.

•	Central garage exhaust system.

•	Auxiliary Condenser Water Risers

•	One riser for the Building providing 2” stubs per floor for 24/7 cooling capacity.

•	Building designed to accommodate 10 tons of supplemental cooling per floor.

•	Life Safety

•	Code required dampers and fire protection for all penetrations at rated, vertical shafts.

•	Stair and vestibule pressurization, and tenant floor smoke exhaust as required for high rise construction.

Electrical

•	Power to the Building comes from two independent 4,000 amp, 480 volt services

•	Power to the building fire pump comes from one independent 2,000 AMP, 780 Volt service

•	Typical floors will have one tel/data closets per floor and one dedicated electrical closets per floor.

•	All closets stack vertically with chases between floors.

•	The following equipment is provided for each floor.

1.	One 277/480v 3ph, 4w, 225amp, 42 circuit main lug-only panels with 39-20 amp 1 pole circuit breakers, and 1 -125 A 3 pole circuit breaker. Panels are red from one 200 amp bus tap switches.

2.	One 75 kva 480-120/208v transformer, which each feed one 84 circuit, 225 amp double-section panel board rated at 120/208v.

•	The base building emergency generator is size to accommodate code required emergency loads.

•	Tenant spaces are designed for 6 watts per square foot available to the tenant for their lights and power.

•	Fire Life Safety

•	A new addressable fire alarm system compliant with all applicable codes.

•	Life safety devices covering base building electrical, mechanical, and janitor closets, toilet rooms, elevator lobbies and stairwells.

•	Tel/Data

•	4” conduit sleeves between each floor at the tele/data closet.

•	Tenant responsible for design-build Electrical to comply with building specifications.

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-4-	[TRULIA, INC.]

Toilet Rooms

•	One men’s and women’s toilet rooms on each floor (3-27) fully compliant with current ADA and Title 24 accessibility codes. Finishes include ceramic tile floors walls, stone countertops, stainless fittings, and phenolic ceiling hung toilet partitions. Hi/low drinking fountains installed on one side of the core area.

Base Building Partitions and Columns

•	Core Walls: delivered with gypsum board, fire taped.

•	Interior Side of Exterior Walls: gypsum board, fire taped.

•	Perimeter Columns: exposed spray-on fire proofing

•	Interior Columns: exposed spray-on fireproofing.

Floors

•	Concrete floors for the leased premises will be reasonably smooth.

Ceiling Heights

•	Typical floors are 13’ slab-to-slab. Steel structure member depths vary below the slab elevation. The ground floor is 17’ slab to slab to the level 2 - mechanical area.

•	The basement slab-to-slab height is 13’, same as the typical floors.

•	9’0” Finished ceiling height in tenant areas.

Ground Floor / Entry Lobby

•	This is a double-height space with a finished ceiling at approximately 27’ above finish floor.

•	Stone slab floors, stone walls with public art.

•	Comparable Building finishes included wood with prefinished aluminum and stainless steel trim, and stone.

•	Guard desk

•	Optical turnstiles

Basement / Parking

•	17 parking stalls under the main building. This count includes handicap, carpool and low emitting vehicle stalls as required by code.

•	Roll-up gate at the top of the ramp to secure parking area.

Site/Terraces

•	At the ground level along Shaw Alley there are seat walls, concrete paver sidewalks, tree gates with trees, landscape walls and ramps and stairs.

•	New city sidewalks, curbs and gutters all around the building with new city infrastructure including lighting, signage and parking meters.

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Levels 2, 28 & Roof Level

•	Mechanical floors for the HVAC equipment that take up a majority of the area.

•	A dedicated window-washing system mounted on a gondola track at the roof is customized to provide washing access to exterior windows.

535 Mission | Core & Shell Improvements	6

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EXHIBIT B	[535 Mission Street]
-6-	[TRULIA, INC.]

SCHEDULE 2 TO EXHIBIT B

TIME DEADLINES

	Dates	Actions to be Performed

A.	March 15, 2014	Final Space Plan to be completed by Tenant and delivered to Landlord.

B.	May 1, 2014	Tenant to deliver Final Working Drawings to Landlord.

C.	June 1, 2014	Tenant to deliver Permits to Contractor.

D.	Five (5) business days after the receipt of the Cost Proposal by Tenant.	Tenant to approve Cost Proposal and deliver Cost Proposal to Landlord.

SCHEDULE 2 TO EXHIBIT B	[535 Mission Street]
-1-	[TRULIA, INC.]

EXHIBIT C

535 MISSION STREET

FORM OF NOTICE OF LEASE TERM DATES

Certified Mail:

Date:

To:	Copy
to:

Re:
Dated:

Between:                      , a             , Landlord, and             , a             , Tenant

In accordance with the subject document we wish to advise you and/or confirm your tenancy of:

Suite Number             , on the              floor of 535 Mission Street, San Francisco, CA 94105, and that the following terms and conditions are accurate and in full force and effect:

Net rentable square feet	Lease term

Lease commencement date	Lease expiration date

Base rent schedule From To:	Monthly Rent

$

Rent checks are

Payable to: [APPROPRIATE ENTITY]	Mailed to: [APPROPRIATE ADDRESS]	All other inquiries to: Boston Properties Four Embarcadero Center Lobby Level, Suite One San Francisco, CA 94111 Telephone: 415-772-0700 Fax: 415-982-1780

If the Lease Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Lease.

Pursuant to Article 2 of the above referenced document, we request that you sign this letter where indicated below, confirming the information provided above, and return it to our representative below within 5 days of receipt. Per the lease language, however, failure to execute and return such notice within such time shall be conclusive that the information set forth is correct. A second letter is enclosed for your files.

EXHIBIT C	[535 Mission Street]
-1-	[TRULIA, INC.]

Boston Properties, L.P.
Agreed to and Accepted:

By:	Lease Administrator’s name	Date	By:		Date
	Lease Administration			Its:

EXHIBIT C	[535 Mission Street]
-2-	[TRULIA, INC.]

EXHIBIT D

535 MISSION STREET

RULES AND REGULATIONS

Tenant shall faithfully observe and comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Project. In the event of any conflict between the Rules and Regulations and the other provisions of this Lease, the latter shall control.

1. Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord’s prior written consent. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Two keys will be furnished by Landlord for the Premises, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord. Upon the termination of this Lease, Tenant shall restore to Landlord all keys of stores, offices, and toilet rooms, either furnished to, or otherwise procured by, Tenant and in the event of the loss of keys so furnished, Tenant shall pay to Landlord the cost of replacing same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such changes.

2. All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises.

3. Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during such hours as are customary for comparable buildings in the vicinity of the Project. Tenant, its employees and agents must be sure that the doors to the Premises are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building. Any tenant, its employees, agents or any other persons entering or leaving the Building at any time when it is so locked, or any time when it is considered to be after normal business hours for the Building, may be required to sign or card access the Building register. Access to the Building may be refused unless the person seeking access has proper identification or has a previously arranged pass for access to the Building. Landlord will furnish, at Tenant’s sole cost and expense, passes to persons for whom Tenant requests same in writing. Tenant shall be charged Landlord’s standard fee for the replacement of lost access cards. Tenant shall be responsible for all persons for whom Tenant requests passes and shall be liable to Landlord for all acts of such persons. The Landlord and his agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building or the Project during the continuance thereof by any means it deems appropriate for the safety and protection of life and property.

4. No furniture, freight or equipment of any kind shall be brought into the Building without prior notice to Landlord. All moving activity into or out of the Building shall be scheduled with Landlord and done only at such time and in such manner as Landlord designates. Landlord shall have the right to prescribe the weight, size and position of all safes and other

EXHIBIT D	[535 Mission Street]
-1-	[TRULIA, INC.]

heavy property brought into the Building and also the times and manner of moving the same in and out of the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. Any damage to any part of the Building, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility and expense of Tenant.

5. No furniture, packages, supplies, equipment or merchandise will be received in the Building or carried up or down in the elevators, except between such hours, in such specific elevator and by such personnel as shall be designated by Landlord.

6. The requirements of Tenant will be attended to only upon application at the management office for the Project or at such office location designated by Landlord. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

7. No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by Tenant on any part of the Premises or the Building without the prior written consent of the Landlord. Tenant shall not disturb, solicit, peddle, or canvass any occupant of the Project and shall cooperate with Landlord and its agents of Landlord to prevent same.

8. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees shall have caused same.

9. Tenant shall not overload the floor of the Premises beyond the Building standard floor loading specifications, nor mark, drive nails or screws, or drill into the partitions, woodwork or drywall or in any way deface the Premises or any part thereof without Landlord’s prior written consent. Tenant shall not purchase spring water, ice, towel, linen, maintenance or other like services from any person or persons not approved by Landlord.

10. Except for vending machines intended for the sole use of Tenant’s employees and invitees, no vending machine or machines other than fractional horsepower office machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord.

11. Tenant shall not use or keep in or on the Premises, the Building, or the Project any kerosene, gasoline or other inflammable or combustible fluid, chemical, substance or material that is considered hazardous.

12. Tenant shall not without the prior written consent of Landlord use any method of heating or air conditioning other than that supplied by Landlord.

13. Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Project by reason of

EXHIBIT D	[535 Mission Street]
-2-	[TRULIA, INC.]

noise, odors, vibrations or electronic disruption, or interfere with other tenants or those having business therein, whether by the use of any musical instrument, radio, phonograph, or in any other way. Tenant shall not throw anything out of doors, windows or skylights or down passageways.

14. Except as set forth in Section 29.37 of this Lease, Tenant shall not bring into or keep within the Project, the Building or the Premises any animals, birds, aquariums, or, except in areas designated by Landlord, bicycles or other vehicles.

15. No cooking shall be done or permitted on the Premises, nor shall the Premises be used for the storage of merchandise, for lodging or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters’ laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and visitors, provided that such use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

16. The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the use of the Premises provided for in the Summary. Tenant shall not occupy or permit any portion of the Premises to be occupied as an office for a messenger-type operation or dispatch office, public stenographer or typist, or for the manufacture or sale of liquor, narcotics, or tobacco in any form, or as a medical office, or as a barber or manicure shop, or as an employment bureau without the express prior written consent of Landlord. Tenant shall not engage or pay any employees on the Premises except those actually working for such tenant on the Premises nor advertise for laborers giving an address at the Premises.

17. Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

18. Tenant, its employees and agents shall not loiter in or on the entrances, corridors, sidewalks, lobbies, courts, halls, stairways, elevators, vestibules or any Common Areas for the purpose of smoking tobacco products or for any other purpose, nor in any way obstruct such areas, and shall use them only as a means of ingress and egress for the Premises.

19. Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Building’s heating and air conditioning system, and shall refrain from attempting to adjust any controls.

20. Tenant shall store all its trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the city in which the Project is located without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate.

EXHIBIT D	[535 Mission Street]
-3-	[TRULIA, INC.]

21. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

22. Any persons employed by Tenant to do janitorial work shall be subject to the prior written approval of Landlord, and while in the Building and outside of the Premises, shall be subject to and under the control and direction of the Building manager (but not as an agent or servant of such manager or of Landlord), and Tenant shall be responsible for all acts of such persons.

23. No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord, and no curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises other than Landlord standard drapes. All electrical ceiling fixtures hung in the Premises or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and a warm white bulb color approved in advance in writing by Landlord. Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without the prior written consent of Landlord. Tenant shall abide by Landlord’s regulations concerning the opening and closing of window coverings which are attached to the windows in the Premises, if any, which have a view of any interior portion of the Building or Building Common Areas.

24. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills.

25. Tenant must comply with requests by the Landlord concerning the informing of their employees of items of importance to the Landlord.

26. Tenant must comply with the State of California “No-Smoking” law set forth in California Labor Code Section 6404.5, and any local “No-Smoking” ordinance which may be in effect from time to time and which is not superseded by such State law.

27. Tenant hereby acknowledges that Landlord shall have no obligation to provide guard service or other security measures for the benefit of the Premises, the Building or the Project, except as provided in Section 6.1.7 of the Lease. Tenant hereby assumes all responsibility for the protection of Tenant and its agents, employees, contractors, invitees and guests, and the property thereof, from acts of third parties, including keeping doors locked and other means of entry to the Premises closed. Tenant further assumes the risk that any safety and security devices, services and programs which Landlord elects to provide may not be effective, or may malfunction or be circumvented by an unauthorized third party, and Tenant shall, in addition to its other insurance obligations under this Lease, obtain its own insurance coverage to the extent Tenant desires protection against losses related to such occurrences. Tenant shall cooperate in any reasonable safety or security program developed by Landlord or required by law.

28. All office equipment of any electrical or mechanical nature shall be placed by Tenant in the Premises in settings approved by Landlord, to absorb or prevent any vibration, noise and annoyance.

EXHIBIT D	[535 Mission Street]
-4-	[TRULIA, INC.]

29. Tenant shall not use in any space or in the public halls of the Building, any hand trucks except those equipped with rubber tires and rubber side guards.

30. No auction, liquidation, fire sale, going-out-of-business or bankruptcy sale shall be conducted in the Premises without the prior written consent of Landlord.

31. No tenant shall use or permit the use of any portion of the Premises for living quarters, sleeping apartments or lodging rooms.

Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord’s judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises, Building, the Common Areas and the Project, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein; provided, however, Landlord shall give Tenant reasonable prior notice of the promulgation of any new Rules and Regulations, and of any supplements or modifications to existing Rules and Regulations. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Project. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

EXHIBIT D	[535 Mission Street]
-5-	[TRULIA, INC.]

EXHIBIT E

535 MISSION STREET

FORM OF TENANT’S ESTOPPEL CERTIFICATE

The undersigned, as Tenant under that certain Office Lease (the “Lease”) made and entered into as of                     , 20     by and between                     , as Landlord, and the undersigned, as Tenant, for Premises on the                      floor(s) of the office building located at                     , certifies as follows:

1. Attached hereto as Exhibit A is a true and correct copy of the Lease and all amendments and modifications thereto. The documents contained in Exhibit A represent the entire agreement between the parties as to the Premises.

2. The undersigned currently occupies the Premises described in the Lease, the Lease Term commenced on                     , and the Lease Term expires on                     , and the undersigned has no option to terminate or cancel the Lease or to purchase all or any part of the Premises, the Building and/or the Project, except as follows:                     .

3. Base Rent became payable on                     .

4. The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit A.

5. Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows:

6.

7. All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through                     . The current monthly installment of Base Rent is $            .

8. To the undersigned’s knowledge, Landlord is not in default under the Lease. The undersigned has not delivered any notice to Landlord regarding a default by Landlord thereunder.

9. No rental has been paid more than thirty (30) days in advance and no security has been deposited with Landlord except the letter of credit in the current amount of $            , subject to any reduction as provided in the Lease.

EXHIBIT E	[535 Mission Street]
-1-	[TRULIA, INC.]

10. To the undersigned’s knowledge, as of the date hereof, there are no existing defenses or offsets, or claims or any basis for a claim, that the undersigned has against Landlord.

11. If Tenant is a corporation, limited liability company, partnership or limited liability partnership, Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

12. There are no actions pending against the undersigned under the bankruptcy or similar laws of the United States or any state.

13. Other than in compliance with all applicable laws and incidental to the ordinary course of the use of the Premises, the undersigned has not used or stored any hazardous substances in the Premises.

14. All tenant improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by the undersigned and all reimbursements and allowances due to the undersigned under the Lease in connection with any tenant improvement work have been paid in full.

The undersigned acknowledges that this Estoppel Certificate may be delivered to Landlord or to a prospective mortgagee or prospective purchaser, and acknowledges that said prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of making such loan or acquiring such property.

Executed at                      on the      day of                     , 20    .

“Tenant”:

,
a

By:
Its:

By:
Its:

EXHIBIT E	[535 Mission Street]
-2-	[TRULIA, INC.]

EXHIBIT F

535 MISSION STREET

ACCEPTABLE FORMS OF INSURANCE CERTIFICATE

ACORD. CERTIFICATE OF LIABILITY INSURANCE DATE (MM/DD/YY)

PRODUCER	THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW.
	COMPANIES AFFORDING COVERAGE
109722-ALL-GL-06-07	COMPANY A
INSURED	COMPANY B
	COMPANY C
	COMPANY D

COVERAGES This certificate supersedes and replaces any previously issued certificate.

THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. AGGREGATE LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

CO LTR	TYPE OF INSURANCE	POLICY NUMBER	POLICY EFFECTIVE DATE (MM/DD/YY)	POLICY EXPIRATION DATE (MM/DD/YY)	LIMITS	
	GENERAL LIABILITY COMMERCIAL GENERAL LIABILITY CLAIMS MADE / OCCUR OWNER'S & CONTRACTOR'S PROT				GENERAL AGGREGATE	$
					PRODUCTS - COMP/OP AGG	$
					PERSONAL & ADV INJURY	$
					EACH OCCURRENCE	$
					FIRE DAMAGE (Any one fire)	$
					MED EXP (Any one person)	$
	AUTOMOBILE LIABILITY ANY AUTO ALL OWNED AUTOS SCHEDULED AUTOS HIRED AUTOS NON-OWNED AUTOS				COMBINED SINGLE LIMIT	$
					BODILY INJURY (Per person)	$
					BODILY INJURY (Per accident)	$
					PROPERTY DAMAGE	$
	GARAGE LIABILITY ANY AUTO				AUTO ONLY - EA ACCIDENT	$
					OTHER THAN AUTO ONLY: EACH ACCIDENT	$
					AGGREGATE	$
	EXCESS LIABILITY UMBRELLA FORM OTHER THAN UMBRELLA FORM				EACH OCCURRENCE	$
					AGGREGATE	$
						$
	WORKERS COMPENSATION AND EMPLOYERS' LIABILITY THE PROPRIETOR/ PARTNERS/EXECUTIVE OFFICERS ARE: INCL / EXCL				X WC STATU-TORY LIMITS / OTH-ER	
					EACH ACCIDENT	$
					DISEASE - POLICY LIMIT	$
					DISEASE - EACH EMPLOYEE	$
	OTHER					

DESCRIPTION OF OPERATIONS/LOCATIONS/VEHICLES/SPECIAL ITEMS

CERTIFICATE HOLDER NYC-002611111-01	CANCELLATION
	SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, THE INSURANCE COMPANY WILL ENDEAVOR TO MAIL 30 DAYS WRITTEN NOTICE TO THE CERTIFICATE HOLDER NAMED TO THE LEFT, BUT FAILURE TO MAIL SUCH NOTICE SHALL IMPOSE NO OBLIGATION OR LIABILITY OF ANY KIND UPON THE COMPANY, ITS AGENTS OR REPRESENTATIVES.
	AUTHORIZED REPRESENTATIVE Nancy Bartolino *Nancy Bartolino*

ACORD 25 (11/95) © ACORD CORPORATION 1988

EXHIBIT F	[535 Mission Street]
-1-	[TRULIA, INC.]

ACORD®

EVIDENCE OF PROPERTY INSURANCE

DATE (MM/DD/YYYY)

THIS EVIDENCE OF PROPERTY INSURANCE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE ADDITIONAL INTEREST NAMED BELOW. THIS EVIDENCE OF PROPERTY INSURANCE DOES NOT AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW.

AGENCY	PHONE (A/C, No, Ext):	COMPANY	
FAX (A/C, No):	E-MAIL ADDRESS:		
CODE:	SUB CODE:		
AGENCY CUSTOMER ID #:			
INSURED		LOAN NUMBER	POLICY NUMBER
		EFFECTIVE DATE / EXPIRATION DATE	☐ CONTINUED UNTIL TERMINATED IF CHECKED
		THIS REPLACES PRIOR EVIDENCE DATED:	

PROPERTY INFORMATION

LOCATION/DESCRIPTION

THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS EVIDENCE OF PROPERTY INSURANCE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

COVERAGE INFORMATION

COVERAGE / PERILS / FORMS	AMOUNT OF INSURANCE	DEDUCTIBLE

REMARKS (Including Special Conditions)

CANCELLATION

SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, THE ISSUING INSURER WILL ENDEAVOR TO MAIL ______ DAYS WRITTEN NOTICE TO THE ADDITIONAL INTEREST NAMED BELOW, BUT FAILURE TO MAIL SUCH NOTICE SHALL IMPOSE NO OBLIGATION OR LIABILITY OF ANY KIND UPON THE INSURER, ITS AGENTS OR REPRESENTATIVES.

ADDITIONAL INTEREST

NAME AND ADDRESS	☐ MORTGAGEE ☐ ADDITIONAL INSURED ☐ LOSS PAYEE
	LOAN #
	AUTHORIZED REPRESENTATIVE

ACORD 27 (2006/07)

© ACORD CORPORATION 1993-2006. All rights reserved.

The ACORD name and logo are registered marks of ACORD

EXHIBIT F	[535 Mission Street]
-2-	[TRULIA, INC.]

EXHIBIT G

535 MISSION STREET

FORM OF LETTER OF CREDIT

Wells Fargo Bank, N.A. U.S. Trade Services Standby Letters of Credit MAC A0283-023 794 Davis Street, 2nd Floor San Leandro, CA 94577-6922 Phone: 1(800) 798-2815 Option 1 E-Mail: sftrade@wellsfargo.com

This sample wording is presented without any responsibility on our part. This draft is provided to you as a suggestion only at your request.

Please note that the draft remains unissued and is not an enforceable instrument.

Wording Reviewed and Approved:

By:
Applicant Signature

This form is an integral part of the application and agreement for the issuance of your Standby Letter of Credit. The Letter of Credit cannot be issued until this draft is returned to us with the Applicant’s Signature above.

Irrevocable Standby Letter Of Credit

Number:	IS0150443U
Issue Date:	March 4, 2014

BENEFICIARY	APPLICANT
BXP MISSION 535 LLC	TRULIA, INC
C/O BOSTON PROPERTIES LIMITED PARTNERSHIP	166 NEW MONTGOMERY SUITE 300
ATTN: MR. BOB PESTER	SAN FRANCISCO, CALIFORNIA 94105
FOUR EMBARCADERO CENTER
LOBBY LEVEL, SUITE ONE
SAN FRANCISCO, CALIFORNIA 94111

LETTER OF CREDIT ISSUE AMOUNT	USD 3,852,267.62	EXPIRY DATE	OCTOBER 31, 2015

LADIES AND GENTLEMEN:

.

WE HEREBY OPEN OUR IRREVOCABLE STANDBY LETTER OF CREDIT IN YOUR FAVOR OR THE ACCOUNT OF THE ABOVE REFERENCED APPLICANT IN THE AGGREGATE AMOUNT OF THREE MILLION EIGHT HUNDRED FIFTY TWO THOUSAND TWO HUNDRED SIXTY SEVEN AND 62/100 UNITED STATES DOLLARS (USD 3,852,267.62) WHICH IS AVAILABLE BY PAYMENT UPON PRESENTATION OF THE FOLLOWING DOCUMENTS:

.

1. A DRAFT DRAWN ON US AT SIGHT MARKED “DRAWN UNDER WELLS FARGO BANK, N.A. STANDBY LETTER OF CREDIT NO. IS0150443U.”

.

2. THE ORIGINAL LETTER OF CREDIT AND ANY AMENDMENTS ATTACHED THERETO.

.

3. A DATED STATEMENT ISSUED ON THE LETTERHEAD OF THE BENEFICIARY AND PURPORTEDLY SIGNED BY AN AUTHORIZED REPRESENTATIVE STATING (WITH THE INSTRUCTIONS IN BRACKETS THEREIN COMPLIED WITH):

Each page of this document is an integral part

of this Irrevocable Standby Letter of Credit Number IS0150443U

EXHIBIT G	[535 Mission Street]
-1-	[TRULIA, INC.]

.

“THE UNDERSIGNED, AN AUTHORIZED REPRESENTATIVE OF THE BENEFICIARY OF WELLS FARGO BANK LETTER OF CREDIT NO. IS0150443U CERTIFIES THAT:

1. THE AMOUNT OF THE DRAFT ACCOMPANYING THIS STATEMENT REPRESENTS THE AMOUNT DUE TO BENEFICIARY PURSUANT TO AND IN CONNECTION WITH THAT CERTAIN LEASE DATED [INSERT DATE] BETWEEN BENEFICIARY AND TRULIA, INC (AS SUCH LEASE MAYBE AMENDED, RESTATED OR REPLACED), OR

.

2. BENEFICIARY IS ENTITLED TO DRAW DOWN THE FULL AMOUNT OF LETTER OF CREDIT NO. IS0150443U AS A RESULT OF THE FILING OF A VOLUNTARY PETITION UNDER THE U.S. BANKRUPTCY CODE OR A STATE BANKRUPTCY CODE BY THE TENANT UNDER THE LEASE, WHICH FILING HAS NOT BEEN DISMISSED AT THE TIME OF THIS DRAWING, OR

.

3. BENEFICIARY IS ENTITLED TO DRAW DOWN THE FULL AMOUNT OF LETTER OF CREDIT NO. IS0150443U AS THE RESULT OF AN INVOLUNTARY PETITION HAVING BEEN FILED UNDER THE U.S. BANKRUPTCY CODE OR A STATE BANKRUPTCY CODE AGAINST THE TENANT UNDER THE LEASE, WHICH FILLING HAS NOT BEEN DISMISSED AT THE TIME OF THIS DRAWING.

.

PARTIAL AND MULTIPLE DRAWINGS ARE PERMITTED.

.

IT IS A CONDITION OF THIS LETTER OF CREDIT THAT IT SHALL BE DEEMED AUTOMATICALLY EXTENDED WITHOUT WRITTEN AMENDMENT FOR ONE YEAR PERIODS FROM THE PRESENT OR ANY FUTURE EXPIRY DATE UNLESS AT LEAST SIXTY (60) DAYS PRIOR TO SUCH EXPIRATION DATE, WE SEND THE BENEFICIARY NOTICE AT THE ABOVE STATED ADDRESS BY OVERNIGHT COURIER THAT WE ELECT NOT TO EXTEND THIS LETTER OF CREDIT BEYOND THE INITIAL OR ANY EXTENDED EXPIRY DATE THEREOF. THIS STANDBY LETTER OF CREDIT SHALL NOT BE EXTENDED BEYOND 01/31/2024, WHICH WILL BE CONSIDERED THE FINAL EXPIRATION DATE. ANY REFERENCE TO A FINAL EXPIRATION DATE DOES NOT IMPLY THAT WELLS FARGO BANK, N.A. IS OBLIGATED TO EXTEND THIS CREDIT BEYOND THE INITIAL EXPIRY DATE OR ANY EXTENDED DATE THEREOF.

.

UPON OUR SENDING YOU SUCH NOTICE OF THE NON-EXTENSION OF THE EXPIRATION DATE OF THIS LETTER OF CREDIT, YOU MAY DRAW UNDER THIS LETTER OF CREDIT, ON OR BEFORE THE EXPIRATION DATE SPECIFIED IN SUCH NOTICE, BY PRESENTATION OF THE FOLLOWING DOCUMENTS TO US AT OUR ABOVE ADDRESS:

.

1. A DRAFT DRAWN ON US AT SIGHT MARKED “DRAWN UNDER WELLS FARGO BANK, N.A. STANDBY LETTER OF CREDIT NO. IS0150443U.”

.

2. THE ORIGINAL OF THIS STANDBY LETTER OF CREDIT AND ANY AMENDMENTS THERETO.

.

3. YOUR SIGNED AND DATED STATEMENT WORDED AS FOLLOWS (WITH THE INSTRUCTIONS IN BRACKETS THEREIN COMPLIED WITH):

.

“THE UNDERSIGNED, AN AUTHORIZED REPRESENTATIVE OF THE BENEFICIARY OF WELLS FARGO BANK, N.A. LETTER OF CREDIT NO. IS0150443U, HEREBY CERTIFIES THAT IT HAS RECEIVED NOTIFICATION FROM WELLS FARGO BANK, N.A. THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED PAST ITS CURRENT EXPIRATION DATE. THE UNDERSIGNED FURTHER CERTIFIES THAT (I) AS OF THE DATE OF THIS STATEMENT, IT HAS NOT RECEIVED A LETTER OF CREDIT OR OTHER INSTRUMENT ACCEPTABLE TO IT AS A REPLACEMENT; AND (II) TRULIA, INC HAS NOT BEEN RELEASED FROM ITS OBLIGATIONS.”

.

THIS LETTER OF CREDIT IS TRANSFERABLE ONE OR MORE TIMES, BUT IN EACH INSTANCE ONLY TO SINGLE TRANSFEREE AND ONLY IN THE FULL AMOUNT AVAILABLE TO BE DRAWN UNDER THE LETTER OF CREDIT AT THE TIME OF SUCH TRANSFER. ANY SUCH TRANSFER MAYBE EFFECTED ONLY THROUGH WELLS FARGO BANK, N.A. AND ONLY UPON PRESENTATION TO US AT OUR PRESENTATION OFFICE SPECIFIED HEREIN OF A

Each page of this multipage document is an integral part

of this Irrevocable Standby Letter of Credit Number IS0150443U

EXHIBIT G	[535 Mission Street]
-2-	[TRULIA, INC.]

DULY EXECUTED TRANSFER REQUEST IN THE FORM ATTACHED HERETO AS EXHIBIT A, WITH INSTRUCTIONS THEREIN IN BRACKETS COMPLIED WITH, TOGETHER WITH THE ORIGINAL OF THIS LETTER OF CREDIT AND ANY AMENDMENTS THERETO. PAYMENT OF OUR TRANSFER FEE SHALL BE FROM THE ACCOUNT OF APPLICANT. EACH TRANSFER SHALL BE EVIDENCED BY OUR ENDORSEMENT ON THE REVERSE OF THE ORIGINAL OF THIS LETTER OF CREDIT, AND WE SHALL DELIVER SUCH ORIGINAL TO THE TRANSFEREE. THE TRANSFEREE’S NAME SHALL AUTOMATICALLY BE SUBSTITUTED FOR THAT OF THE BENEFICIARY WHEREVER SUCH BENEFICIARY’S NAME APPEARS WITHIN THIS STANDBY LETTER OF CREDIT. ALL CHARGES IN CONNECTION WITH ANY TRANSFER OF THIS LETTER OF CREDIT INCLUDING ANY TRANSFER FEES ARE FOR THE APPLICANT’S ACCOUNT.

.

WE ARE SUBJECT TO VARIOUS LAWS, REGULATIONS AND EXECUTIVE AND JUDICIAL ORDERS (INCLUDING ECONOMIC SANCTIONS, EMBARGOES, ANTI-BOYCOTT, ANTI-MONEY LAUNDERING, ANTI-TERRORISM, AND ANTI-DRUG TRAFFICKING LAWS AND REGULATIONS) OF THE U.S. AND OTHER COUNTRIES THAT ARE ENFORCEABLE UNDER APPLICABLE LAW. WE WILL NOT BE LIABLE FOR OUR FAILURE TO MAKE, OR OUR DELAY IN MAKING, PAYMENT UNDER THIS LETTER OF CREDIT OR FOR ANY OTHER ACTION WE TAKE OR DO NOT TAKE, OR ANY DISCLOSURE WE MAKE, UNDER OR IN CONNECTION WITH THIS LETTER OF CREDIT [(INCLUDING, WITHOUT LIMITATION, ANY REFUSAL TO TRANSFER THIS LETTER OF CREDIT)] THAT IS REQUIRED BY SUCH LAWS, REGULATIONS, OR ORDERS.

.

THIS IRREVOCABLE LETTER OF CREDIT SETS FORTH IN FULL THE TERMS OF OUR UNDERTAKING. THIS UNDERTAKING IS INDEPENDENT OF AND SHALL NOT IN ANY WAY BE MODIFIED, AMENDED, AMPLIFIED, OR INCORPORATED BY REFERENCE TO ANY DOCUMENT, CONTRACT, OR AGREEMENT REFERENCED HEREIN.

.

WE HEREBY AGREE WITH YOU THAT DRAFT(S) DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS CREDIT SHALL BE DULY HONORED IF PRESENTED TOGETHER WITH DOCUMENT(S) AS SPECIFIED ABOVE AT OUR OFFICE LOCATED AT 794 DAVIS STREET, 2ND FLOOR, SAN LEANDRO, CALIFORNIA 94577-6922, ATTENTION: STANDBY LETTER OF CREDIT DEPT. ON OR BEFORE THE ABOVE STATED EXPIRY DATE, OR ANY EXTENDED EXPIRY DATE IF APPLICABLE.

.

WE HEREBY AGREE WITH YOU THAT IF DRAFTS ARE PRESENTED TO THE WELLS FARGO BANK, N.A. UNDER THIS LETTER OF CREDIT AT OR PRIOR TO 11:00 A.M. PACIFIC STANDARD TIME, ON A BUSINESS DAY, AND PROVIDED THAT SUCH DRAFTS PRESENTED CONFORM TO THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, PAYMENT SHALL BE INITIATED BY US IN IMMEDIATELY AVAILABLE FUNDS BY OUR CLOSE OF BUSINESS ON THE THIRD BUSINESS DAY. IF DRAFTS ARE PRESENTED TO WELLS FARGO BANK, N.A. UNDER THIS LETTER OF CREDIT AFTER 11:00 A.M. PACIFIC STANDARD TIME, ON A BUSINESS DAY, AND PROVIDED THAT SUCH DRAFTS CONFORM WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, PAYMENT SHALL BE INITIATED BY US IN IMMEDIATELY AVAILABLE FUNDS BY OUR CLOSE OF BUSINESS ON THE FOURTH SUCCEEDING BUSINESS DAY. AS USED IN THIS LETTER OF CREDIT, “BUSINESS DAY” SHALL MEAN ANY DAY OTHER THAN A SATURDAY, SUNDAY OR A DAY ON WHICH BANKING INSTITUTIONS IN THE STATE OF CALIFORICA ARE AUTHORIZED OR REQUIRED BY LAW TO CLOSE. IF THE EXPIRATION DATE FOR THIS LETTER OF CREDIT SHALL EVER FALL ON A DAY WHICH IS NOT A BUSINESS DAY THEN SUCH EXPIRATION DATE SHALL AUTOMATICALLY BE EXTENDED TO THE DATE WHICH IS THE NEXT BUSINESS DAY.

.

EXCEPT AS OTHERWISE EXPRESSLY STATED HEREIN, THIS LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES 1998, INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 590 (“ISP98”).

Each page of this multipage document is an integral part

of this Irrevocable Standby Letter of Credit Number IS0150443U

EXHIBIT G	[535 Mission Street]
-3-	[TRULIA, INC.]

Very Truly Yours,

WELLS FARGO BANK, N.A.

By:
Authorized Signature

The original of the Letter of Credit contains an embossed seal over the Authorized Signature.

Please direct any written correspondence or inquiries regarding this Letter of Credit, always quoting our reference number, to Wells Fargo Bank, National Association, Attn: U.S. Standby Trade Services

at either		or
	794 Davis Street, 2nd Floor		401 Linden Street, 1st Floor
	MAC A0283-023,		MAC D4004-017,
	San Leandro, CA 94577-6922		Winston-Salem, NC 27101

Phone inquiries regarding this credit should be directed to our Standby Customer Connection Professionals

1-800-798-2815 Option 1	1-800-776-3862 Option 2
(Hours of Operation: 8:00 a.m. PT to 5:00 p.m. PT)	(Hours of Operation: 8:00 a.m. EST to 5:30 p.m. EST)

Each page of this multipage document is an integral part

of this Irrevocable Standby Letter of Credit Number IS0150443U

EXHIBIT G	[535 Mission Street]
-4-	[TRULIA, INC.]

EXHIBIT A

TRANSFER REQUEST OF WELLS FARGO BANK, N.A. IRREVOCABLE STANDBY

LETTER OF CREDIT NUMBER: IS0150443U

TO:	WELLS FARGO BANK, N.A.	DATE:

	U.S. TRADE SERVICES		U.S. TRADE SERVICES
	STANDBY LETTER OF CREDIT DEPARTMENT		STANDBY LETTER OF CREDIT DEPARTMENT
	794 DAVIS STREET, 2ND FLOOR, MAC A0283-023		401 LINDEN STREET, MAC-D4004-012
	SAN LEANDRO, CALIFORNIA 94577-6922		WINSTON-SALEM, NORTH CAROLINA 27101

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY OF THE ABOVE DESCRIBED LETTER OF CREDIT (THE “TRANSFEROR”) HEREBY IRREVOCABLY TRANSFERS ALL ITS RIGHTS UNDER THE LETTER OF CREDIT AS AMENDED TO THIS DATE (THE “CREDIT”) TO THE FOLLOWING TRANSFEREE (THE “TRANSFEREE”):

NAME OF TRANSFEREE

ADDRESS

BY THIS TRANSFER, ALL RIGHTS OF TRANSFEROR IN THE LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE, AND THE TRANSFEREE SHALL BE THE SOLE BENEFICIARY OF THE LETTER OF CREDIT, POSSESSING ALL RIGHTS PERTAINING THERETO, INCLUDING, BUT NOT LIMITED TO, SOLE RIGHTS RELATING TO THE APPROVAL OF ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE. YOU ARE HEREBY IRREVOCABLY INSTRUCTED TO ADVISE FUTURE AMENDMENT(S) OF THE LETTER OF CREDIT TO THE TRANSFEREE WITHOUT THE TRANSFEROR’S CONSENT OR NOTICE TO THE TRANSFEROR.

.

ENCLOSED ARE THE ORIGINAL LETTER OF CREDIT AND THE ORIGINAL(S) OF ALL AMENDMENTS TO DATE.

.

THE TRANSFEROR WARRANTS TO YOU THAT THIS TRANSFER AND THE TRANSACTION(S) HEREUNDER WILL NOT CONTRAVENE ANY FEDERAL LAWS OR REGULATIONS OF THE UNITED STATES NOR THE LAWS OR REGULATIONS OF ANY STATE THEREOF. PLEASE NOTIFY THE TRANSFEREE OF THIS TRANSFER AND OF THE TERMS AND CONDITIONS OF THE LETTER OF CREDIT AS TRANSFERRED. THIS TRANSFER WILL BECOME EFFECTIVE UPON WELLS FARGO BANK, N.A.’S WRITTEN NOTIFICATION TO THE TRANSFEREE THAT SUCH TRANSFER WAS EFFECTED.

(TRANSFEROR’S NAME)

BY:

PRINTED NAME:

TITLE:

PHONE NUMBER:

THE BANK SIGNING BELOW GUARANTEES THAT THE TRANSFEROR’S SIGNATURE IS GENUINE AND THAT THE INDIVIDUAL SIGNING THIS TRANSFER REQUEST HAS THE AUTHORITY TO DO SO:

(BANK’S NAME)

BY:

Each page of this multipage document is an integral part

of this Irrevocable Standby Letter of Credit Number IS0150443U

EXHIBIT G	[535 Mission Street]
-5-	[TRULIA, INC.]

PRINTED NAME:

TITLE:

.

[A NOTARY ACKNOWLEDGMENT OR A CERTIFICATE OF AUTHORITY WITH CORPORATE SEAL IS ACCEPTABLE IN LIEU OF A BANK GUARANTEE]

Each page of this multipage document is an integral part

of this Irrevocable Standby Letter of Credit Number IS0150443U

EXHIBIT G	[535 Mission Street]
-6-	[TRULIA, INC.]

EXHIBIT H

535 MISSION STREET

TENANT’S EXTERIOR SIGNAGE

INITIAL PREMISES EXTERIOR SIGN
SOUTH SIDE (MINNA STREET)
exterior signage shall comply
with all city requirements
Minna Street sign
location & size
parameter

EXHIBIT H	[535 Mission Street]
-1-	[TRULIA, INC.]

EXPANDED PREMISES EXTERIOR SIGN
NORTH SIDE (MISSION STREET)
exterior signage to comply
with city requirements
Mission Street sign
location

EXHIBIT H	[535 Mission Street]
-2-	[TRULIA, INC.]

OFFICE LEASE

535 MISSION STREET

BXP MISSION 535 LLC,

a Delaware limited liability company,

as Landlord,

and

TRULIA, INC.,

a Delaware corporation,

as Tenant.

[535 Mission Street]
[TRULIA, INC.]

LIST OF EXHIBITS

A	OUTLINE OF PREMISES
B	TENANT WORK LETTER
C	FORM OF NOTICE OF LEASE TERM DATES
D	RULES AND REGULATIONS
E	FORM OF TENANT’S ESTOPPEL CERTIFICATE
F	ACCEPTABLE FORMS OF INSURANCE CERTIFICATE
G	FORM OF LETTER OF CREDIT
H	TENANT’S EXTERIOR SIGNAGE

[535 Mission Street]
(i)	[TRULIA, INC.]

INDEX

Page(s)

100 First Street	91
545 Mission Street	91
Abatement Event	69
Additional Insureds	50, 53
Additional Monthly Base Rent	4
Additional Rent	21
Additional Tenant Improvement Allowance	4
Advocate Arbitrators	17
Alteration Amount	43
Alteration Contract	42
Alteration Contract Amount	42
Alterations	40
Amendment	4
Applicable Laws	78
Approved Working Drawings	6
Arbitration Agreement	17
Architect	5
Audit Notice	31
Bank	71
Bank Credit Threat	72
Bank Prime Loan	80
Bankruptcy Code	73
Base Building	42
Base Rent	20
Base, Shell, and Core	1
Beneficial Occupancy Space	13
Bicycle Storage Area	33
Briefs	18
Brokers	87
Building	5
Building Common Areas	6
Building Direct Expenses	21
Building Hours	34
building standard	30
Building Structure	39
Building Systems	39
Capital Expenses	28
City	91
Code	3
Code Provisions	91
Common Areas	6
Comparable Area	15
Comparable Buildings	15
Comparable Transactions	15

[535 Mission Street]
(ii)	[TRULIA, INC.]

Page(s)

Concessions	15
Constant Rate Equivalent Approach	14
Constant Rate Equivalent Approach,	14
Contemplated Effective Date	60
Contemplated Transfer	60
Contemplated Transfer Space	60
Contractor	7
Control	62
Cost Pools	28
Cost Proposal	7
Cost Proposal Delivery Date	7
Credit Rating Threshold	71
Downsized Space	20
Eligibility Period	70
Energy Disclosure Requirements	91
Energy Star	36
Engineers	5
Estimate	29
Estimate Statement	29
Estimated Building Direct Expenses	29
Existing Lease	6
Expanded Premises Exterior Sign	77
Expansion Exercise Notice	9
Expansion Rent	9
Expansion Space	8
Expansion Space Commencement Date	10
Expansion Space Improvement Allowance	9
Expense Year	21
Fair Market Rent Rate,	14
FDIC	74
Final Space Plan	5
Final Working Drawings	6
First Expansion Space	8
First Offer Commencement Date	12
First Offer Exercise Notice	11
First Offer Notice	11
First Offer Rent	11
First Offer Space	11
First Rebuttals	18
Fixed Period	76
Force Majeure	85
GAAP	76
Hazardous Substance	32
Hold Space	7
Hold Space Notice	7

[535 Mission Street]
(iii)	[TRULIA, INC.]

Page(s)

Holdover Credit Date	6
Holdover Rent Credit	6
Holidays	34
HVAC	34
Improved Space	10
Initial Premises Exterior Sign	77
Intention to Transfer Notice	60
Interim Lease	11
ISO	48
Landlord	1
Landlord Parties	52
Landlord Party	52
Landlord Response Notice	16
Landlord Supervision Fee	8
Landlord Work	1
Landlord’s Initial Statement	19
L-C	71
L-C Amount	71
LC Expiration Date	72
L-C Reduction Conditions	76
LC Replacement Notice	74
Lease	1
Lease Commencement Date	2, 13
Lease Expiration Date	13
Lease Term	13
Lease Year	13
Lines	89
Local Equivalency Request	91
Mail	82
Mortgagee	65
Neutral Arbitrator	17
Neutral Audit	31
Nine Month Period	61
North Financial District	16
Notices	82
OFAC	90
Operating Expenses	21
Option Conditions	14
Option Notice	14
Option Rent	14
Option Term	14
Option Terms	14
Original Improvements	48
Original Tenant	7
Other Improvements	88

[535 Mission Street]
(iv)	[TRULIA, INC.]

Page(s)

Outside Agreement Date	16
Over-Allowance Amount	7
Permits	6
Permitted Transferee	62
Phase I Lease Commencement Date	2
Phase I Premises	1
Phase II Lease Commencement Date	2
Phase II Premises	1
Premises	1, 5
Prohibited Person	90
Project	5
Project Common Areas	6
Projected Annual Savings	30
Proposition 13	27
Quoted Rent	59
Ready for Occupancy	9
Recapture Notice	60
Receivership	74
Records	31
Reduction Notice	20
Reduction Right	20
REIT	35
Renovations	89
Rent	21
rentable square feet	7
RSF	1
Ruling	19
Second Expansion Space	8
Second Rebuttals	18
Security Deposit Laws	74
Service Provider	35
South Financial District	15
Space Plan Allowance	3
Space Plan Delivery Date	4
Specifications	3
Standard Improvement Package	3
Statement	28
Subject Space	57
Substantial Completion	9
Summary	1
Superior Right Holders	11
Tax Expenses	26
Telecommunications Equipment	37
Tenant	1
Tenant Energy Use Disclosure	91

[535 Mission Street]
(v)	[TRULIA, INC.]

Page(s)

Tenant Improvement Allowance	2
Tenant Improvement Allowance Items	2
Tenant Improvements	2
Tenant Parties	52
Tenant Party	52
Tenant Work Letter	5
Tenant’s Property	48
Tenant’s Agents	43
Tenant’s Exterior Signage	78
Tenant’s Initial Statement	19
Tenant’s Rebuttal Statement	19
Tenant’s Share	28
Tenant’s Subleasing Costs	60
Time Deadlines	6
Transfer	57
Transfer Notice	57
Transfer Premium	60
Transferee	57
Transferee’s Rent	59
Transfers	57
Unused L-C Proceeds	74

[535 Mission Street]
(vi)	[TRULIA, INC.]